Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration File No.: 333-177891-01 Date May 25, 2012

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,103,937,066

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$864,905,000

(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2012-C7

as Issuing Entity

RBS Commercial Funding Inc.

as Depositor

The Royal Bank of Scotland

Wells Fargo Bank, National Association

Basis Real Estate Capital II, LLC

Liberty Island Group I LLC

C-III Commercial Mortgage LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2012-C7

May 25, 2012

RBS	WELLS FARGO SECURITIES

Co-Lead Manager and	Co-Lead Manager and

Co-Bookrunner	Co-Bookrunner

Deutsche Bank Securities

Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of RBS Securities Inc. (“RBSSI”), Wells Fargo Securities, LLC (“WFS”), Deutsche Bank Securities Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

RBS is a trade name for the investment banking business of RBSSI. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates. Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates. RBSSI is a member of SIPC, FINRA and the NYSE.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC, and Wells Fargo Bank, National Association.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Certificate Structure

I.	Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass- Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$189,518,000	30.000%	(7)	5.39	7/2012 – 12/2021	42.6%	17.1%
A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$493,237,000	30.000%	(7)	9.84	12/2021 – 6/2022	42.6%	17.1%
A-S	AAA(sf)/AAA(sf)/Aaa(sf)	$82,796,000	22.500%	(7)	9.96	6/2022 – 6/2022	47.1%	15.4%
B	AA(sf)/AA(sf)/Aa2(sf)	$57,956,000	17.250%	(7)	9.96	6/2022 – 6/2022	50.3%	14.4%
C	A(sf)/A(sf)/A2(sf)	$41,398,000	13.500%	(7)	9.96	6/2022 – 6/2022	52.6%	13.8%

	Non-Offered Certificates
X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$855,551,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	NR/NR/Ba3(sf)	$248,386,065(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
A-FL	AAA(sf)/AAA(sf)/Aaa(sf)(12)	$90,000,000(13)	30.000%	LIBOR plus(14)	9.46	12/2021 – 12/2021	42.6%	17.1%
D	BBB+(sf)/BBB+(sf)/Baa1(sf)	$27,598,000	11.000%	(7)	9.96	6/2022 – 6/2022	54.1%	13.4%
E	BBB-(sf)/BBB-(sf)/Baa3(sf)	$48,298,000	6.625%	(7)	9.96	6/2022 – 6/2022	56.8%	12.8%
F	BB(sf)/BB(sf)/Ba2(sf)	$19,319,000	4.875%	(7)	9.96	6/2022 – 6/2022	57.8%	12.6%
G	B(sf)/B(sf)/B2(sf)	$19,319,000	3.125%	(7)	9.96	6/2022 – 6/2022	58.9%	12.3%
H	NR/NR/NR	$34,498,065	0.000%	(7)	9.96	6/2022 – 6/2022	60.8%	11.9%

Notes:

(1)

The expected ratings presented are those of Fitch, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the rated offered certificates. One or more other nationally recognized statistical ratings organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical ratings organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Other Rating Agencies May Have Assigned Different Ratings to the Certificates and Ratings of the Certificates Reflect only the views of the Applicable Rating Agencies as of the Date of such Ratings were Issued; Ratings May Affect ERISA Eligibility; Ratings May be Downgraded” in the free writing prospectus, dated May 29, 2012 (the “Free Writing Prospectus”).

(2)

The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)

The approximate initial credit support with respect to the Class A-1, A-2 and A-FL Certificates represents the approximate credit enhancement for the Class A-1, A-2 and A-FL Certificates in the aggregate. No class of certificates will provide any credit support to the Class A-FL certificates in respect of any default or termination under the related interest rate swap contract.

(4)

Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex D to the Free Writing Prospectus.

(5)

The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2 and A-FL Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates senior to such class by the aggregate appraised value of $1,815,800,124 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans. The Certificate Principal to Value Ratios for each of the Class A-1, A-2 and A-FL Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2 and A-FL Certificates by such aggregate appraised value. However, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)

The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2 and A-FL Certificates) is calculated by dividing the underwritten net operating income for the mortgage pool of $131,911,805 (calculated as described in the Free Writing Prospectus) by the aggregate certificate balance of such class of certificates and all classes of certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each of the Class A-1, A-2 and A-FL Certificates is calculated by dividing such mortgage pool underwritten net operating income by the aggregate principal balance of the Class A-1, A-2 and A-FL Certificates. However, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(7)

The pass-through rates for the Class A-1, A-2, A-S, B, C, D, E, F, G and H Certificates and the Class A-FX Regular Interest in each case will be one of the following: (i) a fixed rate per annum, (ii) the WAC Rate (as defined in the Free Writing Prospectus) for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related distribution date or (iv) a variable rate per annum equal to the WAC Rate for the related distribution date minus a specified percentage.

(8)

The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2 and A-S Certificates and the Class A-FX Regular Interest outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(9)

The pass-through rate for the Class X-A Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2 and A-S Certificates and the Class A-FX Regular Interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(10)

The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B, C, D, E, F, G and H Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(11)

The pass-through rate for the Class X-B Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B, C, D, E, F, G and H Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(12)

The ratings assigned to the Class A-FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the applicable pass-through rate for the Class A-FX Regular Interest. The ratings of Fitch, KBRA and Moody’s do not address any shortfalls or delays in payment that investors in the Class A-FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-FL Certificates from a floating interest rate to a fixed rate. See “Ratings” in the Private Placement Memorandum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Certificate Structure

(13)

The Class A-FL Certificates will evidence an indirect interest in a grantor trust that includes the Class A-FX Regular Interest and an interest rate swap contract. Under some circumstances, holders of the Class A-FL Certificates may exchange all or a portion of their certificates for a like principal amount of “Class A-FX” Certificates having the same pass-through rate as the Class A-FX Regular Interest. The aggregate principal balance of the Class A-FL Certificates may be adjusted from time to time as a result of such an exchange. The aggregate principal balance of the Class A-FX Certificates and Class A-FL Certificates will at all times equal the aggregate principal balance of the Class A-FX Regular Interest.

(14)

The pass-through rate applicable to the Class A-FL Certificates on each distribution date will be a per annum rate equal to LIBOR plus a specified percentage; provided, however, that under certain circumstances (generally involving a default or termination under the related interest rate swap contract), the pass-through rate applicable to the Class A-FL Certificates may convert to a fixed rate equal to the applicable pass-through rates on the Class A-FX Regular Interest. The initial LIBOR rate will be determined two LIBOR business days prior to the Closing Date, and subsequent LIBOR rates for the Class A-FL Certificates will be determined two LIBOR business days before the start of the related interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Transaction Highlights

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
The Royal Bank of Scotland(1)	16	21	$493,284,870	44.7%
Wells Fargo Bank, National Association	19	20	393,417,731	35.6%
Basis Real Estate Capital II, LLC	6	15	91,000,000	8.2%
Liberty Island Group I LLC	5	5	65,300,417	5.9%
C-III Commercial Mortgage LLC	15	19	60,934,048	5.5%

Total	61	80	$1,103,937,066	100.0%

(1)

The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for the deposit into the trust by The Royal Bank of Scotland: (a) eleven (11) mortgage loans, having an aggregate cut-off date principal balance of $367,093,394 and representing 33.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold for deposit into the trust only by The Royal Bank of Scotland plc and (b) five (5) mortgage loans, having an aggregate cut-off date principal balance of $126,191,476 and representing 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are being sold for the deposit into the trust only by RBS Financial Products Inc.

Loan Pool:

Cut-off Date Balance:	$1,103,937,066
Number of Mortgage Loans:	61
Average Cut-off Date Balance per Mortgage Loan:	$18,097,329
Number of Mortgaged Properties:	80
Average Cut-off Date Balance per Mortgaged Property(1):	$13,799,213
Weighted Average Mortgage Interest Rate:	4.957%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	62.6%
Weighted Average Original Term to Maturity (months):	120
Weighted Average Remaining Term to Maturity (months):	118
Weighted Average Original Amortization Term (months)(2):	344
Weighted Average Remaining Amortization Term (months)(2):	341
Weighted Average Seasoning (months):	3

(1) Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised  values or the allocated loan amounts or property-specific release prices set forth in related loan documents. With respect to  Northridge Fashion Center and Town Center at Cobb, loan-to-value ratio, debt service coverage ratio and debt yield calculations  include the related pari passu companion loan unless otherwise stated.

(2) Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.82x
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):	12.0%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	62.5%
Weighted Average Balloon Loan-to-Value Ratio(1):	52.1%
% of Mortgage Loans with Additional Subordinate Debt:	0.0%
% of Mortgage Loans with Single Tenants(2):	4.7%

(1) With respect to Northridge Fashion Center and Town Center at Cobb, loan-to-value ratio, debt service coverage ratio and debt yield  calculations include the related pari passu companion loan unless otherwise stated.

(2) Excludes mortgage loans that are secured by multiple single-tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Cut-off Date Balance, 88.6% of the mortgage pool (59 mortgage loans) has scheduled amortization, as follows:

67.7% (54 mortgage loans) requires amortization during the entire loan term

20.9% (5 mortgage loans) provides for an interest-only period followed by an amortization period

Interest-Only: Based on the Cut-off Date Balance, 11.4% of the mortgage pool (2 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for the two mortgage loans is 49.0% and 3.67x, respectively.

Hard Lockboxes: Based on the Cut-off Date Balance, 65.3% of the mortgage pool (25 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	80.0% of the pool
Insurance Premiums:	42.1% of the pool
Capital Replacements:	80.0% of the pool
TI/LC:	67.6% of the pool*
* The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail and industrial properties.

Call Protection/Defeasance: Based on the Cut-off Date Balance, the mortgage pool has the following call protection and defeasance features:

94.4% of the mortgage pool (57 mortgage loans) features a lockout period, then defeasance only until an open period

5.6% of the mortgage pool (4 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period

Please refer to Annex A to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Issue Characteristics

III.	Issue Characteristics

Securities Offered:	$864,905,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of five classes (Classes A-1, A-2, A-S, B and C), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:	The Royal Bank of Scotland (“RBS”); Wells Fargo Bank, National Association (“WFB”); Basis Real Estate Capital II, LLC (“Basis”); Liberty Island Group I LLC (“LIG I”) and C-III Commercial Mortgage LLC (“CIIICM”).

Co-lead Bookrunning Managers:	RBS Securities Inc. and Wells Fargo Securities, LLC

Co-Manager:	Deutsche Bank Securities Inc.

Rating Agencies:	Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Torchlight Loan Services, LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Deutsche Bank Trust Company Americas

Trust Advisor:	TriMont Real Estate Advisors, Inc.

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in June 2012 (or, in the case of any mortgage loan that has its first due date in July 2012, the date that would have been its due date in June 2012 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about June 28, 2012.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in July 2012.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in July 2012.

Rated Final Distribution Date:	The Distribution Date in June 2045.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$25,000 for each Class of Offered Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:	The Certificate Administrator will generally be required to make distribution date settlements, CREFC reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg L.P., Trepp LLC, Intex Solutions, Inc., Markit Group Limited and BlackRock Financial Management Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Property Type	Number of SF, Rooms or Units	Cut-off Date Balance Per SF, Room or Unit ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
WFB	Northridge Fashion Center	Northridge	CA	1 / 1	$157,444,111	14.3%	Retail	643,564	$384	66.9%	55.1%	1.40	x	9.7%
RBS	Town Center at Cobb	Kennesaw	GA	1 / 1	130,000,000	11.8	Retail	559,940	357	62.1	53.4	1.54		10.0
RBS	Florence Mall	Florence	KY	1 / 1	90,000,000	8.2	Retail	384,111	234	56.7	56.7	2.97		13.2
WFB	Hutchinson Metro Center – Tower I	Bronx	NY	1 / 1	67,928,586	6.2	Office	284,979	238	69.5	57.3	1.43		9.9
RBS	Puente Hills East	City of Industry	CA	1 / 1	65,000,000	5.9	Retail	401,170	162	57.3	52.4	1.66		10.7
WFB	Fashion Square	Saginaw Township	MI	1 / 1	42,000,000	3.8	Retail	446,288	94	62.2	45.9	2.19		16.3
RBS	Kana Hotel Portfolio II	Various	Various	1 / 4	38,443,862	3.5	Hospitality	478	80,426	59.4	45.0	1.70		13.9
RBS	167 East 61st Street	New York	NY	1 / 1	35,500,000	3.2	Multifamily	150	236,667	29.6	29.6	5.45		24.1
WFB	Isola Bella	Oklahoma City	OK	1 / 1	33,966,123	3.1	Multifamily	851	39,913	68.3	56.7	1.44		10.4
LIG I	HSN Cornerstone	West Chester	OH	1 / 1	30,600,000	2.8	Industrial	970,168	32	58.8	48.0	1.71		12.4
Top Three Total / Weighted Average				3 / 3	$377,444,111	34.2%				62.8%	54.9%	1.82	x	10.6%
Top Five Total / Weighted Average				5 / 5	$510,372,697	46.2%				63.0%	54.9%	1.75	x	10.5%
Top Ten Total / Weighted Average				10 / 13	$690,882,683	62.6%				61.1%	52.3%	1.95	x	11.9%
(1)

With respect to Northridge Fashion Center and Town Center at Cobb, Cut-off Date Balance per sf, rooms or units, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

B.	Summary of Pari Passu Split Loan Structures

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Group	Current Master Servicer for Securitized Note	Current Special Servicer for Securitized Note
Northridge Fashion Center	WFB	$157,444,111	WFRBS 2012-C7	Yes	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC
	WFB	$89,546,338	(1)	No	N/A	N/A
Town Center at Cobb	RBS	$130,000,000	WFRBS 2012-C7	Yes	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC
	RBS	$70,000,000	(1)	No	N/A	N/A
(1)	WFB is the holder of the Northridge Fashion Center related pari passu companion loan. RBS is the holder of the Town Center at Cobb related pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Characteristics of the Mortgage Pool

C.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name or Mortgaged Property	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Previous Securitization
1	WFB	Northridge Fashion Center	Northridge	CA	Retail	$157,444,111	14.3%	GSMS 2001-GL3A
2	RBS	Town Center at Cobb	Kennesaw	GA	Retail	130,000,000	11.8	MLMT 2007-C1
3	RBS	Florence Mall	Florence	KY	Retail	90,000,000	8.2	CD 2005-CD1
6	WFB	Fashion Square	Saginaw Township	MI	Retail	42,000,000	3.8	CSFB 2002-CP5
8	RBS	167 East 61st Street	New York	NY	Multifamily	35,500,000	3.2	MLMT 2003-KEY1
10	LIG I	HSN Cornerstone	West Chester	OH	Industrial	30,600,000	2.8	JPMCC 2005-LDP1
11	Basis	270 Peachtree Street	Atlanta	GA	Office	27,250,000	2.5	LBUBS 2000-C3
13.02	Basis	Greene Plaza	Waynesburg	PA	Retail	7,930,000	0.7	GMACC 2003-C2
14	RBS	Parkway Irvine	Irvine	CA	Office	18,500,000	1.7	BSCMS 2002-TOP8
15.01	Basis	Bear Creek Meadows Phase I	Petoskey	MI	Multifamily	6,250,000	0.6	MLCFC 2007-6
24	RBS	Crossroads Towne Center	Gilbert	AZ	Retail	11,400,000	1.0	Various(2)
27	CIIICM	Meridian Village	Bellingham	WA	Retail	9,854,052	0.9	BSCMS 2007-PWR16
29	LIG I	North Park Shopping Center	Midland	TX	Retail	9,200,000	0.8	JPMCC 2003-LN1
31	WFB	STORExpress	Pittsburgh	PA	Self Storage	8,300,000	0.8	LBCMT 2007-3
33	RBS	Figueroa & Patrice	Gardena	CA	Industrial	7,982,357	0.7	SMB7 2001-C2
34	CIIICM	Phoenix MHP Portfolio	Apache Junction	AZ	Manufactured Housing Community	7,650,000	0.7	JPMCC 2006-LDP8
37	WFB	Mini U Storage - Columbia	Columbia	MD	Self Storage	6,992,735	0.6	WBCMT 2002-C1
42	CIIICM	Winn-Dixie	Meridian	MS	Retail	4,100,000	0.4	JPMCC 2001-CIBC2
43	LIG I	Courtyard at Midland Park	Midland	TX	Retail	4,035,492	0.4	MSC 2003-IQ5
44	CIIICM	Riverfront Place	Pittsburgh	PA	Office	3,750,000	0.3	LBUBS 2008-C1
51	CIIICM	Merrifield Plaza	Mishawaka	IN	Retail	2,516,513	0.2	JPMCC 2002-CIBC5
60	CIIICM	Shady Oaks & Village MHC	Stephenville	TX	Manufactured Housing Community	1,550,000	0.1	JPMCC 2002-C1
Total						$465,361,150	42.2%
(1)

The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	The debt on portions of the mortgaged property was securitized in two separate transactions: LBUBS 2005-C3 and CGCMT 2007-C6.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Characteristics of the Mortgage Pool

D.	Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)(1)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	28	$632,749,487	57.3%	63.3%	53.6%	1.76	x	11.2%	10.6%	4.822%
Regional Mall	4	419,444,111	38.0	62.8	54.0	1.86		11.2	10.7	4.774
Anchored	14	177,560,491	16.1	63.7	53.3	1.57		11.1	10.2	4.861
Unanchored	3	19,184,393	1.7	69.0	52.9	1.40		10.9	10.2	5.451
Shadow Anchored	6	11,660,492	1.1	65.7	45.5	1.64		13.4	11.9	4.927
Single Tenant	1	4,900,000	0.4	66.2	54.2	1.53		10.1	9.7	4.850
Office	8	146,713,790	13.3	67.2	55.7	1.49		10.7	9.7	5.040
CBD	3	108,150,592	9.8	68.9	56.7	1.47		10.4	9.5	5.036
Suburban	4	31,496,627	2.9	61.9	52.3	1.57		11.2	10.0	4.907
Medical	1	7,066,572	0.6	65.4	56.0	1.45		12.1	10.2	5.680
Hospitality	12	122,566,110	11.1	60.1	45.8	1.75		14.6	13.0	5.457
Limited Service	9	73,677,697	6.7	62.1	46.0	1.77		15.0	13.3	5.455
Full Service	3	48,888,413	4.4	57.1	45.5	1.73		13.9	12.4	5.461
Multifamily	6	93,526,123	8.5	53.2	45.3	2.98		15.7	15.1	4.854
Cooperative	1	35,500,000	3.2	29.6	29.6	5.45		24.1	23.8	4.308
Multifamily	1	33,966,123	3.1	68.3	56.7	1.44		10.4	9.5	5.270
Garden	4	24,060,000	2.2	66.6	52.3	1.52		11.0	10.3	5.071
Self Storage	14	47,959,768	4.3	63.3	52.6	1.71		11.7	11.4	5.233
Self Storage	14	47,959,768	4.3	63.3	52.6	1.71		11.7	11.4	5.233
Industrial	3	44,252,357	4.0	61.0	50.2	1.63		11.9	10.4	4.916
Distribution/Office/Retail	1	30,600,000	2.8	58.8	48.0	1.71		12.4	10.7	4.750
Flex	2	13,652,357	1.2	65.8	55.3	1.44		10.9	9.6	5.288
Manufactured Housing Community	9	16,169,430	1.5	62.5	51.1	1.61		11.7	11.4	5.590
Manufactured Housing Community	9	16,169,430	1.5	62.5	51.1	1.61		11.7	11.4	5.590
Total/Weighted Average	80	$1,103,937,066	100.0%	62.5%	52.1%	1.82	x	12.0%	11.1%	4.957%
(1)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents). With respect to Northridge Fashion Center and Town Center at Cobb, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Characteristics of the Mortgage Pool

E.	Geographic Distribution*

Location(1)	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)(2)	% of Cut- off Date Balance	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	9	$304,363,895	27.6%	63.1%	53.4%	1.50	x	10.5%	9.9%	5.006%
Southern	6	279,793,040	25.3	63.2	53.5	1.49		10.3	9.6	4.954
Northern	3	24,570,855	2.2	62.0	51.7	1.72		13.4	12.5	5.598
Georgia	3	159,150,000	14.4	63.2	53.9	1.53		10.1	9.7	4.795
New York	4	118,028,586	10.7	56.6	47.7	2.65		14.3	13.8	4.836
Texas	21	93,704,922	8.5	67.8	51.5	1.59		12.9	11.8	5.396
Kentucky	1	90,000,000	8.2	56.7	56.7	2.97		13.2	12.5	4.150
Other States(3)	42	338,689,662	30.7	63.7	50.6	1.70		12.7	11.6	5.124
Total/ Weighted Average	80	$1,103,937,066	100.0%	62.5%	52.1%	1.82	x	12.0%	11.1%	4.957%

* The Mortgaged Properties are located in 25 states.

(1)

For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents). With respect to Northridge Fashion Center and Town Center at Cobb, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(3)	Includes 20 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Characteristics of the Mortgage Pool

F.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1,496,253 – 2,000,000	8	$14,169,430	1.3%
2,000,001 – 3,000,000	5	12,446,513	1.1
3,000,001 – 4,000,000	5	17,001,793	1.5
4,000,001 – 5,000,000	4	17,530,788	1.6
5,000,001 – 6,000,000	1	5,670,000	0.5
6,000,001 – 7,000,000	2	13,042,735	1.2
7,000,001 – 8,000,000	5	38,182,602	3.5
8,000,001 – 9,000,000	2	17,300,000	1.6
9,000,001 – 10,000,000	3	28,791,115	2.6
10,000,001 – 15,000,000	10	123,819,406	11.2
15,000,001 – 20,000,000	4	74,050,000	6.7
20,000,001 – 30,000,000	2	51,050,000	4.6
30,000,001 – 50,000,000	5	180,509,986	16.4
50,000,001 – 70,000,000	2	132,928,586	12.0
70,000,001 – 90,000,000	1	90,000,000	8.2
110,000,001 – 130,000,000	1	130,000,000	11.8
150,000,001 – 157,444,111	1	157,444,111	14.3
Total:	61	$1,103,937,066	100.0%
Average:	$18,097,329

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO

Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.35 – 1.40	1	$4,100,000	0.4%
1.41 – 1.50	7	200,276,494	18.1
1.51 – 1.60	10	288,556,446	26.1
1.61 – 1.70	16	137,742,923	12.5
1.71 – 1.80	5	81,566,572	7.4
1.81 – 1.90	3	57,150,000	5.2
1.91 – 2.00	8	115,944,481	10.5
2.01 – 2.10	1	1,998,177	0.2
2.11 – 2.20	3	31,321,954	2.8
2.21 – 2.30	1	4,035,492	0.4
2.31 – 2.40	2	45,555,167	4.1
2.41 – 2.50	1	6,992,735	0.6
2.61 – 3.00	1	3,196,627	0.3
3.01 – 5.45	2	125,500,000	11.4
Total:	61	$1,103,937,066	100.0%
Weighted Average:	1.94x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO

Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.26 – 1.30	2	$18,072,989	1.6%
1.31 – 1.40	3	180,728,505	16.4
1.41 – 1.50	18	258,659,204	23.4
1.51 – 1.60	12	182,316,737	16.5
1.61 – 1.70	9	181,030,868	16.4
1.71 – 1.80	4	58,537,063	5.3
1.81 – 1.90	3	15,542,399	1.4
1.91 – 2.00	3	16,440,864	1.5
2.01 – 2.10	2	14,919,076	1.4
2.11 – 2.20	1	42,000,000	3.8
2.41 – 2.50	2	10,189,362	0.9
2.61 – 3.00	1	90,000,000	8.2
3.01 – 5.45	1	35,500,000	3.2
Total/Weighted Average:	61	$1,103,937,066	100.0%
Weighted Average:	1.82x

LOAN PURPOSE (2)

Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Refinance	56	$1,026,191,077	93.0%
Acquisition	4	59,345,988	5.4
Various	1	18,400,000	1.7
Total:	61	$1,103,937,066	100.0%
(2)

With respect to the Bear Creek Portfolio, Bear Creek Meadows Phase I was an acquisition as the borrower re-acquired the property by exercising its right of redemption after such Mortgaged Property had been foreclosed upon, while Bear Creek Meadows Phase II and Bear Creek Crossings were each a refinance. Please refer to Annex A for further details.

MORTGAGE RATE

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
4.150 – 4.500	3	$190,500,000	17.3%
4.501 – 5.000	15	351,487,428	31.8
5.001 – 5.500	27	469,867,493	42.6
5.501 – 6.000	14	77,664,992	7.0
6.001 – 6.500	2	14,417,153	1.3
Total:	61	$1,103,937,066	100.0%
Weighted Average:	4.957%

UNDERWRITTEN NOI DEBT YIELD

Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
9.7 – 9.9	4	$245,672,697	22.3%
10.0 – 10.9	19	375,806,652	34.0
11.0 – 11.9	11	73,480,000	6.7
12.0 – 12.9	8	92,200,386	8.4
13.0 – 13.9	8	180,979,354	16.4
14.0 – 14.9	3	19,227,176	1.7
16.0 – 16.9	3	50,488,989	4.6
17.0 – 17.9	1	10,909,118	1.0
18.0 – 18.9	2	6,751,793	0.6
19.0 – 19.9	1	12,920,900	1.2
20.0 – 24.1	1	35,500,000	3.2
Total:	61	$1,103,937,066	100.0%
Weighted Average:	12.0%

UNDERWRITTEN NCF DEBT YIELD

Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
8.9	2	$32,472,989	2.9%
9.0 – 9.9	15	503,389,624	45.6
10.0 – 10.9	20	230,820,314	20.9
11.0 – 11.9	5	33,981,513	3.1
12.0 – 12.9	9	174,966,586	15.8
13.0 – 13.9	2	13,292,230	1.2
14.0 – 14.9	1	1,998,177	0.2
15.0 – 15.9	3	54,405,372	4.9
16.0 – 16.9	2	10,189,362	0.9
17.0 – 17.9	1	12,920,900	1.2
20.0 – 23.8	1	35,500,000	3.2
Total:	61	$1,103,937,066	100.0%
Weighted Average:	11.1%

(1)

Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in related loan documents. With respect to Northridge Fashion Center and Town Center at Cobb, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY

Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
60	1	$9,854,052	0.9%
61 – 84	1	7,991,737	0.7
85 – 120	58	928,647,165	84.1
121 – 128	1	157,444,111	14.3
Total:	61	$1,103,937,066	100.0%
Weighted Average:	120

REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
59 – 60	1	$9,854,052	0.9%
61 – 84	1	7,991,737	0.7
85 – 120	59	1,086,091,277	98.4
Total:	61	$1,103,937,066	100.0%
Weighted Average:	118

ORIGINAL AMORTIZATION TERM(1)

Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Non-Amortizing	2	$125,500,000	11.4%
180 – 240	3	35,020,900	3.2
241 – 300	16	182,467,370	16.5
301 – 360	40	760,948,796	68.9
Total:	61	$1,103,937,066	100.0%
Weighted Average:*	344

*	Excludes the non-amortizing loans.
(1)

The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

REMAINING AMORTIZATION TERM(2)

Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Non-Amortizing	2	$125,500,000	11.4%
180 – 240	3	35,020,900	3.2
241 – 300	16	182,467,370	16.5
301 – 360	40	760,948,796	68.9
Total:	61	$1,103,937,066	100.0%
Weighted Average:*	341

*	Excludes the non-amortizing loans.
(2)

The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

LOCKBOXES

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Hard/Springing Cash Management	23	$709,190,519	64.2%
Soft/Springing Cash Management	13	255,938,182	23.2
None	17	101,451,626	9.2
Springing (Without Established Account)	5	21,640,167	2.0
Hard/Upfront Cash Management	2	11,966,572	1.1
Springing (With Established Account)	1	3,750,000	0.3
Total:	61	$1,103,937,066	100.0%

PREPAYMENT PROVISION SUMMARY

Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance

Lockout/Defeasance/Open	57	$1,042,608,889	94.4%
Lockout/YM%/Open	4	61,328,177	5.6
Total:	61	$1,103,937,066	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
29.6 – 30.0	1	$35,500,000	3.2%
30.1 – 35.0	1	6,992,735	0.6
40.1 – 45.0	1	3,555,167	0.3
45.1 – 50.0	1	1,496,253	0.1
50.1 – 55.0	2	31,291,936	2.8
55.1 – 60.0	6	238,149,607	21.6
60.1 – 65.0	19	309,985,488	28.1
65.1 – 70.0	21	414,573,838	37.6
70.1 – 75.0	8	48,419,052	4.4
75.1 – 76.6	1	13,972,989	1.3
Total:	61	$1,103,937,066	100.0%
Weighted Average:	62.5%

BALLOON LOAN-TO-VALUE RATIO

Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
28.3 – 30.0	3	46,592,735	4.2%
30.1 – 35.0	1	3,555,167	0.3
35.1 – 40.0	1	1,496,253	0.1
40.1 - 45.0	4	76,856,698	7.0
45.1 – 50.0	10	146,517,808	13.3
50.1 – 55.0	19	321,756,694	29.1
55.1 – 60.0	17	467,619,669	42.4
60.1 – 65.0	5	29,687,989	2.7
65.1 – 66.6	1	9,854,052	0.9
Total:	61	$1,103,937,066	100.0%
Weighted Average:	52.1%

AMORTIZATION TYPE

Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Amortizing Balloon	53	$733,294,076	66.4%
Interest-only, Amortizing Balloon	5	231,170,000	20.9
Interest-only, Balloon	2	125,500,000	11.4
Amortizing ARD	1	13,972,989	1.3
Total:	61	$1,103,937,066	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS*

IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
12	1	$5,670,000	0.5%
13 – 24	2	148,500,000	13.5
25 – 36	1	12,000,000	1.1
49 – 60	1	65,000,000	5.9
Total:	5	$231,170,000	20.9%
Weighted Average:	34

*	Excludes non-amortizing loans and amortizing loans that do not provide for a partial interest-only period.

SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
0	34	$482,515,000	43.7%
1 – 3	24	446,002,264	40.4
4 – 6	1	10,909,118	1.0
13 – 18	2	164,510,683	14.9
Total:	61	$1,103,937,066	100.0%
Weighted Average:	3

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Certain Terms and Conditions

V.	Certain Terms and Conditions

Interest Entitlements:

The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without special servicer consent) on non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at three basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall will be added to its interest entitlement for the next succeeding Distribution Date. Interest entitlements on the Class E, D, C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses.

Principal Distribution Amount:

The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any nonrecoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Nonrecoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss to the Class E, D, C, B and A-S Certificates, then to the Class A-1 and A-2 Certificates and Class A-FX Regular Interest (with any losses on the Class A-1 and A-2 Certificates and Class A-FX Regular Interest allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B, C, D and E Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.

Distributions:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.        Class A-1, A-2, X-A and X-B Certificates and Class A-FX Regular Interest: To interest on the Class A-1, A-2, X-A and X-B Certificates and the Class A-FX Regular Interest, pro rata, according to their respective interest entitlements.

2.        Class A-1 and A-2 Certificates and Class A-FX Regular Interest: To principal on the Class A-1 and A-2 Certificates and Class A-FX Regular Interest in the following amounts and order of priority: (i) first, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the Principal Distribution Amount for such Distribution Date; (ii) second, to principal on the Class A-FX Regular Interest (and, therefore, to the holders of the Class A-FX and Class A-FL Certificates) until its Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates other than the Class A-1 and A-2 Certificates and Class A-FX Regular Interest has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1 and A-2 Certificates and Class A-FX Regular Interest remain outstanding, then the Principal Distribution Amount will be distributed on the Class A-1 and A-2 Certificates and Class A-FX Regular Interest, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.        Class A-1 and A-2 Certificates and Class A-FX Regular Interest: To reimburse the holders of the Class A-1 and A-2 Certificates and Class A-FX Regular Interest (and, therefore, to the holders of the Class A-FX and A-FL Certificates), pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Certain Terms and Conditions

4.        Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1 and A-2 Certificates and Class A-FX Regular Interest), to principal on Class A-S Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

5.        Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-S Certificates and Class A-FX Regular Interest), to principal on Class B Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

6.        Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-S and B Certificates and Class A-FX Regular Interest), to principal on Class C Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

7.        After the Class A-1, A-2, A-S, B and C Certificates and Class A-FX Regular Interest are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class D, E, F, G and H Certificates sequentially in that order in a manner analogous to the Class C Certificates.

8. Amounts distributed in respect of the Class A-FX Regular Interest will generally be allocated between the Class A-FX and A-FL Certificates in accordance with their class percentage interests.

Allocation of Yield Maintenance and Prepayment Premiums:

If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between the (x) the group (the “YM Group A”) of the Class A-1, A-2, A-S and X-A Certificates and the Class A-FX Regular Interest, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of the Class B, C, D, E and X-B Certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group for that distribution date, and (2) among the classes of certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions will be distributed to the Class X-A and/or Class X-B Certificates, as applicable, in such YM Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Certain Terms and Conditions

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class F, G, H, V or R Certificates. The holders of the Class X-B Certificates will be entitled to all prepayment premiums and yield maintenance charges collected after the Class A-1, A-2, A-S, B, C, D and E Certificates and Class A-FX Regular Interest (and, therefore, the Class A-FX and Class A-FL Certificates) are retired. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus. See also “Risk Factors – Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus attached to the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Principal Balances of the Class A-1, A-2, A-S, B, C, D, E, F, G and H Certificates and the Class A-FX Regular Interest (and, therefore, the Class A-FX and Class A-FL Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class H; second, to Class G; third, to Class F; fourth, to Class E; fifth, to Class D; sixth, to Class C; seventh, to Class B; eighth, to Class A-S; and, finally, pro rata, to Classes A-1 and A-2 and the Class A-FX Regular Interest (and, therefore, to holders of the Class A-FX and the Class A-FL Certificates) based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Classes E, D, C and B Certificates) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class E, D, C, B, A-S, A-1 and A-2 Certificates and the Class A-FX Regular Interest (with any write-offs on the Class A-1 and A-2 Certificates and Class A-FX Regular Interest to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date). The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2 or A-S Certificates or Class A-FX Regular Interest as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B, C, D, E, F, G or H Certificates as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans, except to the extent they are deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, X-A and X-B Certificates and the Class A-FX Regular Interest would be affected on a pari passu basis).

Servicing Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Certain Terms and Conditions

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the Trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-S, B, C, D and E Certificates and Class A-FX Regular Interest (and, therefore, the Class A-FX and Class A-FL Certificates) have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B Certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:

Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, and then as a recovery of principal until all principal has been recovered. Any liquidation proceeds remaining thereafter will be applied as a recovery to delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.

Majority Subordinate Certificateholder and Subordinate Class Representative:

A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of: (a) during a “subordinate control period”, the most subordinate class among the Class F, G and H Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class F, G and H Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund”- The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods. A “subordinate control period” will exist when the Class F Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class. In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist when the Class F Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance. In general, during a collective consultation period, the Special Servicer will be required to consult with each of the subordinate class representative and the Trust Advisor in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist when either the Class F Certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance. In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the Northridge Fashion Center loan combination and the Town Center at Cobb loan combination, the rights of the subordinate class representative described above will be subject to the consultation rights of the holder of the related pari passu companion loan described under “Loan Combinations” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Certain Terms and Conditions

Replacement of Special Servicer by General Vote of Certificateholders:

During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:

Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative will have the right (at its expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class F, G or H Certificates will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans to the highest bidder in a manner generally similar to sales of REO properties. Subject to certain limitations set forth in the related intercreditor agreement, no mortgage loan in a loan combination may be sold unless that mortgage loan and the related pari passu companion loan are sold together as one whole loan. The sale of a defaulted loan for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor and, in the case of a loan combination, consultation rights of the holder of the related pari passu companion loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:

Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:

The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator. The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Certain Terms and Conditions

termination and replacement of the Trust Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect. The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-FX, A-FL, B, C, D and E Certificates are retired.

Certain Fee Offsets:

If a workout fee is earned by the Special Servicer following a loan default, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.

Deal Website:

The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that Torchlight Investors LLC, on behalf of one or more managed funds or accounts, will be the initial majority subordinate certificateholder.

Loan Combinations:

Each of the mortgaged properties identified on Annex A to the free writing prospectus as Northridge Fashion Center and the mortgaged property identified on Annex A to the free writing prospectus as Town Center at Cobb secures both a mortgage loan to be included in the trust fund and one other mortgage loan that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan. In each case, the entire group of mortgage loans, which we refer to herein as a “loan combination”, will be principally serviced under the pooling and servicing agreement. The servicing and administration of each loan combination will be conducted according to substantially the same provisions as apply to mortgage loans that are not included in a loan combination, except that the holder of the pari passu companion loan, or a representative thereof, will have rights to certain consultation rights with respect to the servicing of the loan combinations. As of the closing date, each of the Northridge Fashion Center pari passu companion loan and the Town Center at Cobb pari passu companion loan will be held by the related mortgage loan seller, which will reserve the right to sell the companion loan to a third party at any time (including securitizations).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE FASHION CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE FASHION CENTER

Northridge Fashion Center
9301 Tampa Avenue
Northridge, CA 91324
ANGELES NATIONAL FOREST
SANTA SUSANA MTS.
SANTA MONICA MTS.
Los Angeles
Northridge
Chatsworth
Chatsworth Reservoir
Granada Hills
Porter Ranch
Sylmar
San Fernando
Mission Hills
Panorama City
North Hills
Van Nuys
Van Nuys Airport
Reseda
Canoga Park
West Hills
Woodland Hills
Hidden Hills
Calabasas
Encino
Encino Reservoir
Sherman Oaks
Topanga State Park
Glenview
Box Canyon
LOS ANGELES COUNTY
VENTURA COUNTY
Cal. State University-Northridge
Pierce College
Westfield Topanga Mall
Sepulveda Dam Recreation Area
Bob Hope Airport 5 miles
Los Angeles Intl. Airport 16 miles
Ventura Fwy
Ronald Reagan Fwy
San Diego Fwy
Golden State Fwy
Foothill Fwy
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Northridge Fashion Center

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance(1):	$160,000,000
Cut-off Date Principal Balance(1):	$157,444,111
% of Initial Pool Balance:	14.3%

Loan Purpose:	Refinance

Borrower Name:	GGP Northridge Fashion Center, LP
Sponsor:	GGPLP Real Estate, Inc.
Mortgage Rate:	5.097%
Note Date:	April 1, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	December 1, 2021
IO Period:	None
Loan Term (Original):	128 months
Seasoning:	14 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(38),D(83),O(7)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu and Future Mezzanine

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(2)	$0	Springing	NAP
Insurance(3)	$0	Springing	NAP
Replacement Reserves(4)	$0	Springing	$161,976
TI/LC(5)	$169,192	Springing	$719,880
Sports Authority Holdback(6)	$6,279,384	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Regional Mall
Location:	Northridge, CA
Size:	643,564 SF
Cut-off Date Principal Balance Per Unit/SF(1):	$383.79

Year Built/Renovated:	1971/1998
Occupancy %(7):	90.4%
Occupancy % Source Date:	December 31, 2011
Title Vesting:	Fee
Property Manager:	Self-managed

3rd Most Recent NOI (As of):	$24,898,370(12/31/2009)
2nd Most Recent NOI (As of):	$23,862,383 (12/31/2010)
Most Recent NOI (As of):	$23,781,960(12/30/2011)

U/W Revenues:	$34,291,529
U/W Expenses:	$10,395,561
U/W NOI:	$23,895,969
U/W NCF:	$22,905,477
U/W NOI DSCR(1):	1.46x
U/W NCF DSCR(1):	1.40x
U/W NOI Debt Yield(1):	9.7%
U/W NCF Debt Yield(1):	9.3%
As-Is Appraised Value:	$369,000,000
As-Is Appraisal Valuation Date:	January 16, 2012
Cut-off Date LTV Ratio(1):	66.9%
LTV Ratio at Maturity or ARD(1):	55.1%

(1)

The Northridge Fashion Center Mortgage Loan Combination, totalling $251,000,000, is comprised of two pari passu loan components (Notes A-1 and A-2). Note A-1, (the “Northridge Fashion Center Mortgage Loan”), had an original balance of $160,000,000, has an outstanding principal balance as of the Cut-off Date of $157,444,111 and will be contributed to the WFRBS 2012-C7 Trust. Note A-2, (the “Northridge Fashion Center Pari Passu Companion Mortgage Loan”), had an original balance of $91,000,000 and is expected to be contributed to a future trust. All presented statistical information related to balances per square foot, LTV, DSCR, and debt yields are based on the Northridge Fashion Center Mortgage Loan Combination.

(2)	Monthly tax deposits are not required as long as no event of default has occurred and is continuing and the borrower has provided lender with proof of full payment within a timely manner.
(3)

Monthly insurance escrow requirements are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the mortgaged property is insured in accordance with the loan documents.

(4)

Monthly replacement reserve deposits are not required as long as no event of default has occurred or is continuing or the actual debt service coverage ratio for the Northridge Fashion Center Mortgage Loan Combination as defined in the loan documents for any trailing twelve-month period is not less than 1.25x.

(5)

Monthly TI/LC reserve deposits are not required as long as no event of default has occurred or is continuing or the actual debt service coverage ratio for the Northridge Fashion Center Mortgage Loan Combination as defined in the loan documents for any trailing twelve-month period is not less than 1.25x.

(6)	The borrower made an up-front deposit to pay for tenant improvements associated with the Sports Authority lease.
(7)

Occupancy includes Sports Authority, which represents 8.4% of the net rentable square feet and 3.4% of the underwritten base rent. The tenant executed a lease, but is not yet in occupancy. Occupancy does not include 32,889 square feet, which represents 5.1% of the net rentable square feet, leased to Walmart Neighborhood Market (“Walmart”). The terms of the Walmart lease agreement are contingent upon the City of Northridge’s (the “City”) approval of the intended use of the leased premises. Subsequent to receipt of the City’s approval, Walmart is thereafter afforded a 30-day diligence period during which Walmart may terminate its lease without penalty. As of the Cut-off Date, the City has yet to approve the lease and Walmart’s proposed rent was not included in Annual U/W Base Rent.

The Mortgage Loan. The mortgage loan (the “Northridge Fashion Center Mortgage Loan Combination”) is evidenced by a promissory note that is secured by a first mortgage encumbering a super regional mall located in Northridge, California (the “Northridge Fashion Center Property”). The Northridge Fashion Center Mortgage Loan Combination was originated on April 1, 2011 by Wells Fargo Bank, National Association. The Northridge Fashion Center Mortgage Loan Combination had an original balance of $251,000,000 and accrues interest at an interest rate of 5.097% per annum. The Northridge Fashion Center Mortgage Loan Combination had an initial term of 128 months, has a remaining term of 114 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The Northridge Fashion Center Mortgage Loan Combination matures on December 1, 2021. The Northridge Fashion Center Mortgage Loan Combination was bifurcated into two pari passu loan notes (Notes A-1 and A-2).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE FASHION CENTER

Note A-1 (the “Northridge Fashion Center Mortgage Loan”) had an original principal balance of $160,000,000, has an outstanding principal balance as of the Cut-off Date of $157,444,111 and Note A-2 (the “Northridge Fashion Center Pari Passu Companion Mortgage Loan”) had an original principal balance of $91,000,000. Note A-1, but not the related pari passu Note A-2, will be contributed to the WFRBS 2012-C7 Trust. The proceeds from the Northridge Fashion Center Mortgage Loan Combination were used to refinance existing debt on the Northridge Fashion Center Property of approximately $122.4 million that was securitized in GSMS 2001-GL3A, fund upfront reserves of approximately $6.4 million, pay closing costs of approximately $1.7 million and return approximately $120.4 million of equity to the sponsor.

Following the lockout period, the borrower has the right to defease the Northridge Fashion Center Mortgage Loan Combination in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Northridge Fashion Center Mortgage Loan Combination is prepayable without penalty on or after June 1, 2021.

The Property. The Northridge Fashion Center Property is a two-story super regional mall anchored by Macy’s, Macy’s Men’s & Home, JC Penney and Sears (none of which are part of the collateral) that contains approximately 1.5 million square feet of which 643,564 square feet secures the Northridge Fashion Center Mortgage Loan Combination. The Northridge Fashion Center Property is situated on 38.0 acres and was built in 1971 and substantially rebuilt after the 1994 Northridge earthquake. The Northridge Fashion Center Property was renovated and expanded in 1998, with the addition of a 10-screen stadium seating Pacific Theater among other in-line shops. Parking is provided by 7,067 surface spaces resulting in a parking ratio of 4.62 spaces per every 1,000 square feet of net rentable area. The mall’s mix of in-line tenants includes American Eagle, Banana Republic, Express, Hollister, the Disney Store and Coach. For year-end 2011, comparable in-line sales (tenants occupying less than 10,000 square feet) averaged $506 per square foot. In-line occupancy costs (tenants occupying less than 10,000 square feet) average 14.8% in 2011. As of December 31, 2011, the Northridge Fashion Center Property was 90.4% leased with no tenant comprising more than 5.6% of the total underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE FASHION CENTER

The following table presents certain information relating to the tenancies at the Northridge Fashion Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Sears	B+/B3/CCC+	267,933	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s	BBB/Baa3/BBB	189,650	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s Men’s & Home	BBB/Baa3/BBB	185,200	ANCHOR OWNED – NOT PART OF THE COLLATERAL
JC Penney	BB+/NR/BB-	181,660	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Junior Anchor Tenants - Collateral
Forever 21	NR/NR/NR	23,970	3.7%	$48.13	$1,153,676	5.6%	$277	16.2%	1/31/2021
Pacific Theatres	NR/NR/NR	51,000	7.9%	$15.50	$790,500	3.9%	(3)	30.6%	12/31/2013
Sports Authority(4)	NR/NR/B-	53,936	8.4%	$12.98	$700,089	3.4%	NAV	NAV	1/31/2022

Total Junior Anchor Tenants - Collateral		128,906	20.0%	$20.51	$2,644,265	12.9%

Major Tenants - Collateral
H&M	NR/NR/NR	19,455	3.0%	$30.13	$586,179	2.9%	$348	8.4%	1/31/2020(5)(6)
Apple	NR/NR/NR	7,571	1.2%	$56.17	$425,263	2.1%	$3,000	2.0%	1/31/2012(7)
Claim Jumper	NR/NR/NR	11,975	1.9%	$35.09	$420,203	2.1%	$468	9.0%	9/30/2018
Victoria’s Secret	BB+/Ba2/BB+	10,180	1.6%	$41.00	$417,380	2.0%	$699	9.7%	1/31/2017
Yard House	NR/NR/NR	10,779	1.7%	$35.36	$381,145	1.9%	NAV	NAV	11/30/2022
Old Navy	BBB-/Baa3/BB+	21,084	3.3%	$18.00	$379,512	1.9%	$327	6.1%	1/31/2015
Express	NR/NR/BB	10,862	1.7%	$32.77	$355,948	1.7%	$296	21.1%	1/31/2017
Gap/Gap Body	BBB-/Baa3/BB+	11,735	1.8%	$23.42	$274,834	1.3%	$158	29.7%	1/31/2016

Total Major Tenants – Collateral		103,641	16.1%	$31.27	$3,240,464	15.9%

Non-Major Tenants - Collateral		349,262	54.3%	$41.65	$14,547,011	71.2%

Occupied Collateral Total		581,809	90.4%	$35.12	$20,431,740	100.0%

Vacant Space		61,755	9.6%

Collateral Total		643,564	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the full-year ending December 31, 2011.
(3)	Pacific Theatres (10 screens) had sales of $311,945 per screen in the year ending December 31, 2011.
(4)	Sports Authority executed a lease and the sponsor already delivered the space and the tenant is expected to take occupancy in October, 2012.
(5)

If sales do not exceed $7.0 million in the fourth full lease year, the tenant may terminate the lease with 180 days notice. The fourth lease year begins January 1, 2013 and ends December 31, 2013. If the termination option is exercised, the tenant will be required to reimburse the landlord for any unamortized construction allowance. H&M reported year-end 2011 sales of $6.8 million.

(6)

If occupancy (leased and open for business) for the non-anchor square footage is less than 85%, H&M has the immediate option to pay rent of 6% of gross sales. Based on year-end 2011 sales, H&M’s annual rent would be $405,665 or $20.85 per square foot. If fewer than three anchor stores cease to remain open and operating for business or if occupancy for the non-anchor square footage is less than 85% and H&M was paying percentage rent for more than twelve months, H&M can terminate its lease immediately.

(7)	Apple’s lease expired on January 31, 2012, but Apple is still in occupancy while negotiating a potential lease extension.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE FASHION CENTER

The following table presents certain information relating to the lease rollover schedule at the Northridge Fashion Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	5,408	0.8%	5,408	0.8%	$77,759	0.4%	$14.38
2012	12	35,056	5.4%	40,464	6.3%	$883,255	4.3%	$25.20
2013	29	105,153	16.3%	145,617	22.6%	$3,067,530	15.0%	$29.17
2014	19	54,359	8.4%	199,976	31.1%	$1,588,722	7.8%	$29.23
2015	19	53,722	8.3%	253,698	39.4%	$2,424,473	11.9%	$45.13
2016	22	87,454	13.6%	341,152	53.0%	$3,346,072	16.4%	$38.26
2017	9	40,046	6.2%	381,198	59.2%	$1,621,489	7.9%	$40.49
2018	8	28,293	4.4%	409,491	63.6%	$1,236,263	6.1%	$43.70
2019	7	14,601	2.3%	424,092	65.9%	$1,084,871	5.3%	$74.30
2020	8	37,586	5.8%	461,678	71.7%	$1,352,541	6.6%	$35.99
2021	6	34,214	5.3%	495,892	77.1%	$1,982,661	9.7%	$57.95
2022	6	79,225	12.3%	575,117	89.4%	$1,502,707	7.4%	$18.97
Thereafter	1	6,692	1.0%	581,809	90.4%	$263,397	1.3%	$39.36
Vacant	0	61,755	9.6%	643,564	100.0%	$0	0.0%	$0.00
Total / Weighted Average	148	643,564	100.0%			$20,431,740	100.0%	$35.12

(1)	Information obtained from underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Northridge Fashion Center Property:

Historical Occupancy Percentages(1)

12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011
96%	96%	90%	83%	79%

	(1) Information obtained from borrower rent rolls.

Historical Average Base Rent (PSF)(1)

12/31/2009	12/31/2010	12/31/2011
$30.45	$30.05	$30.93

(1) The historical average base rent PSF calculations are based on borrower provided base rental income figures and total square footage of 643,564 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE FASHION CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Northridge Fashion Center Property:

Cash Flow Analysis

	2009	2010	2011	U/W	U/W $ per SF
Base Rent	$19,598,085	$19,336,807	$19,904,369	$20,431,740	$31.75
Grossed Up Vacant Space	0	0	0	1,997,749	3.10
Percentage Rent	522,713	608,900	754,375	754,375	1.17
Total Reimbursables	8,798,200	8,841,376	8,496,086	9,081,552	14.11
Other Income	4,699,635	4,206,407	4,023,862	4,023,862	6.25
Less Vacancy & Credit Loss	(282,890)	(360,451)	0	(1,997,749)	(3.10)

Effective Gross Income	$33,335,743	$32,633,040	$33,178,692	$34,291,529	$53.28

Total Operating Expenses	$8,437,373	$8,770,657	$9,396,732	$10,395,561	$16.15

Net Operating Income	$24,898,370	$23,862,383	$23,781,960	$23,895,969	$37.13

TI/LC	0	0	0	848,908	1.32
Capital Expenditures	0	0	0	141,584	0.22

Net Cash Flow	$24,898,370	$23,862,383	$23,781,960	$22,905,477	$35.59

NOI DSCR(1)	1.52x	1.46x	1.45x	1.46x
NCF DSCR(1)	1.52x	1.46x	1.45x	1.40x
NOI DY(1)	10.1%	9.7%	9.6%	9.7%
NCF DY (1)	10.1%	9.7%	9.6%	9.3%

(1)	DSCRs and debt yields are based on the Northridge Fashion Center Mortgage Loan Combination.

Appraisal. According to the appraisal dated January 26, 2012, the Northridge Fashion Center Property has an “as-is” appraised value of $369,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated March 21, 2011, a subsurface investigation of the Firestone outparcel was recommended to determine the presence or absence of soil and or groundwater contamination. The report also recommended the implementation of an O&M Program in order to safely manage the suspect asbestos containing materials located at the property.

While no Phase II testing was required in connection with loan origination, the Firestone Lease obligates the tenant to maintain the demised premises in compliance with all laws and ordinances relating to tenant’s use. In addition, the loan documents include an environmental indemnity from GGPLP Real Estate, Inc., which had a stated net worth, per their consolidated balance sheet, of approximately $3 billion and liquidity of approximately $27.2 million (including cash, short-term accounts receivable and notes receivable) as of December 31, 2010.

Market Overview and Competition. According to the appraisal, the Northridge Fashion Center Property is located in the northwest portion of Los Angeles County in the Northridge District of Los Angeles and is approximately 22 miles northwest of Los Angeles Central Business District. The population and average household income within a 3-mile radius of the Northridge Fashion Center Property are 203,045 and $77,932, respectively.

According to the appraisal, the Northridge Fashion Center Property is located in the San Fernando Valley West retail sub-market of Los Angeles, which contains approximately 5.4 million square feet of retail space or approximately 8.2% of the total Los Angeles retail market. The submarket vacancy is 7.0% and reported asking rents were $32.77 per square foot as of the third quarter of 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE FASHION CENTER

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Northridge Fashion Center Property:

Competitive Set(1)

	Northridge Fashion Center (Subject)	Westfield Topanga	Westfield Promenade	Westfield Fashion Square	Fallbrook Center
Market	Northridge, CA	Canoga Park, CA	Woodland Hills, CA	Sherman Oaks, CA	West Hills, CA
Distance from Subject	– –	6.5 miles	7.0 miles	11.5 miles	7.5 miles
Property Type	Super Regional Center	Super Regional Center	Regional Center	Super Regional Center	Regional Center
Year Built / Renovated	1971 / 1998	1964 / 2006	1973 / 2001	1961 / 1996	1966 / 2003
Anchors	Macy’s, Macy’s Men’s & Home, JC Penney, Sears	Macy’s, Sears, Nordstrom, Neiman Marcus, Target	Macy’s, Macy’s Furniture	Macy’s, Bloomingdale’s	Kohl’s, Walmart, Home Depot, Burlington Coat, Target
Total GLA	1,529,628 SF	1,572,974 SF	615,400 SF	862,367 SF	1,051,920 SF
Total Occupancy	90%	95%	85%	98%	92%

(1)	Information obtained from appraisal dated January 26, 2012.

The Borrower. The borrower is a Delaware limited liability partnership and a single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northridge Fashion Center Mortgage Loan Combination. GGPLP Real Estate, Inc., the indirect owner of the borrower is the guarantor of certain nonrecourse carveouts under the Northridge Fashion Center Mortgage Loan Combination.

The Sponsor. The borrower, GGP Northridge Fashion Center, LP, is indirectly owned by General Growth Properties, Inc. (“GGP”). GGP is a publically traded REIT that has ownership interests in 135 malls totaling approximately 140 million square feet. GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010, See “Risk Factors – Bankruptcy Proceedings Entail Certain Risk” in the Free Writing Prospectus.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no Trigger Event (as defined below) exists and is continuing and (ii) borrower provides lender with satisfactory evidence that all taxes have been and continue to be fully and timely paid prior to the date such taxes would be delinquent. The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default exists and is continuing; (ii) the insurance required to be maintained by borrower is maintained pursuant to one or more blanket policies; (iii) borrower provides lender with satisfactory evidence that all insurance premiums have been and continue to be fully and timely paid, and in any event, at least twenty days prior to the date the policies would, in the absence of payment, expire, lapse, be canceled or the coverage is impaired. The loan documents do not require monthly escrows of replacement reserves as long as a Trigger Event has not occurred or following a Trigger Event Cure. Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure, borrower is required to deposit monthly replacement reserves in an amount equal to $13,498 (subject to a cap of $161,976). The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as a Trigger Event has not occurred or following a Trigger Event Cure. Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure, borrower is required to deposit monthly payments into the escrow account for tenant improvement and leasing commissions in amount equal to $59,990 (subject to a cap of $719,880). Upon origination, the borrower was required to make an initial deposit of $169,192 into the tenant improvements and leasing commissions reserve fund.

A “Trigger Event” will exist upon the occurrence of an event of default or in the event the actual debt service coverage ratio for any trailing twelve-month period is less than 1.25x. A “Trigger Event Cure” means that the actual debt service coverage ratio is at least 1.25x for two consecutive quarters.

Upon origination, the borrower deposited with lender $6,279,384 (the “Sports Authority Reserve”) that may be utilized to pay or reimburse borrower for tenant improvement and leasing commission costs and allowances related to (i) the Sports Authority lease or (ii) an acceptable substitute lease for all or a portion of the Sports Authority space that has been approved by lender, considering the effect of the substitute lease on the projected debt yield, taking into consideration disbursements from the Sports Authority Reserve funds for the payment of the requested tenant improvement allowances and leasing commissions and increases in projected net operating income as a result of the substitute lease, and/or (iii) any space that was previously vacant prior to April 1, 2011, subject to lender’s reasonable discretion. The borrower is entitled to a release of the remaining amounts on deposit in the Sports Authority Reserve if trailing twelve-month net operating income is not less than $25,100,000 a quarter for two consecutive calendar quarters after origination.

Lockbox and Cash Management. The Northridge Fashion Center Mortgage Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues relating to the Northridge Fashion Center Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within five business days after receipt. Other than during a Trigger Event, all excess funds on deposit are distributed to the Northridge Fashion Center borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE FASHION CENTER

Property Management. The Northridge Fashion Center Property is currently self-managed by an affiliate of the Northridge Fashion Center sponsor.

Assumption. The borrower has the right to transfer the Northridge Fashion Center Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Northridge Fashion Center Mortgage Loan Combination and that certain other conditions are satisfied, including: (i) the borrower pays an assumption fee of 0.5% of the outstanding principal balance of the Northridge Fashion Center Mortgage Loan Combination; (ii) the transferee satisfies certain criteria; (iii) transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager that satisfies certain criteria; and (iv) the lender receives confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C7 Certificates. Additionally, transfers of equity interests in borrower are permitted so long as not less than 51% of equity interests in Borrower are owned, directly or indirectly, by Qualified Equityholder, as defined below, and a Qualified Equityholder controls Borrower.

A Qualified Equityholder means an entity which meets certain criteria, including but not limited to: (i) total assets in name or under management in excess of $600 million; (ii) shareholder’s equity in excess of $250 million; (iii) the lender receives confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C7 Certificates.

Partial Release. The Northridge Fashion Center borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage upon the satisfaction of certain conditions including without limitation: (i) that no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) the delivery of a legal opinion to the lender to demonstrate that the release of the related outparcel will satisfy REMIC requirements; and (iii) receipt of written confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2012-C7 Certificates. These provisions are in addition to the provisions for defeasance described above.

Real Estate Substitution. The Northridge Fashion Center borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage in connection with a substitution of a different parcel subject to the satisfaction of certain conditions, including without limitation: (i) that no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) simultaneously with the substitution, the Northridge Fashion Center borrower will be required to acquire the fee simple or leasehold interest to the substitution parcel located at the shopping center of which the substituted parcel is a part, that is at least equal in value to the substituted parcel; (iii) delivery to lender of an acceptable (as defined in the loan documents) Phase I report and a physical conditions report (if the substitution parcel is improved); (iv) either (x) the loan-to-value ratio immediately after giving effect to such substitution is (a) equal to or less than 125% or (b) the loan-to-value ratio will not increase as a result of such substitution or (y) the delivery of a legal opinion to lender to demonstrate that the substitution satisfies REMIC requirements.

Subordinate and Mezzanine Indebtedness. There is no existing mezzanine debt related to the Northridge Fashion Center Mortgage Loan Combination, however future mezzanine debt is permitted subject to satisfaction of certain conditions, including: (i) that no event of default has occurred and is continuing; (ii) the lender receives not less than thirty (30) days’ prior written notice; (iii) an intercreditor agreement in form and substance acceptable to Fitch, KBRA and Moody’s and reasonably acceptable to lender; (iv) the combined debt service coverage ratio is not less than the debt service coverage ratio of Northridge Fashion Center Mortgage Loan Combination at origination; (v) the combined loan-to-value ratio will not be greater than the greater of (a) the loan-to-value ratio at origination and (b) 70%; and (vi) mezzanine loan documents acceptable to Fitch, KBRA and Moody’s and reasonably acceptable to the lender will have been delivered to the lender.

Other Additional Financing. A pledge by a GGP Top-Tier Entity (as defined in the loan agreement) of its indirect (but not direct) interest in borrower and/or any SPE component entity is permitted to a Qualified Pledgee (as defined below) as security for the direct obligations or debt of a GGP Top-Tier Entity to such Qualified Pledgee.

“Qualified Pledgee” means an entity which meets certain criteria, including but not limited to: (i) total assets in name or under management in excess of $600 million; (ii) shareholder’s equity in excess of $250 million; (iii) the lender receives confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C7 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Northridge Fashion Center Property; provided, however, that Borrower shall not be required to spend more than 200% of the costs of a stand-alone policy for terrorism insurance immediately prior to the date of TRIA or similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, until the income returns to the same level as it was prior to loss or ninety days, whichever comes first.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AT COBB

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AT COBB

Town Center at Cobb
400 Ernest West Barrett Parkway
Kennesaw, GA 30144
Allatoona Lake
BARTOW COUNTY
CHEROKEE COUNTY
Woodstock
Woodstock Place
Woodstock Commons
Woodstock Square
Centennial Golf Course
Acworth
Lake Acworth
Cobblestone Golf Course
Pine Tree Country Club
Kennesaw State University
Woodmont Creek Park
Canterbury Golf Club
Kennesaw
Cobb Co.-McCollum Airport
Barrett Commons
Town Center Commons
Marietta Country Club
Wellstar Kennestone Hospital
COBB COUNTY
Indian Hills Country Club
KENNESAW MTN. NATL. BATTLEFIELD
Marietta
Marietta Trade Center
City Club Marietta
Southern Polytech. State Univ.
Chattahoochee Plantation
Chattahoochee River Natl. Recr. Area
Dobbins Air Force Base
Fox Creek Golf Club
Sandy Springs
Cobb Galleria Centre
Cumberland Mall
Smyrna
Vinings
Atlanta
FULTON COUNTY
Mableton
Hartsfield-Jackson Atlanta Intl. Airport 15 miles
Alabama Rd.
Hickory Grove Rd.
Baker Rd.
Old US Hwy 41
Cobb Pkwy.
Shiloh Rd.
Chastain Rd.
Bells Ferry Rd.
Shallowford Rd.
Canton Rd.
Blackwell Rd.
Trickum Rd.
Sandy Plains Rd.
Piedmont Rd.
Post Oak Tritt Rd.
Stilesboro Rd.
Barrett Pkwy.
Acworth Due West Rd.
Kennesaw Due West Rd.
Burnt Hickory Rd.
Dallas Hwy.
Ernest W. Barrett Pkwy.
North Marietta Pkwy.
South Marietta Pkwy.
Powder Springs Rd.
Lower Roswell Rd.
Powers Ferry Rd.
Delk Rd.
Pat Mell Rd.
Windy Hill Rd.
Spring Rd.
Church St.
Paces Ferry Rd.
East-West Connector
Concord Rd.
S. Cobb Dr.
Atlanta Rd.
Old Canton Rd.
Holly Springs Rd.
Allgood Rd.
75
575
285
41
92
120
5
Cumming
Milton
Alpharetta
Roswell
Johns Creek
Duluth
Buford
Suwanee
Norcross
Dunwoody
Doraville
Lawrenceville
Chamblee
Tucker
Lilburn
Snellville
Mountain Park
Decatur
Stone Mountain
Powder Springs
Austell
Mableton
Douglasville
East Point
College Park
Forest Park
Union City
Morrow
Conyers
Jonesboro
Stockbridge
Fayetteville
Peachtree City
McDonough

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AT COBB

First Level

belk
JCPenney
SERVICE COURT
SERVICE COURT
belk
SEARS
macy's
macy's
Men's and Furniture Gallery
SERVICE COURT
SERVICE COURT
DOCK
SERVICE COURT

Second Level

belk
JCPenney
belk
SEARS
macy's
macy's
Men's and Furniture Gallery

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Town Center at Cobb

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance(1):	$130,000,000
Cut-off Date Principal Balance(1):	$130,000,000
% of Initial Pool Balance:	11.8%
Loan Purpose:	Refinance
Borrower Name:	Town Center at Cobb, LLC
Sponsor:	Simon Property Group, L.P.
Mortgage Rate:	4.757%
Note Date:	April 25, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	May 1, 2022

IO Period:	24 months
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-Only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(88),O(7)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$900,000	$112,500	NAP
Insurance(2)	$0	Springing	NAP
Replacement Reserve	$0	$9,400	$338,400
TI/LC Reservea	$434,605	$55,000	$1,950,000

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Retail

Specific Property Type:	Regional Mall
Location:	Kennesaw, GA
Size:	559,940 SF
Cut-off Date Principal
Balance Per Unit/SF:	$357.18
Year Built/Renovated:	1985/2011
Occupancy %(3):	86.5%
Occupancy % Source Date:	March 26, 2012
Title Vesting:	Fee
Property Manager:	Simon Management Associates II, LLC

3rd Most Recent NOI (As of):	$20,350,467(12/31/2010)
2nd Most Recent NOI (As of):	$20,497,894(12/31/2011)
Most Recent NOI (As of):	$20,480,448 (TTM 2/29/2012)

U/W Revenues:	$28,320,084
U/W Expenses:	$8,297,904
U/W NOI:	$20,022,180
U/W NCF:	$19,300,483
U/W NOI DSCR(1):	1.60x
U/W NCF DSCR(1):	1.54x
U/W NOI Debt Yield(1):	10.0%
U/W NCF Debt Yield(1):	9.7%
As-Is Appraised Value:	$322,000,000
As-Is Appraisal Valuation Date:	April 10, 2012
Cut-off Date LTV Ratio(1):	62.1%
LTV Ratio at Maturity or ARD(1):	53.4%

(1)

The Town Center at Cobb Mortgage Loan Combination, totalling $200,000,000, is comprised of two pari passu loan components (Notes A-1 and A-2). Note A-1, (the “Town Center at Cobb Mortgage Loan”), had an original balance of $130,000,000, has an outstanding principal balance as of the Cut-off Date of $130,000,000 and will be contributed to the WFRBS 2012-C7 Trust. Note A-2, (the “Town Center at Cobb Pari Passu Companion Mortgage Loan”), had an original balance of $70,000,000 and is expected to be contributed to a future trust. All presented statistical information related to balances per square foot, LTV, DSCR, and debt yield are based on the Town Center at Cobb Mortgage Loan Combination.

(2)	Monthly insurance escrow is springing upon borrower failure to provide evidence of an acceptable blanket insurance policy.
(3)	Occupancy excludes temporary and seasonal tenants. For the trailing twelve-month period ending February 29, 2012, the average occupancy, inclusive of these tenants, was 95.4%.

The Mortgage Loan. The mortgage loan (the “Town Center at Cobb Mortgage Loan Combination”) is evidenced by a promissory note secured by a first mortgage encumbering a regional mall located in Kennesaw, Georgia (the “Town Center at Cobb Property”). The Town Center at Cobb Mortgage Loan Combination was originated on April 25, 2012 by The Royal Bank of Scotland. The Town Center at Cobb Mortgage Loan Combination had an original principal balance of $200,000,000, has an outstanding principal balance as of the Cut-off Date of $200,000,000 and accrues interest at a rate of 4.757% per annum. The Town Center at Cobb Mortgage Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, requires interest-only payments for the first 24 payments, and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The Town Center at Cobb Mortgage Loan Combination matures on May 1, 2022. The Town Center at Cobb Mortgage Loan Combination was bifurcated into two notes (Notes A-1 and A-2). Note A-1 (the “Town Center at Cobb Mortgage Loan”) had an original principal balance of $130,000,000, has an outstanding principal balance as of the Cut-off Date of $130,000,000 and Note A-2 (the “Town Center at Cobb Pari Passu Companion Mortgage Loan”) had an original principal balance of $70,000,000. Note A-1 will be contributed to the WFRBS 2012-C7 Trust and Note A-2 will be contributed to a future trust. At closing, the sponsor of the Town Center at Cobb Mortgage Loan, Simon Property Group, L.P., contributed approximately $82.0 million of new equity at closing, which in conjunction with the proceeds of the Town Center at Cobb Mortgage Loan Combination, was used to refinance existing debt of approximately $280 million, pay closing costs of approximately $200,000, and fund upfront reserves of approximately $1.3 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AT COBB

Following the lockout period, the borrower will have the right to defease the Town Center at Cobb Mortgage Loan Combination in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Town Center at Cobb Mortgage Loan Combination is prepayable without penalty on or after November 1, 2021.

The Property. The Town Center at Cobb Property is a 1.3 million square foot two-level, regional mall located at the intersection of Interstate 75 and Interstate 575 at Barrett Parkway in Kennesaw, Georgia, approximately 21.5 miles northwest of the Atlanta Central Business District. The collateral for the Town Center at Cobb Mortgage Loan consists of 559,940 square feet of the larger 1.3 million square foot mall. The Town Center at Cobb Property is anchored by Macy’s, Macy’s Furniture, Sears, JC Penney and Belk. Belk and a portion of the JC Penney space (31,026 square feet) are part of the collateral for the Town Center at Cobb Mortgage Loan while the remaining anchors own their own, stores which are not part of the collateral. The non-collateral anchors contribute a small portion (approximately 1.5% of underwritten gross potential revenue) to the underwritten expense reimbursements.

The mall opened in 1985, was expanded in 1996 and was renovated in 2009 and 2011. JC Penney renovated and added 31,026 square feet in 2009. Belk recently funded a renovation of its space and Macy’s recently remodeled its store. As of March 26, 2012, the Town Center at Cobb Property was 86.5% leased by approximately 125 unique non-temporary tenants. In-line stores include Coach, H&M, Sephora, Aeropostale, American Eagle, Hollister, Limited, Forever 21, Victoria’s Secret and more than 115 other retailers and restaurants.

Belk, the only tenant occupying more than ten percent of the net rentable square footage of the collateral for the Town Center at Cobb Mortgage Loan Combination, is a mainline department store that is part of a chain of privately owned department stores located primarily in the southern United States.

For the year ended December 31, 2011, tenants had comparable in-line average sales (tenants occupying less than 10,000 square feet) of $403 per square foot and average total mall sales of $393 per square foot. Occupancy costs for tenants occupying less than 10,000 square feet averaged 17.6% for the year ended December 31, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AT COBB

The following table presents certain information relating to the tenancies at the Town Center at Cobb Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral(3)
Macy’s	BBB/Baa3/BBB	238,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s Furniture	BBB/Baa3/BBB	232,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	B+/B3/CCC+	170,527	ANCHOR OWNED – NOT PART OF THE COLLATERAL
JC Penney(4)	BB+/NR/BB-	82,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Belk(5)(6)	NR/NR/NR	128,819	23.0%	$5.12	$660,000	4.1%	$136	5.0%	8/31/2022
JC Penney(4)	BB+/NR/BB-	31,026	5.5%	$10.50	$325,773	2.0%	NAV	NAV	10/31/2019

Total Anchor Tenants - Collateral		159,845	28.5%	$6.17	$985,773	6.1%

Other Major Tenants - Collateral
Forever 21(7)	NR/NR/NR	23,081	4.1%	$41.16	$950,000	5.9%	NAV	NAV	8/1/2022
Victoria’s Secret	BB+/Ba2/BB+	9,983	1.8%	$40.00	$399,320	2.5%	$628	9.3%	1/31/2015
The Gap	BBB-/Baa3/BB+	12,796	2.3%	$10.00	$127,960	0.8%	$162	17.7%	12/31/2016

Total Other Major Tenants – Collateral		45,860	8.2%	$32.21	$1,477,280	9.2%

Non-Major Tenants – Collateral		278,735	49.8%	$49.04	$13,668,194	84.7%

Occupied Collateral Total(8)		484,440	86.5%	$33.30	$16,131,247	100.0%

Vacant Space(8)		75,500	13.5%

Collateral Total		559,940	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the full year ended December 31, 2011.
(3)

These tenants do not serve as collateral for the Town Center at Cobb Mortgage Loan Combination. However, each is subject to a reciprocal easement agreement and contributes to common area maintenance in an amount equal to approximately 1.5% of underwritten gross potential revenue.

(4)

JC Penney renovated and added 31,026 square feet to its anchor space in 2009. JC Penney’s expansion space is part of the collateral for the Town Center at Cobb Mortgage Loan Combination. JC Penney has four 5-year extension options remaining.

(5)

Approximately 158,865 square feet of the Belk space is occupied. However, Belk will relinquish two expansion spaces containing 33,046 square feet of in-line space in September 2012, which were not underwritten. Subsequently, 3,000 square feet of this space was leased to a new tenant, Vans, with rental payments scheduled to commence in November 2012.

(6)	Belk has two 5-year extension options remaining. Belk has no termination options under the terms of its lease.
(7)

Approximately 6,179 square feet of the Forever 21 space is occupied. The tenant executed a lease to expand its existing 6,179 square feet of space to 23,081 square feet. Occupancy of the new space is expected to occur in September, 2012.

(8)	Occupancy excludes temporary and seasonal tenants. For the trailing twelve-month period ended February 29, 2012, the average occupancy, inclusive of these tenants, was 95.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AT COBB

The following table presents certain information relating to the lease rollover schedule at Town Center at Cobb Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2012	8	13,076	2.3%	13,076	2.3%	$826,641	5.1%	$63.22
2013	16	34,675	6.2%	47,751	8.5%	$1,741,488	10.8%	$50.22
2014	13	20,237	3.6%	67,988	12.1%	$1,231,482	7.6%	$60.85
2015	16	56,919	10.2%	124,907	22.3%	$2,144,930	13.3%	$37.68
2016	22	49,710	8.9%	174,617	31.2%	$2,356,506	14.6%	$47.41
2017	16	33,971	6.1%	208,588	37.3%	$2,076,381	12.9%	$61.12
2018	7	18,180	3.2%	226,768	40.5%	$872,239	5.4%	$47.98
2019	12	59,699	10.7%	286,467	51.2%	$1,616,239	10.0%	$27.07
2020	3	15,230	2.7%	301,697	53.9%	$454,852	2.8%	$29.87
2021	3	10,194	1.8%	311,891	55.7%	$402,535	2.5%	$39.49
2022	11	172,549	30.8%	484,440	86.5%	$2,407,954	14.9%	$13.96
Thereafter	0	0	0.0%	484,440	86.5%	$0	0.0%	$0.00
Vacant	0	75,500	13.5%	559,940	100.0%	$0	0.0%	$0.00
Total / Weighted Average	127	559,940	100.0%		100.0%	$16,131,247	100.0%	$33.30

(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at Town Center at Cobb Property:

Historical Occupancy Percentages(1)(2)

12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011
88%	87%	90%	89%	88%

(1)	Information obtained from the borrower.
(2)	Historical occupancy is presented exclusive of temporary tenants.

Historical Average Base Rent (PSF)(1)

12/31/2009	12/31/2010	12/31/2011
$32.08	$31.85	$32.51

(1) The historical average base rent PSF calculations are based on borrower provided base rental income figures and total square footage of 559,940 square feet since 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AT COBB

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Town Center at Cobb Property:

Cash Flow Analysis

	2009	2010	2011	TTM 2/29/2012	U/W	U/W $ per SF
Base Rent	$16,168,976	$15,873,264	$16,017,442	$16,076,103	$16,131,247	$28.81
Grossed Up Vacant Space	0	0	0	0	3,829,850	6.84
Percentage Rent	273,641	431,074	301,013	322,112	222,721	0.40
Total Reimbursables	6,424,607	6,295,628	6,496,268	6,528,204	6,197,906	11.07
Other Income	5,559,909	5,674,898	5,764,484	5,768,055	5,768,055	10.30
Less Vacancy & Credit Loss	(253,890)	(81,319)	(55,221)	(39,673)	(3,829,695)	(6.84)

Effective Gross Income	$28,173,243	$28,193,545	$28,523,986	$28,654,801	$28,320,084	$50.58

Total Operating Expenses	$7,878,462	$7,843,078	$8,026,092	$8,174,353	$8,297,904	$14.82

Net Operating Income	$20,294,781	$20,350,467	$20,497,894	$20,480,448	$20,022,180	$35.76
TI/LC	0	0	0	0	609,709	1.09
Capital Expenditures	0	0	0	0	111,988	0.20

Net Cash Flow	$20,294,781	$20,350,467	$20,497,894	$20,480,448	$19,300,483	$34.47

NOI DSCR(1)	1.62x	1.62x	1.64x	1.63x	1.60x
NCF DSCR(1)	1.62x	1.62x	1.64x	1.63x	1.54x
NOI DY(1)	10.1%	10.2%	10.2%	10.2%	10.0%
NCF DY(1)	10.1%	10.2%	10.2%	10.2%	9.7%

(1)	DSCRs and debt yields are based on the Town Center at Cobb Mortgage Loan Combination.

Appraisal. According to the appraisal dated April 10, 2012, The Town Center at Cobb Property had an “as-is” appraised value of $322,000,000.

Environmental Matters. According to a Phase I environmental site assessment performed by a third party firm, there was no evidence of any recognized environmental conditions at The Town Center at Cobb Property.

Market Overview and Competition. The Town Center at Cobb Property is located in Kennesaw, Georgia, approximately 21.5 miles northwest of the Atlanta Central Business District. The Town Center at Cobb Property is located in a commercial area between Interstate 75 and Interstate 575 at Barrett Parkway, the primary east-west corridor in the area. Interstate 75 provides the primary connection from the Atlanta Central Business District to the Town Center at Cobb Property.

Per the appraisal, from 2000 to 2011, within a ten-mile radius (the primary trade area) of the Town Center at Cobb Property, population increased from 540,550 to 636,775, reflecting a 1.5% compounded annual growth rate. Average household income in the primary trade area in 2011 was approximately $86,560, 114.4% of the Atlanta Metropolitan Statistical Area average ($75,648) and 132.3% of the Georgia state average ($65,418).

The appraiser estimated market rent for in-line retail suites under 10,000 square feet to be $44.09 per square foot and used an estimate of $17.00 for in-line retail suites over 10,000 square feet. These rental rates are exclusive of expense recoveries. Additionally, based on an average of comparable properties, the appraiser projected a stabilized vacancy rate of two percent based on historical occupancy at the Town Center at Cobb Property and the occupancy levels of competitive properties.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for The Town Center at Cobb Property:

Competitive Set(1)

	The Town Center at Cobb Property (Subject)	The Avenue West Cobb	Cumberland Mall	Phipps Plaza	Lenox Plaza
Market	Kennesaw, GA	Marietta, GA	Atlanta, GA	Atlanta, GA	Atlanta, GA
Distance from Subject	– –	8.5 miles	12.5 miles	19.0 miles	19.0 miles
Property Type	Regional Mall	Lifestyle Center	Super Regional Mall	Regional Mall	Super Regional Mall
Year Built / Renovated	1985 / 2011	2003 / NAP	1973 / 2007	1968 / 1992	1959 / 2007
Anchors	Macy’s, Sears, JC Penney, Belk	Barnes and Noble, Talbot, Loft, Ann Taylor	Costco, Macy’s, Sears	Belk, Nordstrom, Saks Fifth Avenue	Bloomingdale’s, Macy’s, Neiman Marcus
Total GLA	559,940 SF	257,000 SF	1,050,000 SF	818,137 SF	1,582,405 SF
Total Occupancy	87%	92%	95%	99%	98%

(1)	Information obtained from appraisal dated April 10, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AT COBB

The Borrower. The borrower under the Town Center at Cobb Mortgage Loan, Town Center at Cobb, LLC, is a Delaware limited liability company and a single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Town Center at Cobb Mortgage Loan. Simon Property Group, L.P., the indirect owner of the borrowing entity, is the guarantor of certain nonrecourse carveouts under the Town Center at Cobb Mortgage Loan.

The Sponsor. Simon Property Group, L.P. (“SPG”) is a large real estate company in the United States and is publicly traded on the New York Stock Exchange under the symbol SPG. SPG currently owns or has an interest in 337 properties comprising 244 million square feet of gross leasable area in North America, Europe and Asia. SPG employs over 5,500 people in the United States and is headquartered in Indianapolis, Indiana.

Escrows. The borrower funded upfront escrows at closing in the amount of: $900,000 for real estate taxes and $434,605 for tenant improvements and leasing commissions.

The loan documents provide for ongoing monthly escrows in the amount of: $112,500 for real estate taxes (subject to adjustment per lender’s estimate), $9,400 for replacement reserves (subject to a cap of $338,400), and $55,000 for tenant improvements and leasing commissions (subject to a cap of $1,950,000). No monthly insurance escrow is required so long as (i) no event of default has occurred or is continuing under the Town Center at Cobb Mortgage Loan and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy.

Lockbox and Cash Management. The Town Center at Cobb Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Lockbox Event (as defined below) all funds on deposit in the lockbox account are swept into the property manager’s operating account on a daily basis. During a Lockbox Event all funds on deposit in the lockbox account are swept on a weekly basis (or daily during the continuance of an event of default) to a cash management account under the control of the lender.

A “Lockbox Event” will commence upon any of the following events occurring: (i) the occurrence and continuance of an event of default; (ii) the commencement of any bankruptcy action against the borrower or property manager; or (iii) as of the last day of any calendar quarter during the Town Center at Cobb Mortgage Loan term, the debt service coverage ratio is less than 1.15x for two consecutive calendar quarters. If a Lockbox Event was triggered by (i) above, the Lockbox Event will end with the acceptance by the Lender of a cure of such event of default. If a Lockbox Event was triggered by (ii) above, the Lockbox Event will end upon replacement of the manager by borrower with a Qualified Manager as described in the “Property Management” section below. Finally, if a Lockbox event is caused by (iii) above, the Lockbox Event will end upon the achievement of a debt service coverage ratio of 1.15x for two consecutive calendar quarters.

Property Management. The Town Center at Cobb Property is currently managed by Simon Management Associates II, LLC, an affiliate of Simon Property Group, L.P. and the borrower, pursuant to a management agreement. According to the management agreement, the property manager is entitled to a base management fee equal to 3.75% of total revenues excluding property taxes and marketing fund contributions. The borrower may not surrender, terminate, or cancel the management agreement. In general, the borrower is entitled to replace the property manager with a Qualified Manager (as defined below) or an affiliate of the borrower, without lender’s consent.

A “Qualified Manager” means a reputable and experienced professional management organization which (i) is not subject to a bankruptcy proceeding of any kind; (ii) manages, together with affiliates, at least five regional malls totaling in aggregate at least 5,000,000 square feet of gross leasable area. A “regional mall” means a retail property containing at least 500,000 square feet of gross leasable area, including anchor tenant space constituting a portion of the shopping center.

Assumption. Other than during the period that is 60 days prior to and 60 days following a securitization, the borrower under the Town Center at Cobb Mortgage Loan has the right to transfer the Town Center at Cobb Property, in whole only, without the consent of the lender, subject to certain conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of $300,000; (ii) no event of default has occurred and is continuing under the Town Center at Cobb Mortgage Loan; (iii) evidence satisfactory to Fitch, KBRA and Moody’s has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (iv) the lender receives written confirmation from Fitch, KBRA and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C7 Certificates and (v) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any voluntary or involuntary bankruptcy proceedings, within seven years prior to the proposed transfer.

Partial Release. The borrower may obtain a release of certain immaterial or non-income producing portions of the Town Center at Cobb Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing; or (ii) either: (x) the ratio of the unpaid principal balance of the Town Center at Cobb Mortgage Loan to the value of the remaining property comprising the collateral must be no greater than 125%; or (y) the borrower must pay down the principal balance of the Town Center at Cobb Mortgage Loan (which prepayment will not be subject to any prepayment penalty of any kind) in an amount equal to the least of the following values: (1) if the released portion of the Town

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN CENTER AT COBB

Center at Cobb Property is sold, the net proceeds of an arm’s-length sale; (2) the fair market value of such parcel at the time of release, and (3) an amount such that the ratio of the unpaid principal balance of the Town Center at Cobb Mortgage Loan to the value of the remaining property comprising the collateral does not increase after the transfer, unless the lender receives an opinion of counsel that if the amount in (ii) is not paid, the securitization will not fail to maintain its status as a REMIC as a result of the transfer and release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Town Center at Cobb Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLORENCE MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLORENCE MALL

Florence Mall
2028 Florence Mall
Florence, KY 41042
Cincinnati
OHIO
KENTUCKY
Ohio River
Cincinnati-
Northern Kentucky
International Airport
BOONE
COUNTY
KENTON
COUNTY
Addyston
Covedale
Westwood
Fairmount
Delhi
Hills
Price Hill
Downtown
Over-The
Rhine
Taylorsport
Sayler
Park
Hebron
Burlington
Villa Hills
Ludlow
Newport
Covington
Fort
Wright
Fort
Mitchell
Wilder
Erlanger
Edgewood
Elsmere
Florence
Oakbrook
Independence
Union
Taylor Mill
Turfway Park
Florence
Square
Champion
Window
Field
Thomas
More College
St. Elizabeth
Healthcare-
Edgewood
University
of Cincinnati
Paul Brown
Stadium
Great American
Ballpark
Silver Lake
Park
Boone Links
Golf Course
Boone
County
Central Park
Devou
Park
Mount
Echo Park
Embshoff
Woods & Nature
Preserve
College
of Mount
St. Joseph
Bill Cappel
Sports
Complex
Hamilton
Fairfield
Cincinnati
Covington
Burlington
Oakbrook
Florence
Union
Independence
Erlanger
Elsmere
KENTUCKY
OHIO
INDIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLORENCE MALL

First Level

JCPENNEY
SLEEP NUMBER BY SELECT COMFORT
MASTERCUTS FAMILY HAIRCUTTERS
PUBLIC SAFETY
VACANT
GAME SWAP
SEARS
21
H&M
HOT TOPIC
PACSUN
AERIE
GYMBOREE
ELK CREEK VINEYARDS
LOS KIDS
OSTERMAN JEWELERS
CHARLOTTE RUSSE
JOURNEYS
GAP/GAPKIDS
ANN'S HALLMARK
SPENCER GIFTS
SILVERADO
FIFTH THIRD BANK
MACY'S
PIERCING PAGODA
TEAVANA
CORNER MARKET
CARDBOARD HEROES
PAYLESS SHOESOURCE
FINISH LINE
JOURNEYS KIDZ
GAMESTOP
TRADEHOME
CLAIRE'S
PRETZEL TWISTER, THE
LIDS
VERIZON
YANKEE CANDLE
SUNGLASS HUT
BUILD-A-BEAR WORKSHOP
AEROPOSTALE
JUSTICE
SKECHERS
Abercrombie & Fitch
COMIC
TALA'S TREASURES
REGIS SALON
HOLLYWOOD NAILS
MIRACLE EYEBROWS
FUNKE PEOPLE
CHAMPS SPORTS
QUICK TEST
FYE
SHOE DEPT, THE
GLOW GOLF
MACY'S HOME STORE

Second Level

JCPENNEY
QUIZNO'S CLASSIC SUBS
GOLD STAR CHILI
MCDONALD'S
HQ ENTERTAINMENT
CHINA MAX
SBARRO
SARKU JAPAN
GREAT STEAK & POTATO COMPANY
DAIRY QUEEN/ ORANGE JULIUS
AUNTIE ANNE'S
CURRITO, BURRITOS WITHOUT BORDERS
GREAT AMERICAN COOKIE CO
SEARS
NEW YORK & COMPANY
RADIOSHACK
MASTERPIECE GALLERY
GLITTER
BODY CENTRAL
KITCHEN COLLECTION
CHILDREN'S PLACE, THE
VACANT
MOTHERHOOD MATERNITY
CANDY CRAZE
ROGERS JEWELERS
DAKOTA WATCH COMPANY
KAY JEWELERS
WET SEAL
CRAZY 8
FOREVER 21
MACY'S
ICING
SAM MEYERS
HAMHOUSE JEWELERS
KENTUCKY KORNER
LADY FOOT LOCKER
THINGS REMEMBERED
CINCINNATI BELL
BEST BUY MOBILE
BLACK OUT TEES
ASIAN BODY KNEADS
ASHCROFT & OAK JEWELERS
TORRID
GNC
BATH & BODY WORKS
EXPRESS
AMERICAN EAGLE OUTFITTERS
BUCKLE
VICTORIA'S SECRET
FOOT LOCKER
DEB
LENSCRAFTERS
MACY'S HOME STORE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Florence Mall

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB-/NR
Original Principal Balance:	$90,000,000
Cut-off Date Principal Balance:	$90,000,000
% of Initial Pool Balance:	8.2%
Loan Purpose:	Refinance
Borrower Name:	Florence Mall L.L.C.
Sponsor:	General Growth Properties, Inc.
Mortgage Rate:	4.150%
Note Date:	May 10, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	June 1, 2022

IO Period:	120 months
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-Only, Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(92),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$650,207	$92,887	NAP
Insurance	NAP	Springing	NAP
Replacement Reserve	$0	$19,947	$239,361
TI/LC Reserve	$704,247	$99,734	$1,196,804

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Retail

Specific Property Type:	Regional Mall
Location:	Florence, KY
Size	384,111 SF
Cut-off Date Principal
Balance Per Unit/SF:	$234.31
Year Built/Renovated:	1976/2007
Occupancy %(2)(3):	84.1%
Occupancy % Source Date:	April 30, 2012
Title Vesting:	Fee
Property Manager:	General Growth Management, Inc.

3rd Most Recent NOI (As of):	$11,491,347(12/31/2010)
2nd Most Recent NOI (As of):	$12,195,643(12/31/2011)
Most Recent NOI (As of):	$12,220,749 (TTM 3/31/2012)

U/W Revenues:	$17,261,214
U/W Expenses:	$5,387,736
U/W NOI:	$11,873,478
U/W NCF:	$11,243,528
U/W NOI DSCR:	3.14x
U/W NCF DSCR:	2.97x
U/W NOI Debt Yield:	13.2%
U/W NCF Debt Yield:	12.5%
As-Is Appraised Value:	$158,600,000
As-Is Appraisal Valuation Date:	April 29, 2012
Cut-off Date LTV Ratio:	56.7%
LTV Ratio at Maturity or ARD:	56.7%

(1)	See “Future Mezzanine Indebtedness” below for further explanation of conditions for future mezzanine financing.
(2)	Occupancy excludes temporary and seasonal tenants. Including these tenants, the property was 92.4% occupied as of April 30, 2012.
(3)

Occupied square footage includes one tenant, Sbarro (0.2% of NRA), which filed for bankruptcy but whose lease was affirmed without modifications in bankruptcy court. Also included in occupied square footage is a tenant, Stafford Jewelers, (0.7% of NRA) which has a lease out for signature but has not yet taken occupancy. Both tenants were underwritten as occupied.

The Mortgage Loan. The mortgage loan (the “Florence Mall Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a regional mall located in Florence, Kentucky (the “Florence Mall Property”). The Florence Mall Mortgage Loan was originated on May 10, 2012 by The Royal Bank of Scotland. The Florence Mall Mortgage Loan had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and accrues interest at a rate of 4.150% per annum. The Florence Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date, and requires interest-only payments for the entire term of the Florence Mall Mortgage Loan. The Florence Mall Mortgage Loan matures on June 1, 2022. Proceeds from the Florence Mall Mortgage Loan, in conjunction with approximately $2.0 million of equity contributed by the sponsor, were used to refinance existing debt of approximately $91.4 million, pay closing costs of approximately $370,000, and fund upfront reserves of approximately $1.4 million. Based on the sponsor’s reported cost basis of approximately $131.5 million, there is approximately $41.5 million of equity remaining in the transaction.

Following the lockout period, the borrower has the right to defease the Florence Mall Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Florence Mall Mortgage Loan is prepayable without penalty on or after March 1, 2022.

The Property. The Florence Mall Property is a 957,443 square foot two-level, super regional mall located just west of Interstate 75 and Interstate 71 in Florence, Kentucky, approximately 12 miles southwest of the Cincinnati Central Business District. The collateral for the Florence Mall Mortgage Loan consists of 384,111 square feet of the larger 957,443 square foot mall. The Florence Mall Property is anchored by Sears, Macy’s, JC Penney, Macy’s Home Store, and Cinema De Lux. All of the anchor tenants other than

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLORENCE MALL

Cinema De Lux own their stores, which are not part of the collateral. The anchor stores that do not serve as part of the collateral for Florence Mall Mortgage Loan do contribute a small portion (approximately 1.8% of underwritten gross potential revenue) to the underwritten expense reimbursements.

The mall opened in 1976 and was renovated in 1994. In 2007, the food court was relocated and expanded and the 14-screen theater was added. As of April 30, 2012, the Florence Mall Property was 84.1% occupied and leased by approximately 89 non-temporary tenants. The Florence Mall Property was 92.4% occupied, inclusive of temporary and seasonal tenants, as of April 30, 2012. In-line stores include H&M, Gap, Victoria’s Secret, Abercrombie & Fitch, New York & Company, Olive Garden, and over 75 other retailers and restaurants. For the trailing twelve-month period ending March 30, 2012, tenants had comparable in-line average sales (tenants occupying less than 10,000 square feet) of $385 per square foot and average total mall sales of $287 per square foot. Occupancy costs for tenants occupying less than 10,000 square feet averaged 16.2% for the same period.

The following table presents certain information relating to the tenancies at the Florence Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral(3)
Sears	B+/B3/CCC+	154,305	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s	BBB/Baa3/BBB	147,394	ANCHOR OWNED – NOT PART OF THE COLLATERAL
JC Penney	BB+/NR/BB-	138,562	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s Home Store	BBB/Baa3/BBB	112,146	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Cinema De Lux	NR/NR/NR	68,324	17.8%	$18.25	$1,246,913	12.3%	(4)	16.3%	6/30/2028

Total Anchor Tenants - Collateral		68,324	17.8%	$18.25	$1,246,913	12.3%

Other Major Tenants - Collateral
H&M	NR/NR/NR	16,286	4.2%	$26.76	$435,822	4.3%	$108	27.7%	1/31/2020
Victoria’s Secret	BB+/Ba2/BB+	9,052	2.4%	$23.00	$208,196	2.0%	$540	9.6%	1/31/2019
Gap/Gap Kids	BBB-/Baa3/BB+	10,379	2.7%	$18.00	$186,822	1.8%	$144	16.3%	1/31/2013

Total Other Major Tenants - Collateral		35,717	9.3%	$23.26	$830,840	8.2%

Non-Major Tenants – Collateral		218,910	57.0%	$36.98	$8,095,548	79.6%

Occupied Collateral Total(5)(6)		322,951	84.1%	$31.50	$10,173,301	100.0%

Vacant Space		61,160	15.9%

Collateral Total		384,111	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the trailing twelve-month period ended March 31, 2012.
(3)

These tenants’ stores do not serve as collateral for the Florence Mall Mortgage Loan. However, each store is subject to a reciprocal easement agreement and contributes to common area maintenance in a combined amount equal to approximately 1.8% of underwritten gross potential revenue.

(4)	Cinema De Lux had sales per screen of $552,805 for the trailing twelve-month period ended March 31, 2012.
(5)	Occupancy excludes temporary and seasonal tenants. Including these tenants, the property was 92.4% occupied as of April 30, 2012.
(6)

Occupied square footage includes one tenant, Sbarro (0.2% of NRA), which filed for bankruptcy but whose lease was affirmed without modification in bankruptcy court. Also included in occupied square footage, is a tenant, Stafford Jewelers, (0.7% of NRA) which has a lease out for signature, but has not yet taken occupancy. Both tenants were underwritten as occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLORENCE MALL

The following table presents certain information relating to the lease rollover schedule at the Florence Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	5	6,318	1.6%	6,318	1.6%	$186,247	$29.48
2012	6	15,808	4.1%	22,126	5.8%	$658,457	$41.65
2013	13	42,541	11.1%	64,667	16.8%	$1,300,347	$30.57
2014	6	21,254	5.5%	85,921	22.4%	$660,146	$31.06
2015	10	36,620	9.5%	122,541	31.9%	$849,882	$23.21
2016	20	32,691	8.5%	155,232	40.4%	$1,696,723	$51.90
2017	7	11,516	3.0%	166,748	43.4%	$488,422	$42.41
2018	7	14,240	3.7%	180,988	47.1%	$452,104	$31.75
2019	5	15,058	3.9%	196,046	51.0%	$579,252	$38.47
2020	2	21,253	5.5%	217,299	56.6%	$676,125	$31.81
2021	6	18,418	4.8%	235,717	61.4%	$658,527	$35.75
2022	5	18,910	4.9%	254,627	66.3%	$720,156	$38.08
Thereafter	1	68,324	17.8%	322,951	84.1%	$1,246,913	$18.25
Vacant	0	61,160	15.9%	384,111	100.0%	$0	$0.00
Total / Weighted Average	93	384,111	100.0%			$10,173,301	$31.50

(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Florence Mall Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011
85%	85%	87%

(1) Information obtained from the borrower. (2) Historical occupancy figures are exclusive of temporary tenants.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Florence Mall Property:

Cash Flow Analysis

	2010	2011	TTM 3/31/2012	U/W	U/W $ per SF
Base Rent	$8,850,776	$9,420,534	$9,512,430	$10,173,301	$26.49
Grossed Up Vacant Space	0	0	0	2,760,151	7.19
Percentage Rent	416,468	384,222	371,037	206,192	0.54
Total Reimbursables	5,600,492	5,341,432	5,369,010	5,224,834	13.60
Other Income	1,732,996	2,038,886	1,988,426	1,656,887	4.31
Less Vacancy & Credit Loss	18,170	(81,773)	(81,974)	(2,760,151)	(7.19)

Effective Gross Income	$16,618,902	$17,103,302	$17,158,929	$17,261,214	$44.94
Total Operating Expenses	$5,127,555	$4,907,659	$4,938,180	$5,387,736	$14.03

Net Operating Income	$11,491,347	$12,195,643	$12,220,749	$11,873,478	$30.91
TI/LC	0	0	0	476,306	1.24
Capital Expenditures	0	0	0	153,644	0.40

Net Cash Flow	$11,491,347	$12,195,643	$12,220,749	$11,243,528	$29.27
NOI DSCR	3.03x	3.22x	3.23x	3.14x
NCF DSCR	3.03x	3.22x	3.23x	2.97x
NOI DY	12.8%	13.6%	13.6%	13.2%
NCF DY	12.8%	13.6%	13.6%	12.5%

Appraisal. According to the appraisal dated April 29, 2012, the Florence Mall Property had an “as-is” appraised value of $158,600,000.

Environmental Matters. According to a Phase I environmental site assessment report dated May 7, 2012, there was no evidence of any recognized environmental conditions at the Florence Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLORENCE MALL

Market Overview and Competition. The Florence Mall Property is located in Florence, Kentucky, approximately 12 miles southwest of Cincinnati. The Florence Mall Property is located in an established and growing commercial area between Interstate 71 and Interstate 75 in Florence, Kentucky. Interstate 75 provides the primary connection from the Cincinnati Central Business District to the Florence Mall Property.

Per the appraisal, from 2000 to 2011, within a ten-mile radius (the primary trade area) of the Florence Mall Property, population increased from 326,144 to 371,655, reflecting a 1.2% compounded annual growth rate. Average household income in the primary trade area in 2011 was approximately $67,508, which is 99.3% of the Cincinnati Metropolitan Statistical average ($67,977) and 126.0% of the Kentucky state average ($53,560).

The appraiser estimated market rent for in-line suites under 10,000 square feet to be $29.18 per square foot (exclusive of expense recoveries) and used an estimate of $23.00 for in-line suites over 10,000 square feet (inclusive of expense recoveries). Additionally, based on an average of comparable properties, the appraiser estimated the local market vacancy rate to be 8.0% within a 10-mile radius.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Florence Mall Property:

Competitive Set(1)

	Florence Mall (Subject)	Kenwood Towne Centre	Eastgate Mall	Northgate Mall	Crestview Hills Town Center
Market	Florence, KY	Cincinnati, OH	Cincinnati, OH	Cincinnati, OH	Crestview Hills, KY
Distance from Subject	– –	20.5 Miles	21.4 Miles	17.3 Miles	4.5 Miles
Property Type	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Lifestyle Center
Year Built / Renovated	1976/2007	1956/1988	2003/NAP	1972/1992	2005/NAP
Anchors	Sears, Macy’s, JC Penney, Macy’s Home Store	Dillard’s, Macy’s, Nordstrom	Dillard’s, JC Penney, Kohl’s, Sears	Macy’s, Sears, Vacant Anchor	Dillard’s, Bed, Bath & Beyond, Vacant Major
Total GLA	957,443 SF	1,150,000 SF	921,304 SF	1,100,000 SF	500,000 SF
Total Occupancy	84%	97%	94%	78%	90%

(1)	Information obtained from appraisal dated April 29, 2012.

The Borrower. The Florence Mall Mortgage Loan borrowing entity, Florence Mall L.L.C., is a Kentucky limited liability company and a single-purpose entity. The borrowing entity is 100% owned by GGP-TRS L.L.C with TRS JV Holdco, LLC designated as the managing member of GGP-TRS L.L.C. GGP-TRS L.L.C. is 50% owned by TRS JV Holdco, LLC and 50% owned by Teachers’ Retirement System of the State of Illinois (“TRS”). TRS JV Holdco, LLC is 100% owned by GGP Limited Partnership. GGP-TRS L.L.C. is the guarantor of certain nonrecourse carveouts under the Florence Mall Mortgage Loan. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Florence Mall Mortgage Loan.

The Sponsor. GGP-TRS L.L.C. is a joint venture between TRS JV Holdco, LLC and TRS. TRS JV Holdco, LLC is 100% owned by GGP Limited Partnership, a wholly owned subsidiary of General Growth Properties, Inc. (“GGP”). GGP is a publically traded REIT that has ownership interests in 135 malls totaling approximately 140 million square feet. GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010. See “Risk Factors – Bankruptcy Proceedings Entail Certain Risk” in the Free Writing Prospectus.

TRS is a public pension benefit plan that provides retirement, disability, and survivor benefits for Illinois public school teachers, administrators and personnel. Funded by contributions from members, employers, and the State of Illinois, as well as by investment income, TRS manages approximately $34.6 billion in assets and serves more than 370,000 members and beneficiaries from all of Illinois’ public schools, except those in the city of Chicago. Founded in 1939, TRS is one of five Illinois state-funded retirement systems.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $650,207 for real estate taxes and $704,247 for tenant improvements and leasing commissions.

The loan documents provide for ongoing monthly escrows in the amount of: $92,887 for real estate taxes (subject to adjustment per lender’s estimate), $19,947 for replacement reserves (subject to a cap of $239,361), and $99,734 for tenant improvements and leasing commissions (subject to a cap of $1,196,804). No monthly insurance escrow is required so long as (i) no event of default has occurred or is continuing under the Florence Mall Mortgage Loan and (ii) the insurance required to be maintained by the borrower is affected under an acceptable blanket policy.

Lockbox and Cash Management. The Florence Mall Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Lockbox Event (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Lockbox Event all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLORENCE MALL

A “Lockbox Event” will commence upon the occurrence of either of the following events occurring: (i) an event of default or (ii) if, as of the last day of any calendar quarter during the Florence Mall Mortgage Loan term, the debt service coverage ratio is less than 1.50x at any time during the term of the loan. A Lockbox Event will end either, with respect to the matters described in clause (i) above, when such event of default has been cured, or, with respect to the matters described in clause (ii) above, when the Florence Mall Property has achieved a debt service coverage ratio of at least 1.50x for two consecutive calendar quarters.

Property Management. The Florence Mall Property is currently managed by General Growth Management, Inc. and the borrower, pursuant to certain terms contained in the operating agreement of GGP-TRS L.L.C. According to such management agreement, the property manager is entitled to a base management fee equal to 4.0% of total revenues plus 15% of temporary rental income (defined as all rental income generated by tenants with lease terms shorter than twelve months). The borrower may not surrender, terminate, or cancel the management agreement or otherwise replace the manager or enter into any management agreement without prior written consent from the lender.

Assumption. The borrower under the Florence Mall Mortgage Loan has the right to transfer the Florence Mall Property, in whole or in part, with no less than thirty days prior written notice to lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 0.50% of the then unpaid principal balance of the Florence Mall Mortgage Loan provided no assumption fee will be payable for (x) the first transfer and assumption or (y) if (1) such transfer and assumption is made in connection with the exercise of buy or sell rights by the members of GGP-TRS L.L.C. contained in the operating agreement of GGP-TRS L.L.C. or (2) the legal and beneficial ownership of the Florence Mall Mortgage Loan borrower after such transfer and assumption is identical to the legal and beneficial ownership of the Florence Mall Mortgage Loan borrower prior to such transfer and assumption; (ii) no event of default has occurred and is continuing under the Florence Mall Mortgage Loan; (iii) evidence satisfactory to Fitch, KBRA and Moody’s has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (iv) the lender receives written confirmation from Fitch, KBRA and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings of any class of Series 2012-C7 Certificates; and (v) the transferee and all other entities controlled directly or indirectly by principals of transferee are reasonably satisfactory to lender.

Partial Release. The borrower may obtain a release of certain immaterial non-income producing portions of the Florence Mall Property from the lien of the mortgage upon the satisfaction of certain conditions including but not limited to: (i) no event of default will have occurred and be continuing; (ii) the parcel to be released will be an Acquired Expansion Parcel (as defined below) or will be vacant, non-income-producing and unimproved; (iii) borrower must deliver written evidence to lender that release will not diminish the value of the remaining property as collateral for the Florence Mall Mortgage Loan; and (iv) the borrower must pay down the principal balance of the Florence Mall Mortgage Loan (which prepayment will not be subject to any prepayment penalty of any kind) such that the ratio of the remaining principal balance of the Florence Mall Mortgage Loan to the value of the un-released portion of the Florence Mall Property is less than 125%.

An “Acquired Expansion Parcel” is a parcel of land that the borrower may acquire as additional collateral for the Florence Mall Mortgage Loan subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred or is continuing; (ii) the borrower has delivered to the lender a copy of the deed or ground lease conveying the borrower’s ownership interest in the expansion parcel; (iii) borrower must have paid all reasonable out-of-pocket costs and expenses incurred by lender in connection with the acquisition of the expansion parcel; and (iv) guarantor will deliver to lender a reaffirmation of its obligations under the related guaranty agreement under the Florence Mall Mortgage Loan.

Real Estate Substitution. The borrower may obtain a release of one or more portions of the Florence Mall Property and acquire a corresponding substitute portion of the Florence Mall Property upon the satisfaction of certain conditions including but not limited to: (i) no event of default will have occurred and be continuing; (ii) the exchanged parcel will be an Acquired Expansion Parcel or will be vacant, non-income-producing and unimproved; (iii) not less than thirty days prior to date of substitution, borrower will deliver to lender a notice setting forth evidence that the exchanged parcel will not diminish the value of the Florence Mall Property as collateral for the loan or otherwise cause any material adverse effect; and (iv) borrower will ensure that lender receives all third party reports required under the loan documents and that substitution will not cause collateral for loan to be non-compliant in regards to zoning or insurance requirements.

Future Mezzanine Indebtedness. The borrower will be permitted under the loan documents to incur mezzanine financing secured by the ownership interests of the owner of the Florence Mall Property upon the satisfaction of certain conditions, including but not limited to: (i) the mezzanine financing will be in an amount that when added to the unpaid principal balance of the Florence Mall Mortgage Loan would result in (a) a combined loan-to-value ratio of no more than 56.7% and (b) an annual combined debt service coverage ratio of no less than 2.95x; (ii) the lender receives written confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C7 Certificates; (iii) the borrower will agree to enter into any modifications or amendments to the loan documents deemed reasonably appropriate by the lender containing usual and customary terms for such a transaction; and (iv) the mezzanine loan is otherwise on terms and conditions and subject to documentation reasonably acceptable to the lender.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Florence Mall Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

HUTCHINSON METRO CENTER – TOWER I

PEÑA & KAHN

The Center for
Orthopaedic Specialties at
Montefiore

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUTCHINSON METRO CENTER – TOWER I

Hutchinson Metro Center-Tower 1
1250 Waters Place
Bronx, NY 10461
New York City
Bronx
Yonkers
Mount Vernon
New Rochelle
Pelham Manor
Westchester County
Hudson River
Long Island Sound
East River
Manhattan
Queens
Harlem
Upper East Side
Washington Heights
Morris Heights
Morris Park
Co-Op City
Castle Hill
Hunts Point
Whitestone
College Point
Astoria
East Elmhurst
LaGuardia Airport
Rikers Island
Randalls Island
Ward Island
Van Cortlandt Park
Pelham Bay Park
Bronx Botanical Gardens
Bronx Zoo
Crotona Park
Claremont Park
Soundview Park
Ferry Point Park
Seton Falls Park
Inwood Hill Park
St. Marys Park
Split Rock Golf Course
Mosholu Golf Course
Pelham Country Club
Hillview Reservoir
Empire City at Yonkers Raceway
Montefiore Medical Center
Jacobi Medical Center
Albert Einstein Coll. of Medicine
Fordham University
CUNY Bronx Community College
City College of New York
Yankee Stadium
Bay Plaza Shopping Center
SUNY Maritime College
Cross Bronx Expwy
Bruckner Expwy
New England Thruway
NY State Thruway
Hutchinson River Pkwy
Bronx River Pkwy
Whitestone Bridge
Throgs Neck Bridge
Triboro Bridge
G. Washington Bridge
Cross Island Pkwy
Grand Central Pkwy
Whitestone Expwy
Major Deegan Expwy
Harlem River Drive
FDR Drive
Pelham Pkwy
Fordham Rd
Tremont Ave
Westchester Ave
Williamsbridge Rd
Eastchester Rd
Boston Post Rd
Gun Hill Rd
Webster Ave
Grand Concourse
Morris Park Ave
Zerega Ave
White Plains Rd
Randall Ave
Lincoln Ave
City Island Rd
Pelham Pkwy
Staten Island
Brooklyn
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hutchinson Metro Center – Tower I

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$68,000,000
Cut-off Date Principal Balance:	$67,928,586
% of Initial Pool Balance:	6.2%
Loan Purpose:	Refinance
Borrower Name:	Hutch Tower One LLC
Sponsor:	Joseph Simone
Mortgage Rate:	5.050%
Note Date:	April 12, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	May 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$79,332	$15,886	NAP
Insurance(1)	$0	Springing	NAP
Replacement Reserves	$0	$4,740	NAP
Deferred Maintenance	$234,040	$0	NAP
TI/LC(2)	$1,364,983	$29,624(2)	$709,077(2)
Free Rent Reserve(3)(4)	$638,290	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	CBD
Location:	Bronx, NY
Size:	284,979 SF
Cut-off Date Principal
Balance Per Unit/SF:	$238.36
Year Built/Renovated:	2008/NAP
Occupancy %(4):	97.2%
Occupancy % Source Date:	April 12, 2012
Title Vesting:	Fee
Property Manager:	Self-managed

3rd Most Recent NOI (As of):	$1,131,293(12/31/2010)
2nd Most Recent NOI (As of):	$2,791,533(12/31/2011)
Most Recent NOI (As of):	$3,028,201 (TTM 2/29/2012)

U/W Revenues:	$9,397,249
U/W Expenses:	$2,675,798
U/W NOI:	$6,721,451
U/W NCF:	$6,308,231
U/W NOI DSCR:	1.53x
U/W NCF DSCR:	1.43x
U/W NOI Debt Yield:	9.9%
U/W NCF Debt Yield:	9.3%
As-Is Appraised Value(5):	$97,800,000
As-Is Appraisal Valuation Date:	April 1, 2012
Cut-off Date LTV Ratio(5):	69.5%
LTV Ratio at Maturity or ARD(5):	57.3%

(1)

Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

(2)	The monthly TI/LC escrow payments will commence June 1, 2014. The cap is exclusive of any lease termination payments.
(3)

The escrow represents outstanding rent concessions scheduled to be disbursed as follows: $135,077 on June 1, 2012; $135,077 on July 1, 2012; $118,827 on August 1, 2012; $118,827 on September 1, 2012; $72,456 on October 1, 2012 and $58,026 when all tenants are paying full unabated rent.

(4)

As of April 12, 2012, the Hutchinson Metro Center - Tower I Property is 79.6% physically occupied. There are five tenants, totaling 50,395 square feet (17.7% of the net rentable area) and comprising $1,498,228 of Annual U/W Base Rent (16.8% of Total Annual U/W Base Rent), that have signed leases but are not yet in occupancy and paying rent. Funds contained in the TI/LC reserve and Free Rent reserve will be disbursed when such tenants have taken occupancy and commence paying rent.

(5)

The appraisal presented an “upon stabilized and completion of the subdivision and condo conversion” value (expected to occur by April 1, 2013) of $101,000,000. Based on the “as stabilized and completion of the subdivision and condo conversion” value, the Cut-off Date LTV Ratio is 67.3% and the LTV Ratio at Maturity is 55.4%

The Mortgage Loan. The mortgage loan (the “Hutchinson Metro Center – Tower I Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a thirteen-story office building, located in the Bronx, New York (the “Hutchinson Metro Center – Tower I Property”). The Hutchinson Metro Center – Tower I Mortgage Loan was originated on April 12, 2012 by Wells Fargo Bank, National Association. The Hutchinson Metro Center – Tower I Mortgage Loan had an original principal balance of $68,000,000, has an outstanding principal balance as of the Cut-off Date of $67,928,586 and accrues interest at an interest rate of 5.050% per annum. The Hutchinson Metro Center – Tower I Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The Hutchinson Metro Center – Tower I Mortgage Loan matures on May 1, 2022. The proceeds from the Hutchinson Metro Center – Tower I Mortgage Loan were used to refinance existing debt on the Hutchinson Metro Center – Tower I Mortgage Property of $58.7 million, pay closing costs of $1.3 million, fund upfront reserves of approximately $2.3 million and return approximately $5.5 million of equity to the borrower.

Following the lockout period, the borrower has the right to defease the Hutchinson Metro Center – Tower I Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Hutchinson Metro Center – Tower I Mortgage Loan is prepayable without penalty on or after February 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUTCHINSON METRO CENTER – TOWER I

The Property. The Hutchinson Metro Center – Tower I Property is a thirteen-story office building containing approximately 284,979 rentable square feet situated on 2.8 acres of land within the larger 42-acre Hutchinson Metro Center Complex. The property was built in 2008 and is located in the Pelham Bay section of the Bronx, New York. The lobby is finished with wood paneled walls, granite flooring and vaulted ceilings, and has a security guard, café, and a retail bank branch. After closing, a condominium regime will be filed, of which the Hutchinson Metro Center – Tower I Property will be unit one and an adjacent undeveloped land parcel will be a newly created unit two. The structuring of a condominium regime will allow the Hutchinson Metro Center – Tower I Property and the adjacent condominium to preserve tax benefits. See “Description of the Mortgage Pool – Condominium Structures” in the “Free Writing Prospectus”. Parking is available on levels one through four and provides approximately 850 parking spaces. As of April 12, 2012, the property was 97.2% leased to approximately 33 tenants.

The following table presents certain information relating to the tenancies at the Hutchinson Metro Center – Tower I Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Comprehensive Care Management	NR/NR/NR	57,917	20.3%	$28.45	$1,647,706(2)	18.5%	Various(3)(4)
Montefiore Medical Center	NR/NR/NR	31,206	11.0%	$33.60	$1,048,522	11.8%	10/31/2019
GSA (US Department of ATF)	AAA/Aaa/AA+	19,970	7.0%	$45.71	$912,756	10.2%	5/12/2021(5)
NYPD	NR/NR/NR	18,540(6)	6.5%	$31.96	$592,512(7)	6.6%	10/31/2026
Pena & Kahn	NR/NR/NR	14,158	5.0%	$28.75	$407,043	4.6%	2/28/2022

Total Major Tenants		141,791	49.8%	$32.50	$4,608,538	51.7%

Non-Major Tenants		135,346(8)	47.5%	$31.80	$4,304,654	48.3%

Occupied Collateral		277,137	97.2%	$32.16	$8,913,192	100.0%

Vacant Space		7,842	2.8%

Collateral Total		284,979	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

The tenant executed a lease, but has yet to take occupancy and has yet to commence rental payments for 31,206 square feet of space. U/W Base Rent of $873,768 was attributed to the space and was included in the Annual U/W Base Rent. A “Free Rent Reserve” was established at closing and funds will be distributed when the tenant has taken occupancy and commenced paying rent.

(3)	26,711 square feet of the Comprehensive Care Management space expires on March 31, 2025 and 31,206 square feet expires on August 31, 2027.
(4)

The tenant has a termination option on the 10th anniversary of each lease commencement date. Lease termination option dates are as follows: July 15, 2020 – 19,321 square feet; June 13, 2021 – 7,390 square feet; June 1, 2022 (estimated) – 31,206 square feet. Comprehensive Care Management has yet to take occupancy of 31,206 square feet of space.

(5)	The GSA (US Department of ATF) may terminate its lease any time after May 13, 2016.
(6)	700 square feet of the NYPD space is storage space.
(7)	The annual U/W Base Rent was derived by averaging the annual contractual rental increases through the lease term. The current in-place rent is $27.40 square feet.
(8)

19,189 square feet (6.7% of net rentable area) and $624,460 of Annual U/W Base Rent (7.0% of Total Annual U/W Base Rent), included in Non-Major Tenant space, is leased but not yet occupied and the applicable tenants have not commenced paying rent. In addition, there is an Upfront TI/LC and Free Rent reserve in place for the applicable tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUTCHINSON METRO CENTER – TOWER I

The following tables present certain information relating to the lease rollover schedule at the Hutchinson Metro Center – Tower I Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	1	1,607	0.6%	1,607	0.6%	$45,000	$28.00
2015	0	0	0.0%	1,607	0.6%	$0	$0.00
2016	1	7,150	2.5%	8,757	3.1%	$212,427	$29.71
2017	0	0	0.0%	8,757	3.1%	$0	$0.00
2018	7	26,915	9.4%	35,672	12.5%	$965,256	$35.86
2019	3	41,706	14.6%	77,378	27.2%	$1,379,902	$33.09
2020(4)	1	5,836	2.0%	83,214	29.2%	$171,695	$29.42
2021(5)	8	48,190	16.9%	131,404	46.1%	$1,756,563	$36.45
2022	7	51,087	17.9%	182,491	64.0%	$1,542,672	$30.20
Thereafter(6)	10	94,646	33.2%	277,137	97.2%	$2,839,678	$30.00
Vacant	0	7,842	2.8%	284,979	100.0%	$0	$0.00
Total / Weighted Average	38	284,979	100.0%			$8,913,192	$32.16

(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes space occupied by the property management company (Hutch Management).
(5)

13,519 square feet (4.7% of net rentable area) and comprising of $385,309 of Annual U/W Base Rent (4.3% of Annual U/W Base Rent) is occupied by both the borrower’s management company and other borrower-related tenants.

(6)	Comprehensive Care Management has three separate leases, the NYPD has three separate leases, and one other Non-Major Tenant has two separate leases.

The following table presents historical occupancy percentages at the Hutchinson Metro Center – Tower I Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
24%	36%	57%

(1)       Information obtained from borrower rent rolls. The Hutchinson Metro Center – Tower I Property was built in 2008 and was in lease-up phase from 2009 through late 2011. Occupancy percentages above represent the average occupancy during the respective calendar years.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Hutchinson Metro Center - Tower I Property:

Cash Flow Analysis

	2010	2011	TTM 2/29/2012	U/W(1)	U/W $ per SF
Base Rent	$2,926,503	$4,575,707	$5,075,669	$8,913,192	$31.28
Grossed Up Vacant Space	0	0	0	231,582	0.81
Total Reimbursables	153,291	240,079	366,324	836,427	2.94
Other Income	7,870	16,605	20,631	20,631	0.07
Less Vacancy & Credit Loss	0	0	0	(604,583)	(2.12)

Effective Gross Income	$3,087,664	$4,832,391	$5,462,624	$9,397,249	$32.98

Total Operating Expenses	$1,956,370	$2,040,858	$2,434,423	$2,675,798	$9.39

Net Operating Income	$1,131,293	$2,791,533	$3,028,201	$6,721,451	$23.59
TI/LC	0	0	0	356,224	1.25
Capital Expenditures	0	0	0	56,996	0.20

Net Cash Flow	$1,131,293	$2,791,533	$3,028,201	$6,308,231	$22.14

NOI DSCR	0.26x	0.63x	0.69x	1.53x
NCF DSCR	0.26x	0.63x	0.69x	1.43x
NOI DY	1.7%	4.1%	4.5%	9.9%
NCF DY	1.7%	4.1%	4.5%	9.3%

(1)	The Hutchinson Metro Center – Tower I Property was constructed in 2008 and completed initial lease up in early 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUTCHINSON METRO CENTER – TOWER I

Appraisal. According to the appraisal dated April 3, 2012, the Hutchinson Metro Center Property had an “as-is” appraised value of $97,800,000. The appraisal also presented an “upon stabilized and completion of the subdivision and condo conversion” value (expected to occur by April 1, 2013) of $101,000,000. Based on the “as stabilized and completion of the subdivision and condo conversion” value, the Cut-off Date LTV Ratio is 67.3% and the LTV Ratio at Maturity is 55.4%

Environmental Matters. According to the Phase I environmental site assessment dated April 2, 2012, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. According to the appraisal, the Hutchinson Metro Center – Tower I Property is located within The Hutchinson Metro Center Park, a 42-acre office campus located off of Waters Place in the Pelham Bay section of the Bronx, New York. Pelham Bay is home to numerous medical and institutional health facilities which include: Calvary Hospital, Albert Einstein Medical Center, Montefiore Medical Center, Bronx Municipal Hospital and the Bronx Psychiatric Center. The appraisal identifies 1.2 million square feet of class A properties within the Bronx. According to the appraisal, the average rent for class A office space within the Bronx ranges from $25.00 to $35.00 per square foot on a gross basis and average vacancy of 3.3% as of year-end 2011.

According to the appraisal, Bronx County had a 2011 population of 1.39 million residents, reflecting an increase of approximately 0.4 percent annually from 2000 to 2011. As of 2011, the population within a 3-mile radius and 5-mile radius of the Hutchinson Metro Center - Tower I Property was 601,833 and 1.63 million, respectively. The 2011 average household income within a 3-mile radius and a 5-mile radius of the Hutchinson Metro Center – Tower I Property was $49,545 and $49,180, respectively.

Competitive Set(1)

	Hutchinson Metro Center – Tower I (Subject)	1695 Eastchester Ave	400 East Fordham Road	2300 Westchester Avenue	Bay Plaza (Office Section)	Hutchinson Metro Center
Market	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY

Distance from Subject	– –	0.1 miles	3.2 miles	1.1 miles	2.9 miles	0.0 miles

Property Type	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office

Year Built/Renovated	2008/NAP	1957/NAV	1975/2009	1988/NAV	NAV/NAV	1976/2006

Total GLA	284,979 SF	85,000 SF	265,000 SF	83,000 SF	50,000 SF	435,000 SF

Total Occupancy	97%	100%	100%	95%	93%	99%

(1)	Information obtained from appraisal dated April 3, 2012 and a third party research report dated April 20, 2012.

The Borrower. The borrower is a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hutchinson Metro Center – Tower I Mortgage Loan. The borrower is owned by Whitestone Capital Partners LLC (50.1%) and Waters Place Properties LLC (49.9%). Whitestone Capital Partners LLC is 100% owned and controlled by Joseph Simone, the managing member and guarantor of certain nonrecourse carveouts under the Hutchinson Metro Center – Tower I Mortgage Loan.

The Sponsor. The sponsor is Joseph Simone, the President of Simone Development Companies. Simone Development Companies is a full-service, privately held real estate investment company specializing in the acquisition and development of office, retail, industrial, healthcare, and residential properties in the New York, New Jersey and Connecticut tri-state region. Simone Development Companies owns and manages a portfolio of more than 100 properties totaling more than five million square feet in the tri-state area.

Escrows. The loan documents provide for up-front escrows at closing in the amount of $79,332 for real estate taxes, $1,364,983 for tenant improvements and leasing commissions (“TI/LCs”), $234,040 for deferred maintenance, and $638,290 to cover free rent associated with leases for Comprehensive Care Management, New York Association in Gastroenterology, Empire State Ortho and Westchester OBGYN. The free rent reserve will be distributed as follows: $135,077 on June 1, 2012; $135,077 on July 1, 2012; $118,827 on August 1, 2012; $118,827 on September 1, 2012; $72,456 on October 1, 2012; and $58,026 when all tenants are in occupancy and have commenced paying full unabated rent. The loan documents provide for monthly escrows in the amount of $15,886 for real estate taxes (subject to adjustment per lender’s estimate) and $4,740 for replacement reserves. Monthly TI/LC escrow payments of $29,624 must commence on June 1, 2014 (subject to a cap of $709,077) and the ongoing monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

Lockbox and Cash Management. The Hutchinson Metro Center – Tower I Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Hutchinson Metro Center – Tower I Property be deposited into the lockbox account within one business day after receipt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUTCHINSON METRO CENTER – TOWER I

Upon the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as lender may determine in its sole discretion.

A “Cash Management Period” will commence upon: (i) the stated maturity date; (ii) the occurance and continuance of an event of default; or (iii) the debt service coverage ratio is less than 1.10x. A Cash Management Period will expire upon the cure of such event of default, the payment in full of the Hutchinson Metro Center – Tower I Mortgage Loan and all other obligations under the loan documents, or the debt service coverage ratio being at least 1.10x for six consecutive months.

Property Management. The Hutchinson Metro Center – Tower I Property is managed by an affiliate of the borrower.

Assumption. The Hutchinson Metro Center – Tower I Mortgage Loan borrower has the right to transfer the Hutchinson Metro Center – Tower I Property with the consent of the lender, provided that no event of default has occurred and is continuing under the Hutchinson Metro Center – Tower I Mortgage Loan and certain other conditions are satisfied, including payment of an assumption fee of 1.0% of the outstanding principal balance of the Hutchinson Metro Center – Tower 1 Mortgage Loan and the lender’s reasonable determination that the proposed transferee and guarantor satisfy lender’s credit review and underwriting standards taking into consideration: (i) experience and financial strength and credit quality; (ii) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, KBRA and Moody’s assigned to the Series 2012-C7 Certificates; and (iii) other factors relied upon by lender in the original underwriting of the Hutchinson Metro Center – Tower I Mortgage Loan.

Partial Release. In association with the condominium conversion that results in a newly created unit (“Unit 2” or the “Release Parcel”), the borrower is permitted to a partial release of Unit 2 for no consideration. Unit 2 is an undeveloped, non-income producing land parcel located on the north end of the Hutchinson Metro Center – Tower I Property which will be used to construct an estimated 11-story office tower upon the satisfaction of certain conditions, including but not limited to: (i) the absence of a default; and (ii) delivery of evidence satisfactory to lender that the Release Parcel and the Hutchinson Metro Center – Tower I Property constitute separate condominium units and tax lots.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hutchinson Metro Center – Tower I Property provided that the borrower is not required to spend more than 200% of the insurance premium that is payable for required property and business interruption/rent loss insurance. The loan documents also require business interruption insurance covering no less than the 18-month period from the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

PUENTE HILLS EAST

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PUENTE HILLS EAST

Puente Hills East
NEC Albatross Road & Colima Street
City of Industry, CA 91748
METROLINK SAN BERNARDINO LINE
METROLINK RIVERSIDE LINE
El Monte
Baldwin Park
BALDWIN PARK
COVINA
Covina
West Covina
San Bernardino Freeway
San Dimas
Pacific Coast Baptist Bible College
Walnut Creek Park
Citrus Valley Medical Center Inter-Community Campus
Westfield Eastland Mall
Westfield West Covina
Kaiser Permanente Baldwin Park Medical Center
Citrus Valley Medical Center
South Hills Country Club
Heritage Park
Mount San Antonio College
Galster Wilderness Park
LOS ANGELES COUNTY
Walnut
Walnut Ranch Park
La Puente
Los Angeles 15 miles
Industry Hills Recr. Center
Industry Hills Golf Club at Pacific Palms
Civic Center
Creekside Park
INDUSTRY
Pomona Fwy
City of Industry
Hacienda Heights
Puente Hills Mall
Royal Vista Golf Club
Diamond Bar
Schabarum Regional County Park
Rowland Heights
PUENTE HILLS
Orange Fwy
ORANGE COUNTY
Brea
Downtown Brea
Brea Mall
Birch Hills Golf Course
Carbon Canyon Park
Craig Regional Park
Fullerton
John Wayne Airport 18 miles
Los Angeles
Long Beach
Anaheim
Santa Ana
Pomona
Ontario
Riverside
San Bernardino
Pasadena
Glendale
Burbank
Santa Monica
Torrance
Huntington Beach
Newport Beach
Irvine
Norwalk
Corona
Temecula
San Clemente
Oceanside
Victorville
Hesperia
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Puente Hills East

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$65,000,000
Cut-off Date Principal Balance:	$65,000,000
% of Initial Pool Balance:	5.9%
Loan Purpose:	Refinance
Borrower Name:	New Age Kaleidoscope, LLC
Sponsor:	Ronnie Man Ho Lam
Mortgage Rate:	4.470%
Note Date:	May 15, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	June 1, 2022
IO Period:	60 months
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-Only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(92),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$351,464	$117,155	NAP
Insurance	$92,325	$6,294	NAP
Replacement Reserves	$9,361	$9,361	$985,000
Deferred Maintenance	$51,150	NAP	NAP
TI/LC	$74,643	$27,129	$500,000
Free Rent	$105,138	NAP	NAP

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Specific Property Type:	Anchored
Location:	City of Industry, CA
Size:	401,170 SF
Cut-off Date Principal Balance Per Unit/SF:	$162.03

Year Built/Renovated:	1978/NAP
Occupancy %(1):	87.5%
Occupancy % Source Date:	March 31, 2012
Title Vesting:	Fee
Property Manager:	Kam Sang Company, Inc

3rd Most Recent NOI (As of):	$5,918,624(12/31/2010)
2nd Most Recent NOI (As of):	$6,495,847(12/31/2011)
Most Recent NOI (As of):	$6,650,220 (TTM 2/29/2012)

U/W Revenues:	$9,878,209
U/W Expenses:	$2,892,943
U/W NOI:	$6,985,265
U/W NCF:	$6,547,398
U/W NOI DSCR:	1.77x
U/W NCF DSCR:	1.66x
U/W NOI Debt Yield:	10.7%
U/W NCF Debt Yield:	10.1%
As-Is Appraised Value:	$113,500,000
As-Is Appraisal Valuation Date:	April 10, 2012
Cut-off Date LTV Ratio:	57.3%
LTV Ratio at Maturity or ARD:	52.4%

(1)	The Puente Hills Property is 99.0% leased; however, The Royal Bank of Scotland did not underwrite any rent associated with 45,927 square feet of space related to dark tenants.

The Mortgage Loan. The mortgage loan (the “Puente Hills East Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering an anchored retail shopping center located in City of Industry, California (the “Puente Hills East Property”). The Puente Hills East Mortgage Loan was originated on May 15, 2012 by The Royal Bank of Scotland. The Puente Hills East Mortgage Loan had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and accrues interest at an interest rate of 4.470% per annum. The Puente Hills East Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 months following origination and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The Puente Hills East Mortgage Loan will mature on June 1, 2022. Proceeds from the Puente Hills East Mortgage Loan were used to repay existing debt of $46.7 million, pay closing costs of approximately $160,000, fund upfront reserves of approximately $680,000 and return approximately $17.5 million of equity to the sponsor.

Following the lockout period, the borrower has the right to defease the Puente Hills East Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Puente Hills East Mortgage Loan is prepayable without penalty on or after March 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PUENTE HILLS EAST

The Property. The Puente Hills East Property collateral consists of eleven retail buildings, nine ground lease parcels and two office buildings comprised of 401,170 square feet, which is part of a larger approximately 124-acre mixed-use retail/office development known as Puente Hills East. The Puente Hills East Property is shadow anchored by Costco, Target and Lowe’s. The improvements were constructed from 1978 to 2009 and are situated on 39.9 acres of land located at the northeast corner of Colima Road and Albatross Road in the City of Industry, Los Angeles County, California. The City of Industry is approximately 21 miles east of downtown Los Angeles, California.

The Puente Hills East Property includes 65,207 square feet of ground leased parcels (not included in the square footage total of the property), 342,275 square feet of retail space and 58,895 square feet of office space. The Puente Hills East Property’s largest tenant is TS Emporium, a thirty year-old specialty Asian grocer and boutique retailer. As of March 31, 2012, the Puente Hills East Property was 99.0% leased. National tenants at the Puente Hills East Property include Pep Boys, LA Fitness, Petco, McDonald’s, Union Bank and Citibank.

Located within the Puente Hills East project, but not part of the collateral, are several other commercial and retail buildings occupied by tenants such as Costco, Target, Staples, Macaroni Grill and Lowe’s Home Improvement. Costco shares parking with the Puente Hills East Property and pays common area maintenance. Parking is provided by 2,689 surface spaces resulting in a parking ratio of 4.37 spaces per every 1,000 square feet of gross leasable area (including Costco). Furthermore, the Puente Hills East Property is adjacent to the Puente Hills Regional Mall which is anchored by Macy’s, Sears, Burlington Coat, Toys R Us, 24 Hour Fitness, Ross and Forever 21.

The following table presents certain information relating to the tenancies at the Puente Hills East Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Retail Tenants – Collateral
LA Fitness	NR/NR/NR	25,000	6.2%	$21.99	$549,750	7.2%	NAV	NAV	12/31/2020	(3)
TS Emporium	NR/NR/NR	75,000	18.7%	$5.00	$375,000	4.9%	NAV	NAV	8/31/2020	(4)
WH Renaissance, Inc.	NR/NR/NR	14,791	3.7%	$18.11	$267,810	3.5%	NAV	NAV	1/31/2016
Easy Life Furniture, Inc.	NR/NR/NR	18,798	4.7%	$14.19	$266,702	3.5%	NAV	NAV	12/31/2015
Petco	NR/Caa1/B	14,497	3.6%	$16.51	$239,333	3.2%	$151	14.9%	1/31/2017
Superco	NR/NR/NR	16,879	4.2%	$12.00	$202,548	2.7%	NAV	NAV	12/31/2012

Total Major Retail Tenants – Collateral		164,965	41.1%	$11.52	$1,901,143	25.0%

Non-Major Retail Tenants - Collateral		130,897	32.6%	$33.15	$4,338,682	57.1%

Office Tenants - Collateral		55,245	13.8%	$24.50	$1,353,265	17.8%

Occupied Collateral Total(5)		351,107	87.5%	$21.63	$7,593,090	100.0%

Vacant Space		50,063	12.5%

Collateral Total		401,170	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the full year ending December 31, 2011.
(3)	LA Fitness has three 5-year extension options remaining.
(4)	TS Emporium has four 5-year extension options remaining.
(5)	The Puente Hills East Property is 99.0% leased; however, The Royal Bank of Scotland did not underwrite any rent associated with 45,927 square feet of space related to dark tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PUENTE HILLS EAST

The following table presents certain information relating to the lease rollover schedule at the Puente Hills East Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	5	4,678	1.2%	4,678	1.2%	$125,904	$26.91
2012	13	35,974	9.0%	40,652	10.1%	$657,768	$18.28
2013	12	15,393	3.8%	56,045	14.0%	$640,998	$41.64
2014	18	34,181	8.5%	90,226	22.5%	$927,926	$27.15
2015	16	64,399	16.1%	154,625	38.5%	$1,436,715	$22.31
2016	12	36,097	9.0%	190,722	47.5%	$1,041,349	$28.85
2017	5	22,204	5.5%	212,926	53.1%	$445,591	$20.07
2018	3	5,306	1.3%	218,232	54.4%	$317,976	$59.93
2019	2	4,972	1.2%	223,204	55.6%	$336,079	$67.59
2020	4	100,000	24.9%	323,204	80.6%	$1,231,137	$12.31
2021	4	25,857	6.4%	349,061	87.0%	$237,247	$9.18
2022	0	0	0.0%	349,061	87.0%	$0	$0.00
Thereafter	2	2,046	0.5%	351,107	87.5%	$194,400	$95.01
Vacant(4)	0	50,063	12.5%	401,170	100.0%	$0	$0.00

Total / Weighted Average	96	401,170	100.0%			7,593,090	$21.63

(1)	Information obtained from underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space and space leased to dark tenants.
(4)	The Puente Hills East Property is 99.0% leased; however, The Royal Bank of Scotland did not underwrite any rent associated with 45,927 square feet of space related to dark tenants.

The following table presents historical occupancy percentages at the Puente Hills East Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
87%	86%	98%

(1) Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Puente Hills East Property:

Cash Flow Analysis

	2009	2010	2011	TTM 2/29/2012	U/W	U/W $ per SF
Base Rent	$6,688,356	$6,702,009	$7,187,052	$7,322,105	$7,593,090	$18.93
Grossed Up Vacant Space	0	0	0	0	1,125,450	2.81
Percentage Rent	0	0	0	0	0	0
Total Reimbursables	1,663,174	1,952,663	1,994,527	1,973,389	2,225,376	5.55
Other Income	21,283	85,041	22,230	110,416	59,743	0.15
Less Vacancy & Credit Loss	0	0	0	0	($1,125,450)	($2.81)

Effective Gross Income	$8,372,813	$8,739,713	$9,203,809	$9,405,910	$9,878,209	$24.62
Total Operating Expenses	$2,682,008	$2,821,089	$2,707,962	$2,755,690	$2,892,943	$7.21

Net Operating Income	$5,690,805	$5,918,624	$6,495,847	$6,650,220	$6,985,265	$17.41
TI/LC	0	0	0	0	325,540	0.81
Capital Expenditures	0	0	0	0	112,328	0.28

Net Cash Flow	$5,690,805	$5,918,624	$6,495,847	$6,650,220	$6,547,398	$16.32
NOI DSCR	1.45x	1.50x	1.65x	1.69x	1.77x
NCF DSCR	1.45x	1.50x	1.65x	1.69x	1.66X
NOI DY	8.8%	9.1%	10.0%	10.2%	10.7%
NCF DY	8.8%	9.1%	10.0%	10.2%	10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PUENTE HILLS EAST

Appraisal. According to the appraisal dated April 10, 2012, the Puente Hills East Property had an “as-is” appraised value of $113,500,000.

Environmental Matters. A Phase I environmental site assessment was performed on April 12, 2012. The assessment revealed evidence of the following recognized environmental conditions at the Puente Hills East Property: (i) potential for asbestos-containing materials due to age of buildings; (ii) need to test for potential groundwater contamination due to long-term operation of a dry-cleaning facility on the premises; (iii) a 2005 positive test for groundwater contamination tests at a site on the premises that was formerly a gas station; and (iv) evidence of mold colonization and water damage at 17785 Colima Block F.

Phase II subsurface testing was conducted on May 3, 2012 to determine the presence or absence of soil and/or groundwater contamination in the land surrounding the dry cleaning facility. The results revealed no detection of contamination and the environmental consultant recommended no further action. An Operations and Maintenance Program has been implemented to manage potential asbestos-containing materials. All mold has been identified and removed from the site.

It has been determined that Stoner Creek Car Wash, the tenant currently occupying the site formerly used as a gas station which experienced a 2005 positive test for groundwater contamination, is the responsible party for any remediation and monitoring that may be required in connection with potential groundwater and soil contamination at the site. The tenant has engaged an environmental engineering firm and has submitted a management plan to the Regional Water Quality Control Board. At the request of the lender, an environmental engineering firm prepared three scenarios and associated cost estimates for the further investigation of this site. The worst case estimated costs would be $300,000 - $600,000.

Market Overview and Competition. The Puente Hills East Property is located in City of Industry, California. City of Industry is situated in Los Angeles County, approximately 21 miles east of Los Angeles, California. The Puente Hills East Property is located along the south side of the Pomona (SR-60) Freeway and is adjacent to the Puente Hills Regional Mall, which features tenants such as Macy’s, Sears, AMC Theatres and Burlington Coat Factory. The Puente Hills East Property has approximately 2,800 feet of frontage along Colima Road and  3/4 of a mile of frontage along the SR-60 Freeway.

The Puente Hills East Property is located in the San Gabriel Valley. Per the appraisal, between 2000 and 2010, the population within the primary trade area (three-mile radius) and total trade area (five-mile radius) of the Puente Hills East Property increased 0.18% and 0.25%, respectively. Within a three- and five-mile radius of the Puente Hills East Property, the 2011 population was 139,742 and 354,357, respectively. The 2011 average household income within a three- and five-mile radius of the Puente Hills East Property was $80,671 and $85,408, respectively.

According to the appraisal, the Puente Hills East Property is located within the San Gabriel Valley-East retail submarket of Los Angeles. The San Gabriel Valley-East retail submarket contains 10,272,000 square feet or 15.6% of the area’s total inventory. As of year-end 2011, the San Gabriel Valley-East retail submarket had an overall vacancy rate of 8.4% and an average asking rental rate of $24.74 per square foot triple net.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Puente Hills East Property:

Competitive Set(1)

	Puente Hills East (Subject)	Puente Hills Town Center	Hacienda Center	Bixby Hacienda Plaza	Rowland Plaza	Canyon Point	Woodside Village Plaza	Hacienda Plaza
Market	City of Industry, CA	Rowland Heights, CA	Hacienda Heights, CA	Hacienda Heights, CA	Rowland Heights, CA	Rowland Heights, CA	West Covina, CA	La Puente, CA
Distance from Subject	– –	0.2 miles	0.7 miles	0.8 miles	1.7 miles	2.7 miles	2.8 miles	3.5 miles
Property Type	Community Center	Community Center	Neighborhood Center	Neighborhood Center	Neighborhood Center	Neighborhood Center	Neighborhood Center	Community Center
Year Built/Renovated	1978/NAP	1984/1991	1976/NAP	1987/NAP	1966/NAP	1990/NAP	1968/2003	1978/NAP
Anchors	TS Emporium, Pep Boys, LA Fitness	Marshalls, Michaels, Dollar Tree, Big 5 Sporting Goods	99 Ranch Market	Albertsons	Korean Market, Rite Aid	Albertsons, Payless Drugs	Pep Boys, Rite Aid, Vons	Big Lots, CVS Northgate Market
Total GLA	401,170 SF	259,162 SF	124,000 SF	133,438 SF	90,860 SF	128,600 SF	149,512 SF	236,169 SF
Total Occupancy	88%	93%	91%	99%	100%	97%	85%	100%

(1)	Information obtained from appraisal dated April 10, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PUENTE HILLS EAST

The Borrower. The borrower is a California limited liability company and a single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Puente Hills East Mortgage Loan. Ronnie Man Ho Lam is the guarantor of certain nonrecourse carveouts under the Puente Hills East Mortgage Loan.

The Sponsor. The sponsor of the Puente Hills East Mortgage Loan is Ronnie Man Ho Lam. In 1979, Mr. Lam founded the Kam Sang Company. Since then, the Kam Sang Company has developed into a multi-million dollar management/development company that oversees development projects in the U.S., Hong Kong and Taiwan for Mr. Lam’s development partnerships.

Escrows. The loan documents provide for upfront escrows at closing in the amount of: $351,464 for real estate taxes, $92,325 for insurance, $74,643 for tenant improvements and leasing commissions, $105,138 for outstanding free rent, $9,361 for replacement reserves and $51,150 for deferred maintenance. The loan documents provide for ongoing monthly escrows in the amount of: $117,155 (subject to adjustment per lender’s estimate) for real estate taxes; $6,294 (subject to adjustment per lender’s estimate) for insurance premiums; $27,129 for ongoing tenant improvements and leasing commissions (subject to a cap of $500,000); and $9,361 (subject to a cap of $985,000) for replacement reserves.

Lockbox and Cash Management. The Puente Hills East Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues relating to the Puente Hills East Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period, as defined below, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence: (i) upon the stated maturity date if the Puente Hills East Mortgage Loan has not been repaid in full; (ii) if an event of default has occurred and is continuing under the Puente Hills East Mortgage Loan; (iii) if, as of the last day of any calendar quarter during the term of the Puente Hills East Mortgage Loan, the debt service coverage ratio is less than 1.25x. A Cash Management Period will end either with respect to the matters described in clause (i) or (ii) above, when such event of default has been cured, and with respect to the matters described in clause (iii) above, when the Puente Hills East Property has achieved a debt service coverage ratio of at least 1.25x for two consecutive calendar quarters.

Property Management. The Puente Hills East Property is currently managed by Kam Sang Company, Inc., an affiliate of the borrower, pursuant to a management agreement. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 2.5% of gross income. The borrower may not surrender, terminate, cancel, extend or renew the management agreement or otherwise replace the manager or enter into any other management agreement without written consent from the lender.

Assumption. The borrower has the right to transfer the Puente Hills East Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Puente Hills East Mortgage Loan; (ii) payment by the borrower of an assumption fee equal to 0.50% of the outstanding principal balance of the Puente Hills East Mortgage Loan for the first such transfer and assumption and 1.00% of the outstanding principal balance of the Puente Hills East Mortgage Loan thereafter; (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested; (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (v) the lender receives written confirmation from Fitch, KBRA and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C7 Certificates; (vi) all of the lender’s reasonable costs and expenses have been paid in connection with the transfer; (vii) replacement guarantors and indemnitors have indicated in writing in form and substance their readiness and ability to transfer and assume the Puente Hills East Mortgage Loan; and (viii) the manager and proposed management agreement are satisfactory to the lender, Fitch, KBRA and Moody’s.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Puente Hills East Property. The coverage must have a deductible of no greater than $25,000. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

FASHION SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FASHION SQUARE

Fashion Square
4787 Fashion Square Boulevard
Saginaw Township, MI 48604
MBS Intl. Airport 4 miles
Bay City 7 miles
BAY COUNTY
Bay City Country Club
Freeland Rd.
Marshall M. Fredericks Sculpture Museum
Saginaw Valley State University
Conference and Events Center
Pierce Rd.
Davis Rd.
Michigan Rd.
Center Rd.
Mackinaw Rd.
Bay Rd.
Kochville Rd.
Tittabawassee Rd.
Schust Rd.
Haithco Recreation Area
McCarty Rd.
Fashion Square Blvd.
Barnard Rd.
Saginaw Township North
SAGINAW COUNTY
Shattuck Rd.
Aleda E. Lutz VA Medical Ctr.
Hemmeter Rd.
Weiss St.
State St.
Davenport Ave.
Zilwaukee
Zilwaukee Bridge
Church St.
Mackinaw Rd.
Westervelt Rd.
Veterans Memorial Pkwy
Carrollton
Carrollton Rd.
Saginaw River
Becker Rd.
Washington Rd.
Towerline Rd.
Indiantown Rd.
Norman St.
Wadsworth Ave.
Saginaw County H.W. Browne Airport
The Dow Events Center
Lapeer Ave.
Janes Ave.
Castle Museum
Mid-Michigan Children's Museum
Congress Ave.
Covenant Healthcare-Harrison
Houghton Ave.
Saginaw Art Museum
Hoyt Ave.
Court St.
Brockway Rd.
Mackinaw St.
Charles St.
Mason St.
Historic District
Michigan Ave.
Washington Ave.
Jefferson Ave.
17th St.
Perkins St.
Buena Vista
Outer Dr.
Saginaw
Saginaw Township South
Saginaw Country Club
Gratiot Ave.
Rust Park
Japanese Cultural Ctr.
Ezra Rust Drive
Children's Zoo at Celebration Square
Remington St.
Holland Ave.
Marquette St.
Niagara St.
Anderson Enrichment Center
Rust Ave.
Webber St.
Genesee Ave.
Superior St.
Center St.
Gallagher St.
Hess Ave.
Michigan Ave.
GM Saginaw Powertrain Plant
Sheridan Ave.
Williamson St.
Treanor St.
Germania Town & Country Club
Tittabawassee River
Washington Rd.
Tatham Rd.
Shiawassee National Wildlife Refuge
Bridgeport
Lake Superior
ONTARIO
Marquette
Sault Ste. Marie
WISCONSIN
Green Bay
Petoskey
Alpena
Traverse City
Lake Huron
Appleton
Cadillac
Oshkosh
Manitowoc
MICHIGAN
Sheboygan
Big Rapids
Bay City
Midland
Saginaw
Lake Michigan
Muskegon
Madison
Milwaukee
Grand Rapids
Flint
Holland
Racine
Kenosha
Lansing
Troy
Sterling Heights
Rockford
Waukegan
Kalamazoo
Ann Arbor
Detroit
Windsor
Aurora
Chicago
Battle Creek
South Bend
Elkhart
Lake Erie
ILLINOIS
Gary
INDIANA
OHIO
Toledo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Fashion Square

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB+/NR
Original Principal Balance:	$42,000,000
Cut-off Date Principal Balance:	$42,000,000
% of Initial Pool Balance:	3.8%
Loan Purpose:	Refinance
Borrower Name:	Fashion Square Mall CMBS, LLC
Sponsor:	CBL & Associates Properties, Inc.
Mortgage Rate:	4.950%
Note Date:	May 17, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	June 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	30/360
Call Protection:	L(24),GRTR 1% or YM(92),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$717,642	$94,763	NAP
Insurance(1)	$0	Springing	NAP
Replacement Reserves	$5,578	$5,578	$200,829
TI/LC	$23,185	$23,185	$834,666
Existing TI/LC(2)	$570,640	$0	NAP
Environmental Reserve(3)	$310,000	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Specific Property Type:	Regional Mall
Location:	Saginaw Township, MI
Size:	446,288 SF
Cut-off Date Principal Balance per Unit/SF:	$94.11

Year Built/Renovated:	1972/2004
Occupancy %:	93.3%
Occupancy % Source Date:	April 1, 2012
Title Vesting:	Fee
Property Manager:	CBL & Associates Management, Inc.

3rd Most Recent NOI (As of):	$7,870,197(12/31/2009)
2nd Most Recent NOI (As of):	$7,337,161(12/31/2010)
Most Recent NOI (As of):	$7,357,103(12/31/2011)

U/W Revenues:	$11,109,263
U/W Expenses:	$4,264,810
U/W NOI:	$6,844,453
U/W NCF:	$6,418,431
U/W NOI DSCR:	2.33x
U/W NCF DSCR:	2.19x
U/W NOI Debt Yield:	16.3%
U/W NCF Debt Yield:	15.3%
As-Is Appraised Value:	$67,500,000
As-Is Appraisal Valuation Date:	April 11, 2012
Cut-off Date LTV Ratio:	62.2%
LTV Ratio at Maturity or ARD:	45.9%

(1)

Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

(2)	The Existing TI/LC escrow was established for tenant improvements and leasing commissions which are obligations of the borrower under existing leases.
(3)

The environmental reserve was established for the remediation of the recognized environmental conditions identified by the Phase I environmental site assessment. See “Environmental Matters” and “Escrows” below.

The Mortgage Loan. The mortgage loan (the “Fashion Square Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Saginaw Township, Michigan (the “Fashion Square Property”). The Fashion Square Mortgage Loan was originated on May 17, 2012 by Wells Fargo Bank, National Association. The Fashion Square Mortgage Loan had an original principal balance of $42,000,000, has an outstanding principal balance as of the Cut-off Date of $42,000,000 and accrues interest at an interest rate of 4.950% per annum. The Fashion Square Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Fashion Square Mortgage Loan matures on June 1, 2022. The proceeds from the Fashion Square Mortgage Loan were used to refinance existing debt on the Fashion Square Property of approximately $49.3 million securitized in CSFB 2002-CP5, pay closing costs of approximately $271,000, and fund upfront reserves of approximately $1.6 million; in addition, the borrower contributed approximately $9.2 million in equity.

Following the lockout period, the borrower has the right to voluntarily prepay the Fashion Square Mortgage Loan, in whole but not in part, provided the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1% of the principal amount being prepaid. In addition, the Fashion Square Mortgage Loan is prepayable without penalty on or after March 1, 2022.

As of April 1, 2012, the Fashion Square Property was 93.3% occupied with no tenant comprising more than 7.3% of the total underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FASHION SQUARE

The Property. The Fashion Square Property is a regional mall anchored by JC Penney (part of collateral), Macy’s (not part of collateral) and Sears (not part of collateral) that contains approximately 711,114 square feet (not including three outparcels, which are on ground leases) of which 446,288 square feet secures the Fashion Square Mortgage Loan. The Fashion Square Property was built in 1972, most recently renovated in 2004 and includes in-line shops, a food court, a 10-screen movie theater and three outparcels.

The following table presents certain information relating to the tenancies at the Fashion Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF		% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Sears	B+/B3/CCC+	143,853		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s	BBB/Baa3/BBB	120,973		ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
JC Penney	BB+/NR/BB-	168,066	(3)	37.7%	$2.71	$455,369	7.3%	$181	3.0%	1/31/2018

Total Anchor Tenants - Collateral		168,066		37.7%	$2.71	$455,369	7.3%

Other Major Tenants - Collateral
Victoria’s Secret	BB+/Ba2/BB+	8,537		1.9%	$26.00	$221,962	3.5%	$459	8.4%	1/31/2013
Encore	NR/NR/NR	26,437		5.9%	$6.16	$162,852	2.6%	$92	11.9%	3/31/2020(4)
Deb	NR/NR/NR	7,563		1.7%	$15.01	$113,487	1.8%	$118	13.0%	1/31/2014
Dress Barn	NR/NR/NR	7,512		1.7%	$11.80	$88,642	1.4%	NAV(5)	NAV(5)	12/31/2021(6)
Rue 21	NR/NR/NR	7,575		1.7%	$9.25	$70,069	1.1%	$114	10.1%	1/31/2021(7)
Rainbow Shops	NR/NR/NR	8,993		2.0%	$6.47	$58,201	0.9%	NAV	NAV	MTM

Total Other Major Tenants - Collateral		66,617		14.9%	$10.74	$715,213	11.4%

Non-Major Tenants		181,805		40.7%	$27.99	$5,088,463	81.3%

Occupied Collateral Total		416,488		93.3%	$15.03	$6,259,045	100.0%

Vacant Space		29,800		6.7%

Collateral Total		446,288		100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are as of the full-year ending December 31, 2011.
(3)	JC Penney subleases 16,274 square feet of space to Firestone with a lease expiration of January 31, 2018.
(4)	Encore may terminate its lease if its gross sales between April 1, 2014 and March 31, 2015 do not meet or exceed $1.5 million. Encore’s 2011 sales were approximately $2.4 million.
(5)	Sales are not available for Dress Barn, as the tenant moved into its space in August 2011.
(6)	Dress Barn may terminate its lease if its gross sales between March 1, 2014 and February 28, 2015 do not meet or exceed $135 per square foot, or approximately $1.0 million.
(7)	Rue 21 may terminate its lease if its gross sales between August 1, 2014 and July 31, 2015 do not meet or exceed $800,000. Rue 21’s 2011 sales were approximately $861,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FASHION SQUARE

The following table presents certain information relating to the lease rollover schedule at the Fashion Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative % of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	13,691	3.1%	13,691	3.1%	$199,884	$14.60
2012	14	17,157	3.8%	30,848	6.9%	$323,960	$18.88
2013	15	39,599	8.9%	70,447	15.8%	$993,164	$25.08
2014	14	34,544	7.7%	104,991	23.5%	$906,914	$26.25
2015	11	23,875	5.3%	128,866	28.9%	$973,296	$40.77
2016	8	19,615	4.4%	148,481	33.3%	$541,543	$27.61
2017	5	17,290	3.9%	165,771	37.1%	$433,676	$25.08
2018	5	173,496	38.9%	339,267	76.0%	$610,348	$3.52
2019	0	0	0.0%	339,267	76.0%	$0	$0.00
2020	1	26,437	5.9%	365,704	81.9%	$162,852	$6.16
2021	5	24,140	5.4%	389,844	87.4%	$449,958	$18.64
2022	5	21,268	4.8%	411,112	92.1%	$479,067	$22.53
Thereafter	3	5,376	1.2%	416,488	93.3%	$184,383	$34.30
Vacant	0	29,800	6.7%	446,288	100.0%	$0	$0.00
Total / Weighted Average	89	446,288	100.0%			$6,259,045	$15.03

(1)	Information obtained from underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Fashion Square Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
95%	90%	93%

(1) Information obtained from the appraisal dated April 11, 2012.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fashion Square Property:

Cash Flow Analysis

	2009	2010	2011	U/W	U/W $ per SF
Base Rent	$6,607,527	$6,348,783	$6,417,870	$6,259,045	$14.02
Grossed Up Vacant Space	0	0	0	730,776	1.64
Other Income	5,111,967	4,949,615	4,902,222	4,850,218	10.87
Less Vacancy & Credit Loss	0	0	0	(730,776)	(1.64)

Effective Gross Income	$11,719,494	$11,298,398	$11,320,092	$11,109,263	$24.89
Total Operating Expenses	$3,849,297	$3,961,237	$3,962,989	$4,264,810	$9.56

Net Operating Income	$7,870,197	$7,337,161	$7,357,103	$6,844,453	$15.34
TI/LC	0	0	0	314,450	0.70
Capital Expenditures	0	0	0	111,572	0.25

Net Cash Flow	$7,870,197	$7,337,161	$7,357,103	$6,418,431	$14.38
NOI DSCR	2.68x	2.50x	2.51x	2.33x
NCF DSCR	2.68x	2.50x	2.51x	2.19x
NOI DY	18.7%	17.5%	17.5%	16.3%
NCF DY	18.7%	17.5%	17.5%	15.3%

Appraisal. According to the appraisal report dated April 11, 2012, the Fashion Square Property has an “as-is” appraised value of $67,500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FASHION SQUARE

Environmental Matters. According to the Phase I environmental site assessment (“ESA”) dated April 18, 2012, evidence of the following recognized environmental conditions (“RECs”) exists at the Fashion Square Property. First, registered underground storage tanks (“USTs”) were formerly present at the current Firestone building located on the west side of the site. The UST database indicated that two USTs were installed in 1973 and removed in 1988; however, there is no record of any closure information for the USTs. Although a 1996 Phase I report indicates that soil contamination did not appear to be present, no record of the soil sample locations, tank removal observations or laboratory results was provided for verification. Second, sixteen current and former hydraulic hoists were observed in the bays of the Firestone building, approximately half of which have been replaced with above-grade units. According to the ESA, these hoists are often replaced when they no longer function correctly, which may be due to leaking hydraulic fluid. Finally, the ESA observed staining indicative of spills, leaks, or overflows of new and/or used oil in the oil storage room at the Firestone building. Potential routes of entry to the subsurface were observed with possible drains and cracks.

In response to the conditions described above, the ESA recommended that a Phase II ESA with a limited subsurface investigation be conducted in order to determine the presence or absence of contamination associated with the former registered USTs, hydraulic lifts and motor oil storage. In addition, the ESA recommended that the storage facility for new and used oil in the Firestone building be cleaned, sealed and provided with secondary containment.

In connection with the environmental circumstances described above, the borrower established an environmental reserve fund. See “Escrows” below. In addition, a $5,000,000 environmental insurance policy with an expiration date of August 1, 2012 is currently in place.

Market Overview and Competition. The Fashion Square Property is located in Saginaw Township, Michigan, approximately 42 miles northwest of Flint, Michigan and approximately 107 miles northwest of Detroit, Michigan. As of the 2010 Census, the primary trade area includes approximately 250,000 people with an average household income of approximately $56,000. Major employers in the area include Hemlock Semiconductor Corp./Dow Corning Corp., Covenant HealthCare and Nexteer Automotive. The nearest regional mall to the Fashion Square Property is Bay City Mall in Bay City, Michigan, which is approximately 15 miles away.

The following table presents certain information relating to some comparable properties provided in the appraisal for the Fashion Square Property:

Competitive Set(1)

	Fashion Square (Subject)	Bay City Mall	Midland Mall	Genesee Valley Center Mall	Birch Run Premier Outlets
Market	Saginaw Township, MI	Bay City, MI	Midland, MI	Flint Township, MI	Birch Run, MI

Distance from Subject	– –	14.6 miles	26.9 miles	42.1 miles	22.1 miles

Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Outlet Center

Year Built /Renovated	1972/2004	1989/1993	1991/NAP	1970/2005	1986/NAP

Anchors	Sears, Macy’s, JC Penney	Target, Sears, Younkers, JC Penney	JC Penney, Sears, Target, Elder- Beerman	Macy’s, Sears, JC Penney, Burlington Coat Factory	NAP
Total GLA	711,114 SF	526,314 SF	505,916 SF	1,279,930 SF	724,000 SF

Total Occupancy	93%	90%	95%	93%	92%

(1)	Information obtained from appraisal dated April 11, 2012.

The Borrower. The borrower is a Delaware limited liability company and a single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fashion Square Mortgage Loan. CBL & Associates Properties, Inc., the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Fashion Square Mortgage Loan.

The Sponsor. The sponsor is CBL & Associates Properties, Inc. (“CBL”). Founded in 1978, CBL is a publicly traded real estate investment trust that is engaged in the ownership, development, acquisition, leasing, management and operation of regional shopping malls, open-air shopping centers, community shopping centers and office properties. As of December 31, 2011, CBL owns, holds controlling interests in or manages 124 properties, including 74 regional malls and open-air centers across 26 states.

Escrows. The loan documents do not require monthly escrows for insurance provided that the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the insurance required to be maintained by borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides lender with paid receipts and other evidence satisfactory to lender that all insurance premiums have been and continue to be fully and timely paid. The loan documents provide for upfront escrows at closing in the amount of $717,642 for real estate taxes, $5,578 for replacement reserves, $570,640 for existing tenant improvement costs and leasing commissions (TI/LCs) and $23,185 for future TI/LCs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FASHION SQUARE

The loan documents provide for ongoing, monthly escrows in the amount of $94,763 for real estate taxes, $5,578 for replacement reserves (subject to a cap of $200,829) and $23,185 for TI/LCs (subject to a cap of $834,666).

The borrower also made an upfront deposit of $310,000 for the remediation of RECs identified by the Phase I ESA (see “Environmental Matters” above) (“Environmental Reserve Funds”). The Environmental Reserve Funds will be disbursed to the borrower, so long as no event of default has occurred and is continuing, only upon the earlier of (i) an Environmental Cure Event, as defined below; or (ii) the delivery to lender of a Replacement Environmental Policy, as defined below.

An “Environmental Cure Event” means the earlier of (i) the date lender reasonably approves a Phase II ESA certifying that (a) all applicable investigations, assessments and remediation have been performed in full accordance with all applicable legal requirements, (b) no identified RECs pose any risk to human health or the environment, and (c) no further applicable remediation is required with respect to any identified RECs; or (ii) if a Phase II environmental assessment recommends applicable remediation or further assessment, the date that lender reasonably approves of the remediation completion with respect to each applicable remediation.

A “Replacement Environmental Policy” means an environmental insurance policy acceptable to lender (i) with a coverage amount (a) not less than $5 million per occurrence and $5 million in the aggregate or (b) for a blanket policy, not less than $10 million per occurrence and $40 million in the aggregate; (ii) with a term of no less than 10 years; and (iii) issued by a primary insurer having a claims-paying ability of at least “A-” or better.

Lockbox and Cash Management. The Fashion Square Mortgage Loan requires a lockbox account, which is already in place, and that the borrower deposits all rents directly to such lockbox account within one business day after receipt. Prior to the occurrence of a Cash Trap Event Period (as described below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a cash management account each business day. During an event of default, if borrower fails, at any time, to timely deposit all rents directly into the lockbox account, the lender has the right to require the borrower to instruct tenants to deliver all payments and rents to the lockbox account.

A “Cash Trap Event Period” will commence: (i) if an event of default has occurred and is continuing under the Fashion Square Mortgage Loan or (ii) if the actual debt service coverage ratio is less than 1.40x on the last day of any calendar quarter. A Cash Trap Event Period will expire upon the cure of such event of default or the actual debt service coverage ratio being equal to or greater than 1.40x for two consecutive calendar quarters.

Property Management. The Fashion Square Property is managed by CBL & Associates Management, Inc., an affiliate of the borrower. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 3.0% of all fixed rent and percentage rent (including percentage rent paid in lieu of fixed rent) from the Fashion Square Property. The borrower may not amend, extend, renew or cancel the management agreement or otherwise replace the manager or enter into any management agreement without written consent from the lender.

Assumption. The Fashion Square Mortgage Loan has a two-time right to transfer the Fashion Square Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Fashion Square Mortgage Loan and certain other conditions are satisfied, including: (i) payment of an assumption fee of 0.25% of the then outstanding principal balance of the Fashion Square Mortgage Loan; (ii) the transferee satisfies certain criteria; (iii) the transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager that satisfies certain criteria; and (iv) confirmation is received from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C7 Certificates. Also, transfers of equity to a Qualified Equityholder (as defined below) are permitted. If a Qualified Equityholder holds 50% direct or indirect interest in the Borrower and the sponsor owns the remaining 50%, the Qualified Equityholder is a permitted control party.

A “Qualified Equityholder” means an entity which meets certain criteria, including but not limited to: (i) entity must have in excess of $750 million in total assets and capital and (ii) entity must have shareholders’ equity of at least $350 million.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Other Additional Financing. The sponsor is permitted to pledge its right to receive distributions from the borrower, provided that (i) such pledge is as to economic rights only, not any rights regarding the management or control of the borrower; and (ii) such pledge does not include the right to succeed the equity interest of pledgor and such pledge will not result in a change of control of borrower, sponsor or any guarantor.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FASHION SQUARE

Terrorism Insurance. The loan documents require that an “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Fashion Square Property; provided, however, that the borrower is not required to spend more than 200% of the insurance premium that is payable for required property and business interruption/rent loss insurance. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KANA HOTEL PORTFOLIO II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KANA HOTEL PORTFOLIO II

Kana Hotel Portfolio II
1 Embassy Suites - Ridgeland, MS
2 Hilton Garden Inn - Mooresville, NC
3 Hilton Garden Inn - Abilene, TX
4 Hampton Inn & Suites - Tupelo, MS
Madison
Ridgeland
Clinton
Flowood
Jackson
Pearl
Brandon
Richland
Byram
Pocahontas
Mooresville
Westport
Davidson
Cornelius
Kannapolis
Enochville
Huntersville
Concord
Charlotte
Lake Norman
Tye
Abilene
Potosi
Saltillo
Tupelo
Plantersville
Verona

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Kana Hotel Portfolio II

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$38,500,000
Cut-off Date Principal Balance:	$38,443,862
% of Initial Pool Balance:	3.5%
Loan Purpose:	Refinance
Borrower Names(1):	Various
Sponsors:	Alpesh Patel, Kanti Patel
Mortgage Rate:	5.300%
Note Date:	April 27, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	May 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(92),O(3)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$174,277	$53,729	NAP
Insurance	$64,219	$7,135	NAP
FF&E Reserve	$49,238	$49,238	NAP
Seasonality Reserve	$28,118	$4,686	$55,927
Deferred Maintenance	$22,516	$0	NAP
Other Reserve(2)	$10,000	$0	NAP

Property Information

Single Asset/Portfolio:	Portfolio
Property Type:	Hospitality

Specific Property Type(3):	Various
Location:	Various
Size:	478 rooms
Cut-off Date Principal
Balance Per Room:	$80,426
Year Built/Renovated:	Various/NAP
Occupancy %:	72.4%
Occupancy % Source Date:	December 31, 2011
Title Vesting:	Fee
Property Manager:	Kana Hotels, Inc.

3rd Most Recent NOI (As of)(4):	$3,882,221(12/31/2010)
2nd Most Recent NOI (As of)(4):	$4,598,856(12/31/2011)
Most Recent NOI (As of)(4)(5):	$5,496,068 (Various)

U/W Revenues:	$15,171,093
U/W Expenses:	$9,843,111
U/W NOI:	$5,327,982
U/W NCF:	$4,721,138
U/W NOI DSCR:	1.92x
U/W NCF DSCR:	1.70x
U/W NOI Debt Yield:	13.9%
U/W NCF Debt Yield:	12.3%
As-Is Appraised Value:	$64,700,000
As-Is Appraisal Valuation Date:	Various
Cut-off Date LTV Ratio:	59.4%
LTV Ratio at Maturity or ARD:	45.0%

(1)	The borrower, collectively, is Ridgeland Hotel Partners, LLC, Abilene Hotel Partners, LLC, Mooresville Hotel Partners, LLC, and Tupelo Hotel Enterprise, LLC.
(2)	Other reserve consists of a zoning reserve.
(3)	Embassy Suites Ridgeland is a full service hotel. All other hotels serving as collateral are limited service hotels.
(4)	One of the properties serving as collateral for the loan, Hampton Inn & Suites Tupelo, opened in 2011, which is partially the cause of the increase in NOI from 2010 to 2011.
(5)

Represents net operating income over the trailing twelve-month period ended February, 29, 2012 for the Embassy Suites – Ridgeland Property, the Hilton Garden Inn Mooresville Property, and the Hilton Garden Inn Abilene Property. Includes trailing nine-month operating history and three months of budgeted cash flows (in total spanning twelve-month period from June 30, 2011 to June 30, 2012) for Hampton Inn & Suites Tupelo, as the property opened in July 2011.

The Mortgage Loan. The mortgage loan (the “Kana Hotel Portfolio II Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in two Hilton Garden Inns, one Embassy Suites Hotel and one Hampton Inn & Suites Hotel located in three states (the “Kana Hotel Portfolio II Properties”). The Kana Hotel Portfolio II Mortgage Loan was originated on April 27, 2012 by The Royal Bank of Scotland. The Kana Hotel Portfolio II Mortgage Loan had an original principal balance of $38,500,000, has an outstanding principal balance as of the Cut-off Date of $38,443,862 and accrues interest at an interest rate of 5.300% per annum. The Kana Hotel Portfolio II Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest and principal based on a 25-year amortization schedule. The Kana Hotel Portfolio II Mortgage Loan matures on May 1, 2022. Loan proceeds were used to pay off existing debt of approximately $37.0 million, pay closing costs of approximately $500,000, fund upfront reserves of approximately $350,000 and return approximately $700,000 of equity to the sponsors. Based on the sponsors’ reported cost basis in the Kana Hotel Portfolio II Properties of $53.7 million, the sponsor has approximately $15.2 million of equity remaining in the Kana Hotel Portfolio II Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KANA HOTEL PORTFOLIO II

Following the lockout period, the borrower has the right to defease the Kana Hotel Portfolio II Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Kana Hotel Portfolio II Mortgage Loan is prepayable without penalty on or after March 1, 2022.

The Properties. The Kana Hotel Portfolio II Mortgage Loan is secured by the fee interests in one full service hotel and three limited service hotels located in Mississippi, North Carolina and Texas. The Kana Hotel Portfolio II Properties comprise a total of 478 rooms.

Embassy Suites Ridgeland

The Embassy Suites Ridgeland is a 145-room, full service hotel located in Ridgeland, Madison County, Mississippi. Primary regional access through the area is provided by north/south Interstate 55, which provides access to Jackson, Mississippi to the south and Memphis, Tennessee to the north. The hotel is served by the Jackson-Evers International Airport, which is located approximately nine miles to the southeast of the hotel. The sponsor developed the six-story hotel, which opened in December 2008, at a total cost of approximately $22.8 million. Amenities include a restaurant (Flying Spoons), lounge and bar, 4,100 square feet of meeting space, fitness center, indoor swimming pool, business center, a market pantry and a guest laundry facility. The Embassy Suites Ridgeland franchise agreement expires on January 10, 2029.

Hilton Garden Inn Abilene

The Hilton Garden Inn Abilene is a 123-room, limited service hotel located in Abilene, Taylor County, Texas. The hotel is located less than a mile west of US Highway 83 and four miles south of Interstate 20. Abilene is approximately 180 miles west of Dallas, Texas. The hotel is served by the Abilene Regional Airport, which is approximately five miles east of the hotel. The sponsor developed the four-story hotel, which opened in September 2008, at a total cost of approximately $10.8 million. Amenities include a restaurant (Great American Grill), lounge and bar, 2,700 square feet of meeting space, fitness center, indoor swimming pool, business center, a market pantry and a guest laundry facility. The Hilton Garden Inn Abilene franchise agreement expires on March 19, 2028.

Hilton Garden Inn Mooresville

The Hilton Garden Inn Mooresville is a 122-room, limited service hotel located in Mooresville, Iredell County, North Carolina. The Hilton Garden Inn Mooresville is located within a professional office park near the intersection formed by Interstate 77, which provides direct access to Columbia, South Carolina and Charlotte Highway. The office park is a mile north of the Lake Norman Regional Medical Center. Mooresville is approximately 30 miles north of Charlotte, the largest city in the state of North Carolina. The hotel is served by the Charlotte Douglas International Airport, which is located approximately 30 miles southwest of the hotel. The sponsor developed the five-story hotel, which opened in June 2008, at a total cost of approximately $12.5 million. Amenities include a restaurant (Great American Grill), lounge and bar, 2,400 square feet of meeting space, fitness center, indoor swimming pool, business center, a market pantry and a guest laundry facility. The Hilton Garden Inn Mooresville franchise agreement expires on May 17, 2028.

Hampton Inn & Suites Tupelo

The Hampton Inn & Suites Tupelo is an 88-room, limited service hotel located in Tupelo, Lee County, Mississippi. The hotel is located near the intersection formed by Interstate 78 and State Highway 45. Interstate 78 is a major east/west thoroughfare which provides access to Memphis, Tennessee to the northwest and Birmingham, Alabama to the southeast. The hotel is served by the Tupelo Regional Airport, which is located approximately five miles to the southwest of the hotel. The sponsor developed the four-story hotel, which opened in July 2011, at a total cost of approximately $7.6 million. Amenities include an indoor swimming pool, fitness facility, 650 square feet of meeting space, breakfast dining area, guest laundry facility and a market pantry. The Hampton Inn & Suites Tupelo franchise agreement expires on January 31, 2030.

The following table presents certain information relating to the Kana Hotel Portfolio II Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/ Room	Year Built/ Renovated	Appraised Value
Embassy Suites Ridgeland	$14,179,295	36.9%	145	$97,788	2008/NAP	$23,800,000
Hilton Garden Inn Abilene	$9,486,148	24.7%	123	$77,123	2008/NAP	$15,800,000
Hilton Garden Inn Mooresville	$9,785,710	25.5%	122	$80,211	2008/NAP	$16,200,000
Hampton Inn & Suites Tupelo	$4,992,709	13.0%	88	$56,735	2011/NAP	$8,900,000
Total/Weighted Average	$38,443,862	100.0%	478	$80,426		$64,700,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KANA HOTEL PORTFOLIO II

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kana Hotel Portfolio II Properties:

Cash Flow Analysis

	2010	2011	TTM 2/29/2012(1)	U/W	U/W $ per Room
Occupancy	64.1%	73.2%	72.4%	71.1%
ADR	$105.79	$107.12	$106.28	$105.80
RevPAR	$67.78	$78.39	$76.99	$75.21

Total Revenue	$11,472,468	$13,204,169	$15,572,627	$15,171,093	$31,739
Total Department Expenses	3,386,909	3,824,181	4,433,061	4,330,444	9,060

Gross Operating Profit	$8,085,559	$9,379,988	$11,139,566	$10,840,649	$22,679

Total Undistributed Expenses	3,539,933	4,097,240	4,773,499	4,792,300	10,026

Profit Before Fixed Charges	$4,545,626	$5,282,748	$6,366,067	$6,048,349	$12,653

Total Fixed Charges	663,405	683,892	869,999	720,367	1,507

Net Operating Income	$3,882,221	$4,598,856	$5,496,068	$5,327,982	$11,146

FF&E	0	0	0	606,844	1,270

Net Cash Flow	$3,882,221	$4,598,856	$5,496,068	$4,721,138	$9,877

NOI DSCR	1.40x	1.65x	1.98x	1.92x
NCF DSCR	1.40x	1.65x	1.98x	1.70x
NOI DY	10.1%	12.0%	14.3%	13.9%
NCF DY	10.1%	12.0%	14.3%	12.3%

(1)

Includes trailing nine-month operating history and three months of budgeted cash flows (in total spanning twelve-month period from 6/30/2011 to 6/30/2012) for Hampton Inn & Suites Tupelo as the property opened in July 2011.

Appraisal. According to the related appraisals performed between February 29, 2012 and March 6, 2012, the Kana Hotel Portfolio II Properties had an aggregate “as-is” appraised value of $64,700,000.

Environmental Matters. According to the Phase I environmental site assessments dated April 19, 2012, there was no evidence of any recognized environmental conditions at the Kana Hotel Portfolio II Properties.

Market Overview and Competition. The Kana Hotel Portfolio II Properties are located in Mississippi, North Carolina and Texas.

Embassy Suites Ridgeland

The Embassy Suites Ridgeland is located in Ridgeland, Mississippi just off Interstate 55, which provides access to Jackson, Mississippi to the south and Memphis, Tennessee to the north. The hotel is located within The Township at Colony Park, a 95-acre master-planned, mixed-use neighborhood with tree-lined streets, parks, lakes and accessible recreation areas. Colony Park is a mixed-use development featuring four office campuses, a 95-acre traditional neighborhood development, an open-air retail lifestyle center and two hotels. The construction of several new office buildings and the new Renaissance and Township at Colony Park lifestyle center, has attracted several companies to the immediate area, including Butler Snow, Merrill Lynch, Cellular South and Entergy.

The following table presents certain information relating to the Embassy Suites Ridgeland’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR (Embassy Suites Ridgeland)(1)

	Competitive Set			Embassy Suites Ridgeland (1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR

1/31/2012 TTM	67.5%	$105.15	$70.99	72.3%	$128.71	$93.10	107.1%	122.4%	131.1%
1/31/2011 TTM	67.2%	$102.55	$68.95	65.8%	$126.92	$83.48	97.8%	123.8%	121.1%
1/31/2010 TTM	65.3%	$103.29	$67.40	54.9%	$125.18	$68.77	84.2%	121.2%	102.0%

(1)	Information provided by a January 31, 2012 hospitality report.

Hilton Garden Inn Abilene

The Hilton Garden Inn Abilene is located in Abilene, Texas. The City of Abilene is situated adjacent to Interstate 20 in west central Texas, approximately 180 miles west of the Dallas/Fort Worth Metroplex. Abilene is home to numerous colleges and is a regional center for healthcare, military/government, and wind-energy entities. According to the appraisal, the population of the Abilene Metropolitan Statistical Area in 2010 was approximately 161,000 and is projected to increase by 0.6% by 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KANA HOTEL PORTFOLIO II

Abilene is home to Dyess Air Force Base, the city’s largest employer. In the fall of 2011, the base opened a 57,000 square foot multi-purpose C-130J maintenance hangar and a 101,000 square foot Armed Forces Reserve Center. According to the appraiser, the healthcare sector is also important to the Abilene economy. The largest healthcare facility in Abilene is the Hendrick Medical Center which, in January 2012, underwent an $86 million expansion project consisting of more than 360,000 square feet of new construction and 21,000 square feet of renovated space. Additionally, there are over 2,000 wind turbines in West Texas. The Horse Hollow Wind Energy Center is the second-largest wind farm in the nation, with a total capacity of 735.5 megawatts spread across approximately 47,000 acres near Abilene.

The following table presents certain information relating to the Hilton Garden Inn Abilene’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR (Hilton Garden Inn Abilene)(1)

	Competitive Set			Hilton Garden Inn Abilene			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR

1/31/2012 TTM	74.2%	$87.56	$65.00	79.2%	$93.64	$74.18	106.7%	106.9%	114.1%
1/31/2011 TTM	62.1%	$81.01	$50.34	62.0%	$94.09	$58.29	99.7%	116.2%	115.8%
1/31/2010 TTM	61.4%	$85.73	$52.65	54.4%	$99.02	$53.91	88.7%	115.5%	102.4%

(1)	Information provided by a January 31, 2012 hospitality report.

Hilton Garden Inn Mooresville

The Hilton Garden Inn Mooresville is located in Mooresville, North Carolina, approximately 30 miles north of the city of Charlotte. Mooresville is known as the home to many NASCAR racing teams and drivers, which has earned the city its nickname, “Race City USA”. According to the appraisal, Mooresville is a key employment center in the Charlotte region for advanced manufacturing, headquarters/back office and motorsports. The hotel is located approximately one-mile away from Lowe’s Home Improvement national headquarters, which is a major demand driver. In addition to Lowe’s, Mooresville is also home to the Lake Norman Regional Medical Center, Novant Healthcare and more than 60 NASCAR teams and racing related businesses.

The following table presents certain information relating to the Hilton Garden Inn Mooresville’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR (Hilton Garden Inn Mooresville)(1)

	Competitive Set			Hilton Garden Inn Mooresville			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR

1/31/2012 TTM	69.4%	$95.06	$66.01	68.0%	$101.25	$68.90	98.0%	106.5%	104.4%
1/31/2011 TTM	61.9%	$92.67	$57.37	61.0%	$97.82	$59.64	98.5%	105.6%	103.9%
1/31/2010 TTM	56.1%	$97.49	$54.68	56.0%	$99.51	$55.69	99.8%	102.1%	101.8%

(1)	Information provided by a January 31, 2012 hospitality report.

Hampton Inn & Suites Tupelo

The Hampton Inn & Suites Tupelo is located in Northern Tupelo, Mississippi. According to the appraiser, the major demand generators for this market include the recently opened Toyota Manufacturing Plant, Mississippi (TMMMS), Cooper Tire & Rubber Company and North Mississippi Health Services. TMMMS is Toyota’s fourteenth North American Plant with the annual capacity to produce 150,000 vehicles and will employ nearly 2,000 workers. Cooper Tire & Rubber Company, a global company that specializes in the design, manufacture, marketing and sales of passenger car and light truck, motorcycle, and racing tires, is one of the largest employers in northern Mississippi. North Mississippi Health Services is a diversified regional health care organization, which serves 24 counties in northern Mississippi and northwest Alabama and is headquartered in Tupelo, Mississippi.

The following table presents certain information relating to the Hampton Inn & Suites Tupelo’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR (Hampton Inn & Suites Tupelo)(1)

	Competitive Set			Hampton Inn & Suites Tupelo(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR

1/31/2012 TTM	65.7%	$95.72	$62.94	58.8%	$98.48	$57.92	89.5%	102.9%	92.0%

(1)	Information provided by a January 31, 2012 hospitality report.
(2)	Hampton Inn & Suites Tupelo opened in July 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KANA HOTEL PORTFOLIO II

The Borrower. The borrowing entities are comprised of two Mississippi limited liability companies (Embassy Suites Ridgeland Hotel Partners, LLC and Hampton Inn and Suites Tupelo Hotel Enterprise, LLC), a North Carolina limited liability company (Hilton Garden Inn Mooresville Hotel Partners, LLC), and a Texas limited liability company (Hilton Garden Inn Abilene Hotel Partners, LLC) (collectively, the “Kana Hotel Portfolio II borrower”). Each of the entities comprising the Kana Hotel Portfolio II borrower is a single purpose entity and has a single purpose managing member, Kana Management II, Inc., a Tennessee corporation, which has one independent director. Legal counsel to the Kana Hotel Portfolio II borrower delivered a non-consolidation opinion in connection with the origination of the Kana Hotel Portfolio II Mortgage Loan. Alpesh Patel and Kanti Patel are the guarantors of certain nonrecourse carveouts under the Kana Hotel Portfolio II Mortgage Loan.

The Sponsors. The Kana Hotel Portfolio II borrower is controlled by Kana Hotel Management II, Inc, itself controlled by Alpesh Patel and Kanti Patel, owners of the Kana Hotel Group (“Kana”). Kana is a hotel development and management company based in Knoxville, Tennessee. Its current portfolio consists of 20 branded hotels across seven states. The brands in Kana’s portfolio include Embassy Suites, Hilton Garden Inn, Hampton Inn & Suites, Homewood Suites, Springhill Suites by Marriott, Staybridge Suites and Holiday Inn Express. The firm’s hotels rank in the top 15% of their respective brands in terms of guest satisfaction scores.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $22,516 for deferred maintenance, $174,277 for real estate taxes, $64,219 for insurance premiums, $49,238 for an FF&E reserve, $28,118 for a seasonality reserve and $10,000 for a zoning reserve.

The loan documents provide for ongoing monthly escrows in the amount of $53,729 for real estate taxes and $7,135 for insurance premiums. The loan documents also provide for an ongoing FF&E reserve equal to one-twelfth of 4% of the preceding annual gross revenue (initially $49,238). Additionally, the loan documents provide for an ongoing seasonality reserve. Monthly payments (initially $4,686) will be required commencing June 1, 2012 such that the amount on reserve is $55,927 by December 1, 2012. Thereafter, the borrower will, on a monthly basis commencing in February of each year, maintain a minimum balance on the seasonality reserve equal to 110% of the cumulative monthly shortfalls for the prior twelve-month period.

Lockbox and Cash Management. The Kana Hotel Portfolio II Mortgage Loan requires a lender-controlled lockbox account, which is already in place. The Kana Hotel Portfolio II Mortgage Loan requires all revenue and credit card receipts payable with respect to the Kana Hotel Portfolio II Properties to be deposited directly into the lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account within one business day. All funds on deposit in the lockbox account are swept on a daily basis into an account designated by the borrower unless a Cash Management Period (as defined below) is in effect, in which case funds are swept to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon: (i) the occurrence and continuation of an event of default under the Kana Hotel Portfolio II Mortgage Loan; or (ii) if, as of the last day of any calendar quarter during the Kana Hotel Portfolio II Mortgage Loan term, the debt service coverage ratio is less than 1.15x. A Cash Management Period will end upon a cure of such event of default or of the Kana Hotel Portfolio II Mortgage Loan achieving a debt service coverage ratio of at least 1.15x for two consecutive quarters.

Property Management. The Kana Hotel Portfolio II Properties are managed by the Kana Hotels, Inc., an affiliate of the Kana Hotel Portfolio II borrower. See “The Sponsors” above. According to the management agreement for all of the Kana Hotel Portfolio II Properties, the manager is entitled to 4.0% of gross revenues of each operating year for the Hilton Garden Inn Abilene, the Hampton Inn & Suites Tupelo and the Hilton Garden Inn Mooresville and 3.0% of gross revenues of each operating year for the Embassy Suites Ridgeland. The Kana Hotel Portfolio II borrower may not surrender, terminate, cancel, extend or renew the management agreements or otherwise replace the manager or enter into any other management agreements without the prior written consent of the lender.

Assumption. The Kana Hotel Portfolio II Mortgage Loan borrower has a one-time right to transfer the Kana Hotel Portfolio II Properties, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.0% of the outstanding principal balance of the Kana Hotel Portfolio II Mortgage Loan; (ii) no event of default has occurred and is continuing under the Kana Hotel Portfolio II Mortgage Loan; (iii) the Kana Hotel Portfolio II borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested; (iv) evidence has been provided to the lender showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (v) the lender receives written confirmation from Fitch, KBRA and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C7 Certificates; (vi) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer; (vii) replacement guarantors and indemnitors have executed and delivered all documents required by the lender and in form and substance required by the lender; (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender; and (ix) the manager and proposed management agreement are satisfactory to the lender, Fitch, KBRA and Moody’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KANA HOTEL PORTFOLIO II

Partial Release. Following the second anniversary of the issuance of the Series 2012-C7 Certificates, the Kana Hotel Portfolio II borrower may obtain the release of an individual property from the lien of mortgage (and the related loan documents) in connection with a partial defeasance upon the satisfaction of certain conditions including without limitation: (i) Kana Hotel Portfolio II borrower will provide lender a written request at least 30 days prior to the proposed release date; (ii) no event of default has occurred or is continuing at the time that the release occurs; (iii) the partial defeasance of the Kana Hotel Portfolio II Mortgage Loan in an amount equal to 125% of the allocated loan amount for the individual property to be released; (iv) the debt service coverage ratio of the remaining property must not be less than the greater of the debt service coverage ratio at closing (inclusive of such release parcel) and the debt service coverage ratio immediately prior to the release (inclusive of such release parcel); (v) the loan-to-value ratio will not be greater than 65% following the release; and (vi) receipt of confirmation that the partial release will not result in any ratings of Series 2012-C7 Certificates being downgraded, qualified or withdrawn by Fitch, KBRA and Moody’s.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy maintained by the Kana Hotel Portfolio II borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the Kana Hotel Portfolio II Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event as well as a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167 EAST 61ST STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167 EAST 61ST STREET

167 East 61st Street
167 East 61st Street
New York, NY 10065
CENTRAL PARK
Midtown
Theatre District
West Side
East Side
Garment District
Chelsea
East River
FDR Drive
Queens-Midtown Tunnel
Strawberry Fields
Sheep Meadow
The Mall
East Green
The Dairy
Heckscher Playground
Wollman Rink
Central Park Zoo
The Pond
Central Park South
Frick Collection
Sotheby's
Hospital for Special Surgery
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
Rockefeller University Hospital
Temple Emanu-El
Mt. Vernon Hotel Museum and Garden
68TH ST/ HUNTER COLLEGE
LEXINGTON/ 63RD ST
59TH ST/ LEXINGTON
Plaza Hotel
Grand Army Plaza
Fuller Building
Trump Tower
Carnegie Hall
CitiSpire Center
Citigroup Center
Museum of Modern Art
St. Patrick's Cathedral
Radio City Music Hall
Rockefeller Center
GE Building
Japan Society
Times Square
MetLife Building
Grand Central Terminal (Metro North)
Chrysler Building
United Nations Headquarters
Daily News
Bryant Park
New York Public Library
Port Authority Bus Terminal
Macy's
Empire State Building
Herald Square
Penn Station
Madison Square Garden
General Post Office
The Morgan Library & Museum
Madison Square Park
Chelsea Park
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay Coll. Criminal Justice
St. Lukes Roosevelt Hospital Ctr.
Time Warner Center
Columbus Circle
Museum of Arts & Design
59TH ST/ COLUMBUS CIRCLE
65TH ST/ LINCOLN CTR.
Broadway
North Bergen
West New York
Secaucus
Weehawken
Union City
Hoboken
Jersey City
Hudson River
Manhattan
New York City
Queens
Brooklyn

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167 East 61st Street

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment (Fitch/KBRA/Moody’s):	AAA/AAA/A3
Original Principal Balance:	$35,500,000
Cut-off Date Principal Balance:	$35,500,000
% of Initial Pool Balance:	3.2%
Loan Purpose:	Refinance
Borrower Name:	Trump Plaza Owners, Inc.
Sponsor:	Trump Plaza Owners, Inc.
Mortgage Rate:	4.308%
Note Date:	April 26, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	May 1, 2022

IO Period:	120 months
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-Only, Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Secured and Unsecured Subordinate Debt

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$460,000	$230,000	NAP
Insurance	$47,715	$10,205	NAP
Replacement Reserves	$0	$2,225	NAP
Deferred Maintenance	$176,788	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily

Specific Property Type:	Cooperative
Location:	New York, NY
Size:	150 units
Cut-off Date Principal
Balance Per Unit/SF:	$236,667
Year Built/Renovated:	1983/NAP
Occupancy %:	100.0%
Occupancy % Source Date:	March 30, 2012
Title Vesting:	Leasehold
Property Manager:	Residential Management Group, LLC

3rd Most Recent NOI (As of)(2):	$2,993,709(12/31/2010)
2nd Most Recent NOI (As of)(2):	$2,214,758(12/31/2011)
Most Recent NOI (As of)(2):	$2,210,488 (TTM 2/29/2012)

U/W Revenues(3):	$15,316,267
U/W Expenses(3):	$6,764,807
U/W NOI(2)(3):	$8,551,460
U/W NCF(3):	$8,452,079
U/W NOI DSCR(3):	5.52x
U/W NCF DSCR(3):	5.45x
U/W NOI Debt Yield(3):	24.1%
U/W NCF Debt Yield(3):	23.8%
As-Is Appraised Value(3):	$120,000,000
As-Is Appraisal Valuation Date:	April 3, 2012
Cut-off Date LTV Ratio(3):	29.6%
LTV Ratio at Maturity or ARD(3):	29.6%

(1)	See “Permitted Subordinate Indebtedness” section below.
(2)

Historical net operating income reflects the fact that the 167 East 61st Street Property is being operated as a cooperative apartment building. Underwritten net operating income and underwritten net cash flow reflect the underwriting which is based on operation of the property as a conventional multifamily rental building. Based on the most recent net operating income, the NOI DSCR and debt yield were 1.43x and 6.2%, respectively.

(3)	Underwritten cash flows and appraised value are based on appraiser’s estimate of cash flows based on use of the property as a conventional multifamily rental building.

The Mortgage Loan. The mortgage loan (the “167 East 61st Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a multifamily cooperative building located in New York, New York (the “167 East 61st Street Property”). The 167 East 61st Street Mortgage Loan was originated on April 26, 2012 by The Royal Bank of Scotland. The 167 East 61st Street Mortgage Loan had an original principal balance of $35,500,000, has an outstanding principal balance as of the Cut-off Date of $35,500,000 and accrues interest at an interest rate of 4.308% per annum. The 167 East 61st Street Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and requires payments of interest-only during the loan term. The 167 East 61st Street Mortgage Loan matures on May 1, 2022. Proceeds from the 167 East 61st Street Mortgage Loan were used to pay off existing debt of approximately $32.4 million, pay closing costs of approximately $930,000, fund upfront reserves of approximately $680,000, and return approximately $1.92 million of equity to the sponsor. Funds returned to the sponsor may only be used in operations of the Property, as sponsor, Trump Plaza Owners, Inc., is a special purpose entity incorporated solely to own and manage operations of the 167 East 61st Street Property. See “The Sponsor” below.

Following the lockout period, the borrower has the right to defease the 167 East 61st Street Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the 167 East 61st Street Mortgage Loan is prepayable without penalty on or after February 1, 2022.

The Property. The 167 East 61st Street Property is a 150-unit multifamily cooperative building located in New York, New York. Also included as part of the collateral is ground floor retail space, two neighboring townhouses, a laundry facility, and a below grade parking garage which are all subject to a long-term master lease to the Trump Corporation, the lessee. The annual rent under the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167 EAST 61ST STREET

master lease is $520,000 and represents approximately 3.4% of gross underwritten revenue at the 167 East 61st Street Property. The building was originally designed to contain 175 cooperative units with five units on each floor, however there have since been numerous unit combinations by individual tenant shareholders. The residential units offer wraparound terraces, floor-to-ceiling windows, and other amenities including: a full-time doorman, private storage, a fitness center, a garage and concierge services. The upper floors of the buildings have views to the north and west of Central Park. The retail space is comprised of 8 suites, each with a separate entrance, and frontage along Third Avenue. The garage is located below-grade and is accessed via an entrance on East 62nd Street. The garage has a capacity of 128 spaces. The borrower’s interest in the land at the 167 East 61st Street consists of a leasehold interest pursuant to a long-term ground that expires in 2082. The ground rent payment for 2012 is $1.2 million.

The following table presents historical occupancy percentages at the 167 East 61st Street Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
100%	100%	100%

(1)      Information provided by the borrower. The 167 East 61st Street Property has been a 100% owned cooperative building since development with the exception of one unit that is occupied by a family member of the original developer. This tenant is required to pay maintenance fees.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The 167 East 61st Street Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 2/29/2012	U/W	U/W $ per Unit
Base Rent	$6,993,312	$8,060,366	$8,133,213	$8,043,782	$15,134,175	$100,895
Grossed Up Vacant Space	0	0	0	0	0	0
Percentage Rent	0	0	0	0	0	0
Total Reimbursables	0	0	0	0	0	0
Other Income	1,392,049	1,421,024	892,393	905,240	669,597	4,464
Less Vacancy & Credit Loss	0	0	0	0	(487,505)	(3,250.03)

Effective Gross Income	$8,385,361	$9,481,390	$9,025,606	$8,949,022	$15,316,267	$102,108

Total Operating Expenses	$6,406,759	$6,487,681	$6,810,848	$6,738,534	$6,764,807	$45,099

Net Operating Income	$1,978,602	$2,993,709	$2,214,758	$2,210,488	$8,551,460	$57,0010
TI/LC	0	0	0	0	0	0
Capital Expenditures	0	0	0	0	99,381	663

Net Cash Flow	$1,978,602	$2,993,709	$2,214,758	$2,210,488	$8,452,079	$56,347

NOI DSCR	1.28x	1.93x	1.43x	1.43x	5.52x
NCF DSCR	1.28x	1.93x	1.43x	1.43x	5.45x
NOI DY	5.6%	8.4%	6.2%	6.2%	24.1%
NCF DY	5.6%	8.4%	6.2%	6.2%	23.8%

(1)

Historical net operating income reflects the fact that the 167 East 61st Street Property is being operated as a cooperative apartment building. Underwritten net operating income and underwritten net cash flow reflect underwriting based on the appraisal’s assumption of operations of the property as a conventional multifamily rental building.

Appraisal. According to the appraisal dated April 3, 2012, the 167 East 61st Street Property had an “as-is” appraised value of $120,000,000.

Environmental Matters. A Phase I environmental site assessment was performed by a third party firm on the 167 East 61st Street Property, on April 9, 2012. The assessment revealed evidence of asbestos containing materials, and as a result, an Asbestos Operations and Maintenance program was recommended, and was implemented. Although no evidence of lead paint was found at the 167 East 61st Street Property, a Lead-based Paint Operations and Maintenance plan was also recommended and implemented. No other evidence of recognized environmental conditions was found at the 167 East 61st Street Property.

Market Overview. The 167 East 61st Street Property is located in the Upper East Side market of New York, New York, is part of the East Side Manhattan Cooperative Market, and has frontage along Third Avenue from 61st Street to 62nd Street.

The East Side Manhattan Cooperative Market is defined by a third party market research firm as the neighborhood that is bordered by East 96th Street to the North, East 57th Street to the South, 5th Avenue to the West, and the FDR Drive to the East. According to a first quarter 2012 report from a third party market research firm, the median residential cooperative unit price in the East Side Manhattan Cooperative Market was approximately $890,000, which represents a 7% increase in median price since first quarter 2011. Average price per square foot was reported as $874, which represents a 2% increase since first quarter 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167 EAST 61ST STREET

According to a third party market research firm, the average rental price of rental units in the Manhattan residential rental market increased 4.7% to $3,663 from $3,499 in the fourth quarter of 2011. On a per square foot basis, rental rates increased from $49.13 per square foot in the fourth quarter of 2010 to $52.16 per square foot in the fourth quarter of 2011, representing a 6.2% increase over this time period. The median rental price, as of the fourth quarter of 2011, increased 6.6% since the fourth quarter of 2010, rising from $2,950 to $3,145.

According to the appraisal, the Manhattan residential rental market has generally experienced increased average rents across all unit types from fourth quarter 2010 to fourth quarter 2011. Studio units, 1 bedroom units, 2 bedroom units and 3 bedroom units exhibited average rental rates per square foot of $52.21, $53.15, $49.45 and $53.92, respectively. These rates correspond to percentage increases in the 12 months ending March 30, 2012 of 7.54%, 8.31%, -0.30% and 12.31%, respectively. The appraiser then identified 13 comparable rental properties with a range of rental rates from $65 per square foot to $70 per square foot. The appraiser ultimately determined a market rental rate of $67.50 per square foot, the midpoint of this range. Additionally, the appraiser identified eight comparable building sales in which comparable buildings were sold for an average of $790 per square foot or $752,190 per unit.

The Borrower. The borrower, Trump Plaza Owners, Inc., is a New York membership-based corporation in which each shareholder is a member in the cooperative at the 167 East 61st Street Property. The borrower is a single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 167 East 61st Street Mortgage Loan. Trump Plaza Owners, Inc. is also the guarantor under the 167 East 61st Street Mortgage Loan.

The Sponsor. The sponsor of the 167 East 61st Street Mortgage Loan is the borrower, Trump Plaza Owners, Inc. Each resident at the 167 East 61st Street Property is a shareholder in Trump Plaza Owners, Inc. No persons or entities other than these residents have any ownership interest in the sponsor. Trump Plaza Owners, Inc. is controlled by its board of directors, which currently consists of a president, vice president, treasurer and secretary, as well as five other directors. The directors, all of whom are residents of the 167 East 61st Street Property, are elected by a plurality of the votes cast at a meeting at which a quorum must be present. Directors do not receive any compensation for their service and each director is indemnified by Trump Plaza Owners, Inc. against any claim arising out of the director’s acts or omissions as a director, except as otherwise set forth in the Trump Plaza Owners, Inc.’s by-laws (e.g., in the event of the director’s bad faith, gross negligence or willful failure to discharge the director’s duties as a director).

Escrows. The loan documents provide for upfront escrows at closing in the amount of $176,788 for deferred maintenance, $460,000 for real estate taxes and $47,715 for insurance premiums.

The loan documents provide for ongoing monthly escrows in the amount of $230,000 for real estate taxes (subject to adjustment per lender’s estimate), $10,205 for insurance premiums (subject to adjustment per lender’s estimate), and $2,225 for replacement reserves.

Lockbox and Cash Management. The 167 East 61st Street Mortgage Loan requires a lender-controlled lockbox account, which is already in place and which requires all revenue payable with respect to the 167 East 61st Street Property to be deposited directly into the lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account within one business day. During a Cash Management Period, as defined below, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon: (i) the occurrence and continuance of an event of default; or (ii) if, as of the last day of any calendar quarter during the 167 East 61st Street Mortgage Loan term, the debt service coverage ratio is less than 1.00x.

Property Management. The 167 East 61st Street Property is managed by Residential Management Group, LLC d/b/a Douglas Elliman Property Management. According to the management agreement for the 167 East 61st Street Property, the manager is entitled to a fixed fee of $97,241 to be paid for each operating year. The borrower may not surrender, terminate, cancel, extend or renew the management agreements or otherwise replace the manager or enter into any other management agreements without the prior written consent of the lender.

Assumption. The borrower has a one-time right to transfer the 167 East 61st Street Property, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.00% of the outstanding principal balance of the 167 East 61st Street Mortgage Loan; (ii) no event of default has occurred and is continuing under the 167 East 61st Street Mortgage Loan; (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested by the lender; (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (v) the lender receives written confirmation from Fitch, KBRA and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C7 Certificates; (vi) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer; (vii) replacement guarantors and indemnitors have executed and delivered all documents required by the lender and in form and substance required by the lender; (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and any separate replacement guarantors and indemnitors are satisfactory to the lender; and (ix) the manager and proposed management agreement are satisfactory to the lender, Fitch, KBRA and Moody’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167 EAST 61ST STREET

To the extent the borrower exercises its right to purchase the fee interest of the 167 East 61st Street Property, borrower agrees to enter into any appropriate modifications or amendments to the Loan Documents deemed reasonably appropriate by lender. Depending on whether or not the leasehold interest in the 167 East 61st Street Property is maintained, such modifications or amendments should contemplate any necessary changes to the assumption provisions to ensure both the fee and leasehold interests are subject to transfer at the time of an assumption of the 167 East 61st Street Mortgage Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Permitted Subordinate Indebtedness. The borrower will be permitted under the loan documents to undertake subordinate financing secured by the 167 East 61st Street Property for the purpose of either: (i) the acquisition of the fee interest in the 167 East 61st Street Property by the borrower or an entity affiliated with the borrower; or (ii) effectuating a transaction where the borrower pays the net present value of the remaining rental payments to become due under the existing ground lease but maintains the ground lease with the obligation to pay nominal ongoing rental obligations; provided in either circumstance described in (i) or (ii) above that: (a) the party which provides financing will enter into a subordination and standstill agreement acceptable to the lender; (b) the ratio of the total debt amount secured by the 167 East 61st Street Property to the appraised value of the 167 East 61st Street Property will not exceed 75%; (c) the ratio of the net operating income at the 167 East 61st Street Property for the twelve-month period ending with the most recently completed calendar month to the total annual debt service amount due under the combined debt secured by the 167 East 61st Street Property will not be less than 1.20x; (d) the borrower will agree to enter any modifications or amendments to the loan documents deemed reasonably appropriate by the lender containing usual and customary terms for such transaction; and (e) the borrower will agree to pay any reasonable fees and expenses incurred by the lender in reviewing and approving the proposed financing and addressing any modifications to the loan documents.

Ground Lease. The 167 East 61st Street Property is subject to a ground lease with Jean F. Ruth, Barbara Ruth Kurtin, and Philip F. Rush, as trustees of the last will and testament of Donald S. Ruth, the original lessor. The initial ground lease term began in January 1984 and expires in December 2082. The ground lease agreement does not contain any options to extend the lease.

The annual ground lease payment was initially $1,000,000 per annum beginning on January 1, 1984 with scheduled increases of $50,000 to take place every five years until the end of the primary term of the ground lease on December 31, 2023. For the secondary term of the ground lease (running from January 1, 2024 to December 31, 2053) rent payments will be the greater of $1,350,000 annually and the dollar amount equal to 8% of the appraised value of the land comprising the premises as of the last day of the primary term. Finally, during the tertiary term of the ground lease (running from January 1, 2054 to December 31, 2082) the rent payment will be the greater of the fixed lease payment during the secondary term and the dollar amount equal to 8% of the appraised value of the land comprising the premises as of the last day of the secondary term.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy maintained by the borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the 167 East 61st Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. To the extent that coverage for terrorism losses is excluded from the policies, the borrower will nevertheless be required to obtain the equivalent coverage as one or more stand-alone policies if such coverage is available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISOLA BELLA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISOLA BELLA

Isola Bella
6446 North Peniel Avenue
Oklahoma City, OK 73132
Oklahoma City
Lake Hefner
Lake Overholser
Bethany
The Village
Nichols Hills
OKLAHOMA COUNTY
CANADIAN COUNTY
John Kilpatrick Tpke.
Northwest Expwy.
NW 39th Expwy.
Wiley Post Airport
Will Rogers World Airport
Stinchcomb Wildlife Refuge
Quail Springs Mall
Quail Springs Marketplace
Mercy Health Center
Oklahoma Heart Hospital
Martin Park Nature Center
The Greens Country Club
Quail Creek Golf and Country Club
Pat Murphy Park
Lake Hefner Golf Club
Stars And Stripes Park
Oklahoma City Golf and Country Club
Integris Baptist Medical Center
Deaconess Hospital
Dolese Youth Park
Penn Square Mall
Canyon Park
SW Coll. of Christian Ministry
Southern Nazarene University
Columbia Bethany Hospital
Oklahoma City University
State Capitol
Oklahoma Heritage Museum
Kindred Hospital
St. Anthony Hospital
OU Medical Center
OKC Natl. Memorial
Downtown
Bricktown
Devon Tower
Myriad Botanical Gardens/Cox Conv. Center
Chesapeake Energy Arena
Bricktown Ballpark
OK Centennial Land Run Monument
State Fair Park
Sertoma Park
Wheeler Park
Wiley Post Park
Woodson Park
Integris Southwest Medical Ctr.
Walter M. Harrison Park
Silverhorn Golf Club
N. Canadian River
AMTRAK
NW 122nd St.
W. Hefner Rd.
W. Britton Rd.
W. Wilshire Blvd.
NW Grand Blvd.
NW 63rd St.
NW 50th St.
NW 36th St.
NW 23rd St.
NW 16th St.
NW 10th St.
W. Sheridan Ave.
W. Reno Ave.
SW 29th St.
SW Grand Blvd.
SW 44th St.
N. Morgan Rd.
N. County Line Rd.
N. Council Rd.
N. Rockwell Ave.
N. MacArthur Blvd.
N. Meridian Ave.
N. Portland Ave.
N. May Ave.
N. Pennsylvania Ave.
N. Western Ave.
N. Classen Blvd.
N. Walker Ave.
N. Santa Fe Ave.
N. Lincoln Blvd.
N. Broadway Ave.
N. Virginia Ave.
S. MacArthur Blvd.
S. Meridian Ave.
S. Portland Ave.
S. May Ave.
S. Pennsylvania Ave.
S. Western Ave.
S. Santa Fe Ave.
S. Shields Blvd.
Newcastle Rd.
Lake Hefner Dr.
Piedmont
Edmond
Yukon
Mustang
Moore
Norman
Jones
Spencer
Choctaw
Midwest City
Del City
Tuttle
Newcastle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Isola Bella

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$34,000,000
Cut-off Date Principal Balance:	$33,966,123
% of Initial Pool Balance:	3.1%
Loan Purpose:	Refinance
Borrower Name:	Accord/OKC Members, LLC
Sponsor:	Joseph G. Mansour
Mortgage Rate:	5.270%
Note Date:	April 12, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	May 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(89),O(6)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$106,799	$21,359	NAP
Insurance(1)	$0	Springing	NAP
Replacement Reserve	$0	$25,437	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Multifamily

Specific Property Type:	Multifamily
Location:	Oklahoma City, OK
Size(2):	851 units
Cut-off Date Principal	$39,913
Balance Per Unit:
Year Built/Renovated:	1972/2012
Occupancy %(3):	89.9%
Occupancy % Source Date(3):	Various
Title Vesting:	Fee
Property Manager:	Accord Interests, LLC

3rd Most Recent NOI (As of):	$2,515,479(12/31/2010)
2nd Most Recent NOI (As of):	$3,468,115(12/31/2011)
Most Recent NOI (As of):	$3,534,743 (TTM 3/31/2012)

U/W Revenues:	$8,691,814
U/W Expenses:	$5,168,605
U/W NOI:	$3,523,209
U/W NCF:	$3,242,009
U/W NOI DSCR:	1.56x
U/W NCF DSCR:	1.44x
U/W NOI Debt Yield:	10.4%
U/W NCF Debt Yield:	9.5%
As-Is Appraised Value:	$49,700,000
As-Is Appraisal Valuation Date:	February 28, 2012
Cut-off Date LTV Ratio:	68.3%
LTV Ratio at Maturity or ARD:	56.7%

(1)

Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

(2)	The property includes 520 conventional apartment units and 331 fully-furnished corporate units, which are leased on a shorter-term basis.
(3)	The conventional apartment units were 91.0% occupied as of April 30, 2012. The corporate units had an average occupancy of 88.2% over the trailing twelve-month period ending March 2012.

The Mortgage Loan. The mortgage loan (the “Isola Bella Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a multifamily property located in Oklahoma City, Oklahoma (the “Isola Bella Property”). The Isola Bella Mortgage Loan was originated on April 12, 2012 by Wells Fargo Bank, National Association. The Isola Bella Mortgage Loan had an original principal balance of $34,000,000, has an outstanding balance as of the Cut-off Date of $33,966,123 and accrues interest at a rate of 5.270% per annum. The Isola Bella Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The Isola Bella Mortgage Loan matures on May 1, 2022. The proceeds from the Isola Bella Mortgage Loan were used to refinance existing debt on the Isola Bella Property of approximately $29.3 million, fund $106,799 in upfront reserves and return approximately $4.6 million of equity to the borrower.

Following the lockout period, the borrower has the right to defease the Isola Bella Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Isola Bella Mortgage Loan is prepayable without penalty on or after December 1, 2021.

The Property. The Isola Bella Property is an 851-unit multifamily property, which includes 520 traditional apartment units and 331 fully-furnished corporate units (subject to a maximum of 370 corporate units), which are leased on a shorter-term basis. The property consists of 77 buildings (71 residential and 6 non-residential) and was constructed in 1972 and 1977 and renovated in 2009 and 2012. Amenities at the property include six swimming pools, a 30,000 square foot fitness center (with a gym, sports court, indoor tennis court, boxing studio, pilates room, lap pool and a sauna), additional outdoor sports facilities, dog park, walking trails and controlled-access security gates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISOLA BELLA

As of April 30, 2012, the traditional apartment units were 91.0% leased, and the corporate units had an average occupancy of 88.2% over the trailing twelve-month period ending March 2012.

The following table presents certain information relating to the unit mix of the Isola Bella Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
Conventional Units
1 BR / 1 BA	318	37.4%	721	$565
2 BR / 1 BA	11	1.3%	844	$728
2 BR / 2 BA	126	14.8%	933	$777
2 BR / 2.5 BA	36	4.2%	1171	$825
3 BR / 2 BA	16	1.9%	1188	$1,147
4 BR / 2 BA	12	1.4%	1350	$1,933
4 BR / 3 BA	1	0.1%	1350	(2)
Total/Weighted Average	520	61.1%	836	$689
Corporate Units
1 BR / 1 BA	221	26.0%	679	NAP(3)
2 BR / 1 BA	110	12.9%	850	NAP(3)
Total/Weighted Average	331	38.9%	736	NAP(3)

(1)  Information obtained from underwritten rent roll.

(2)  The one four-bedroom/three-bathroom unit was vacant as of April 30, 2012. Per the appraisal, market rent for this unit is $1,475 per month.

(3)  The ADR for the corporate units for the trailing twelve-month period ending March 2012 was $55.46.

The following table presents historical occupancy percentages at the Isola Bella Property:

Historical Occupancy Percentages(1)

12/31/2009(2)	12/31/2010(3)	12/31/2011(4)
71%	91%	84%

(1)  Information obtained from borrower rent roll and third party market research reports.

(2)  As of December 31, 2009, the conventional units were 63.1% occupied, and the corporate units had a trailing twelve-month occupancy rate of 85.9%.

(3)  As of December 31, 2010, the conventional units were 96.3% occupied, and the corporate units had a trailing twelve-month occupancy rate of 78.8%.

(4)  As of December 31, 2011, the conventional units were 82.4% occupied, and the corporate units had a trailing twelve-month occupancy rate of 86.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISOLA BELLA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Isola Bella Property:

Cash Flow Analysis

	2010	2011	TTM 3/31/2012	U/W	U/W $ per Unit
Base Rent	$5,653,110	$5,518,688	$5,698,790	$5,659,635	$6,651
Grossed Up Vacant Space	0	0	0	1,172,698	1,378
Other Income	2,166,433	3,153,743	3,292,275	3,179,017	3,736
Less Vacancy & Credit Loss	(1,069,832)	(485,314)	(507,415)	(1,319,536)	(1,551)

Effective Gross Income	$6,749,711	$8,187,118	$8,483,651	$8,691,814	$10,214

Total Operating Expenses	$4,234,232	$4,719,002	$4,948,908	$5,168,605	$6,074

Net Operating Income	$2,515,479	$3,468,115	$3,534,743	$3,523,209	$4,140
Capital Expenditures	0	0	0	281,200	330

Net Cash Flow	$2,515,479	$3,468,115	$3,534,743	$3,242,009	$3,810
NOI DSCR	1.11x	1.54x	1.57x	1.56x
NCF DSCR	1.11x	1.54x	1.57x	1.44x
NOI DY	7.4%	10.2%	10.4%	10.4%
NCF DY	7.4%	10.2%	10.4%	9.5%

Appraisal. According to the appraisal report dated February 28, 2012, the Isola Bella Property has an “as-is” appraised value of $49,700,000.

Environmental Matters. According to the Phase I environmental site assessment dated February 29, 2012, there was no evidence of any recognized environmental conditions at the Isola Bella Property.

Market Overview and Competition. The Isola Bella Property is a multifamily property located in Oklahoma City, Oklahoma, approximately six miles northwest of the Oklahoma City Central Business District. The surrounding area is home to various energy, healthcare, aviation and logistics companies, including The FAA Academy, Cancer Center of Oklahoma, Devon Energy and Chesapeake Energy.

The Oklahoma City apartment market consists of 82,078 units divided into eight submarkets. As of December 31, 2011, the market was 7.0% vacant with an average asking rent of $565 per unit. The Isola Bella Property is located in the Northwest Oklahoma City submarket, which consists of 13,871 units. As of December 31, 2011, the submarket was 6.5% vacant with average asking rents of $595 per unit. The foregoing information was provided by a 4th quarter 2011 third party market research report.

The following table presents certain information relating to some comparable multifamily properties provided in the appraisal for the Isola Bella Property:

Competitive Set(1)

	Isola Bella (Subject)	The Board Walk	The Warrington	The Park at Memorial	Crown at Martin Park	Hunter’s Ridge
Market	Oklahoma City	Oklahoma City	Oklahoma City	Oklahoma City	Oklahoma City	Oklahoma City
Distance from Subject	– –	1.6 miles	5.1 miles	7.4 miles	6.2 miles	3.5 miles
Property Type	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Year Built/Renovated	1972/2012	1984/NAP	1984/NAP	1997/NAP	1999/NAP	1984/NAP
Number of Units	851	192	204	316	264	212
Average Unit Size (SF)	797	921	878	1,085	1,036	794
Corporate Units	Yes	Yes	No	Yes	No	Yes
Total Occupancy	90%	98%	95%	95%	90%	93%

(1)	Information obtained from appraisal dated February 28, 2012.

The Borrower. The borrower is Accord/OKC Members, LLC, a single purpose entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Isola Bella Mortgage Loan. Joseph G. Mansour, the manager of the borrower, is the guarantor of certain nonrecourse carveouts under the Isola Bella Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISOLA BELLA

The Sponsor. The sponsor, Joseph G. Mansour, has been involved in the development, ownership, operation and management of commercial real estate in California, Oklahoma, Missouri and Texas through Accord Interests, LLC, which was formed in 1990. Accord Interests specializes in the adaptive re-use of urban properties and maintains offices in Glendale, California; Irving, Texas; and Oklahoma City, Oklahoma. Accord Interests, LLC specializes in developing new projects and repositioning under-utilized or undeveloped urban projects by creating commercial, hospitality, retail and multifamily properties that have high barriers to entry. The Isola Bella Property was the subject of a negotiated discounted payoff with a prior lender in connection with such lender’s decision to exit the real estate lending market. See “Risk Factors – Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in the Free Writing Prospectus.

Escrows. The loan documents provide for monthly escrows of $21,359 for real estate taxes and $25,437 for replacement reserves. Upon origination, the borrower was also required to make initial escrow deposits equal to $106,799 for real estate taxes. No reserves for insurance are required as long as no event of default has occurred and is continuing under the Isola Bella Mortgage Loan and the borrower delivers to lender satisfactory evidence that the property is covered by an acceptable blanket insurance policy and the borrower provides evidence of payment of insurance.

Lockbox and Cash Management. The Isola Bella Mortgage Loan requires a lockbox account, which is already in place, and that the borrower deposit all rents directly to such lockbox account within one business day after receipt. Prior to the occurrence of a Cash Trap Event Period, as defined below, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a cash management account each business day. During an event of default, if borrower fails, at any time, to timely deposit all rents directly into the lockbox account, lender has the option to require the borrower to instruct tenants to deliver all payments and rents to the lockbox account.

A “Cash Trap Event Period” will commence: (i) if an event of default has occurred and is continuing or (ii) if the actual debt service coverage ratio is less than 1.10x for two consecutive calendar quarters and expires, with regard to the circumstances in clause (i), upon the cure of such event of default, or with regard to circumstances in clause (ii), the actual debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Isola Bella Property is managed by Accord Interests, LLC, an affiliate of the borrower. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 4.0% of gross revenues collected plus 1.0% of the borrower’s annual operating profit. The borrower may not amend, extend, renew or cancel the management agreement or otherwise replace the manager or enter into any management agreement without written consent from the lender.

Assumption. The Isola Bella Mortgage Loan borrower has a two-time right to transfer the Isola Bella Property and cause an assumption of the Isola Bella Mortgage Loan, provided that no event of default has occurred and is continuing under the Isola Bella Mortgage Loan and certain other conditions are satisfied, including but not limited to: (i) the borrower pays an assumption fee of the greater of 1.0% of the outstanding principal balance of the Isola Bella Mortgage Loan and $15,000; (ii) the transferee satisfies certain criteria; (iii) transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager that satisfies certain criteria; (iv) confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C7 Certificates; and (v) other factors relied upon by lender in the original underwriting of the Isola Bella Mortgage Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Isola Bella Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a three-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HSN CORNERSTONE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HSN CORNERSTONE

HSN Cornerstone
5568 West Chester Road
West Chester, OH 45069
Dayton 28 miles
Monroe
Liberty Township
Cincinnati Children's Hosp. Liberty Campus
Liberty Towne Centre
Hamilton
Butler County Regional Airport
BUTLER COUNTY
WARREN COUNTY
Mason
The Beach Waterpark
Kings Island Theme Park
Univ. of Cincinnati Surgical Hosp.
Voice of America MetroPark
West Chester Plaza
Beckett Ridge Country Club
Union Centre Pavilion
The Square @ Union Centre
The Streets of West Chester
West Chester Township
Fairfield
Mercy Hospital of Fairfield
Cincinnati Mall
Deerfield Township
Deerfield Towne Ctr.
Landen
Waterstone Center
Loveland Park
Forest Park
Springdale
Sharonville
Glendale
Greenhills
Woodlawn
Winton Lake
Evendale
Blue Ash
Montgomery
Loveland
HAMILTON COUNTY
CLERMONT COUNTY
Cincinnati-Blue Ash Airport
Little Miami River
Wyoming
Lockland
Reading
Finneytown
Ronald Reagan Cross County Hwy
Deer Park
Kenwood
Amberley
Jewish Hospital
Kenwood Towne Ctr.
Silverton
Winton Hills
Golf Manor
Cincinnati
Madeira
Cincinnati-Northern KY Intl. Airport 19 miles
St. Bernard
Norwood
Madisonville
Fairfax
Cintas Ctr. at Xavier Univ.
Xavier University
Cincinnati Zoological Gardens
Rookwood Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HSN Cornerstone

Loan Information

Mortgage Loan Seller:	Liberty Island Group I LLC
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$30,600,000
Cut-off Date Principal Balance:	$30,600,000
% of Initial Pool Balance:	2.8%
Loan Purpose:	Acquisition

Borrower Name:	Corner Deal Title Holder LP

Sponsors:	Sam Kirschenbaum, Benjamin Rubin
Mortgage Rate:	4.750%
Note Date:	May 17, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	June 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(92),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(1)	$0	Springing	NAP
Insurance(1)	$0	Springing	NAP
Replacement Reserve(2)	$0	Springing	NAP
TI/LC(3)	$0	Springing	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Industrial

Specific Property Type:	Distribution/Office/Retail
Location:	West Chester, OH
Size:	970,168 SF
Cut-off Date Principal
Balance Per Unit/SF:	$31.54

Year Built/Renovated:	1999/NAP
Occupancy %:	100.0%
Occupancy % Source Date:	June 1, 2012
Title Vesting:	Fee
Property Manager:	SK Realty Management LLP

3rd Most Recent NOI (As of):	$5,542,895(12/31/2009)
2nd Most Recent NOI (As of):	$4,844,207(12/31/2010)
Most Recent NOI (As of):	$4,520,916(12/31/2011)

U/W Revenues:	$4,939,263
U/W Expenses:	$1,150,030
U/W NOI:	$3,789,233
U/W NCF:	$3,275,408
U/W NOI DSCR:	1.98x
U/W NCF DSCR:	1.71x
U/W NOI Debt Yield:	12.4%
U/W NCF Debt Yield:	10.7%
As-is Appraised Value(4):	$52,000,000
As-is Appraisal Valuation Date:	March 20, 2012
Cut-off Date LTV Ratio:	58.8%
LTV Ratio at Maturity or ARD:	48.0%

(1)	Springing upon the occurrence of the following: (i) an event of default or (ii) borrower does not provide lender with evidence of payment prior to delinquency or expiration of insurance coverage.
(2)	Springing upon the occurrence of any of the following: (i) Cornerstone Brands, Inc. lease is not in effect or (ii) Cornerstone Brands, Inc. is in default.
(3)

If in the event the tenant does not give notice to extend its lease 18 months prior to the initial lease expiration of April 30, 2020, the lender will initiate a cash flow sweep of all excess cash into a TI/LC Reserve.

(4)	The lender has received an as appraised “Go Dark Value” in the amount of $31,000,000.

The Mortgage Loan. The mortgage loan (the “HSN Cornerstone Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed-use, primarily industrial property, located in West Chester, Ohio (the “HSN Cornerstone Property”). The HSN Cornerstone Mortgage Loan had an original principal balance of $30,600,000, has an outstanding principal balance as of the Cut-off Date of $30,600,000 and accrues interest at an interest rate of 4.750% per annum. The HSN Cornerstone Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The HSN Cornerstone Mortgage Loan matures on June 1, 2022. The proceeds from the HSN Cornerstone Mortgage Loan were used to facilitate the acquisition of the HSN Cornerstone Property by the borrower from MB West Chester, LLC for $49.6 million, and pay closing costs of $159,995.

Following the lockout period, the borrower has the right to defease the HSN Cornerstone Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the HSN Cornerstone Mortgage Loan is prepayable without penalty on or after March 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HSN CORNERSTONE

The Property. The HSN Cornerstone Property is a one-story and two-story distribution/office/retail facility containing approximately 970,168 rentable square feet situated on approximately 57.3 acres of land. The HSN Cornerstone Property was built in 1999 and is located in West Chester, Ohio, which is 21 miles north of the Cincinnati Central Business District. The improvements include approximately 153,193 square feet of office/administrative space, approximately 61,800 square feet of retail space and approximately 755,175 square feet of warehouse/distribution space. The HSN Cornerstone Property is operated as the corporate headquarters and distribution hub of Cornerstone Brands, Inc. (“Cornerstone”). The HSN Cornerstone Property is 100.0% leased to Cornerstone, a wholly-owned subsidiary of the Home Shopping Network, Inc. under lease that is scheduled to expire on April 30, 2020, and contains three 5-year renewal options in favor of Cornerstone.

Cornerstone is the catalog business arm of the Home Shopping Network, Inc. which comprises nine home and apparel lifestyle brands in the direct marketing space. Cornerstone sells private label brands by third party manufacturers and third party merchandise via its assortment of catalogs, internet sites and 19 retail and outlet stores.

The following table represents certain information relating to the tenant at the HSN Cornerstone Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
Cornerstone Brands, Inc.	NR/Ba1/BB	970,168	100.0%	$4.33	$4,197,372	100.0%	4/30/2020

Total Space		970,168	100.0%	$4.33	$4,197,372	100.0%

(1)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

The Annual U/W Base Rent PSF and Annual U/W Base Rent were derived by averaging the annual contractual rental rates for the May 1, 2012 through April 30, 2013 lease period. The current in-place rent is $4.95 per square foot.

The following tables present certain information relating to the lease rollover schedule at the HSN Cornerstone Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	1	970,168	100.0%	970,168	100.0%	$4,197,372	$4.33
2021	0	0	0.0%	970,168	100.0%	$0	$0.00
2022	0	0	0.0%	970,168	100.0%	$0	$0.00
Thereafter	0	0	0.0%	970,168	100.0%	$0	$0.00
Vacant	0	0	0.0%	970,168	100.0%	$0	$0.00
Total / Weighted Average	1	970,168	100.0%			$4,197,372	$4.33

(1)	Information obtained from the underwritten rent roll.

The following table presents information relating to the historical occupancy at the HSN Cornerstone Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
100%	100%	100%

(1) Information obtained from tenant’s lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HSN CORNERSTONE

Operating History and Underwritten Net Cash Flow. The following table presents certain information related to the Underwritten Net Cash Flow at the HSN Cornerstone Property:

Cash Flow Analysis

	2009	2010	2011	U/W	U/W $ per SF
Base Rent	$5,825,867	$5,087,297	$4,802,332	$4,197,372	$4.33
Grossed Up Vacant Space	0	0	0	0	0.00
Total Reimbursables	1,111,123	330,087	1,050,197	1,001,852	1.03
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(259,961)	(0.27)

Effective Gross Income	$6,936,990	$5,417,385	$5,852,529	$4,939,263	$5.09

Total Operating Expenses	$1,394,095	$573,178	$1,331,613	$1,150,030	$1.19

Net Operating Income	$5,542,895	$4,844,207	$4,520,916	$3,789,233	$3.91
TI/LC	0	0	0	145,161	0.15
Capital Expenditures	0	0	0	368,664	0.38

Net Cash Flow	$5,542,895	$4,844,207	$4,520,916	$3,275,408	$3.38

NOI DSCR	2.89x	2.53x	2.36x	1.98x
NCF DSCR	2.89x	2.53x	2.36x	1.71x
NOI DY	18.1%	15.8%	14.8%	12.4%
NCF DY	18.1%	15.8%	14.8%	10.7%

Appraisal. According to the appraisal dated March 20, 2012, the HSN Cornerstone Property had an “as-is” appraised value of $52,000,000 and a “Hypothetical Go Dark Value” of $31,000,000, which assumes that the property represents a vacant facility available for lease and that the terms and conditions conform to market standards as of the effective date of value.

Environmental Matters. According to the Phase I environmental site assessment dated March 28, 2012, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. The HSN Cornerstone Property is located 21 miles north of the Cincinnati Central Business District in the Butler County Warehouse/Distribution submarket with approximately 46.3 million square feet of inventory. The property is located 0.7 miles west of Interstate 75, 2.2 miles from Interstate 275, and within 5.0 miles of Interstate 71. The Butler County Warehouse/Distribution submarket had year-end market vacancy of 10.9% and asking rents of $3.15 per square foot. The Cincinnati market has a concentration of professional and business services, education and health services, manufacturing, leisure and hospitality, and retail trade. Population for the Cincinnati Metropolitan Statistical Area in 2012 is projected to be 2.33 million, a 6.7% increase from 2000 and is projected to grow by 1.9% through 2017.

The Borrower. The borrower, Corner Deal Title Holder LP, is a single member Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the HSN Cornerstone Mortgage Loan. The borrower is 0.1% owned by general partner Corner Deal GP LLC and 99% owned by limited partner Corner Deal Ventures LP. The limited partner also owns 100% of the general partner. Corner Deal Ventures LP, the 99% limited partner’s General Partner is SB Corner Deal LLC, a Delaware limited liability company owned 75% by Sam Kirschenbaum and 25% by Benjamin Rubin, HSN Cornerstone Mortgage Loan’s nonrecourse carveout guarantors. The largest entity, owning 95.0% of the limited partner is Cornerstone HSN Property Inc., an Ontario Canada company.

The Sponsor. The sponsors of the HSN Cornerstone Mortgage Loan are Sam Kirschenbaum and Benjamin Rubin. The sponsors are principals of SK Realty Management, an opportunistic real estate investment group that specializes in the acquisition and management of warehouse distribution facilities located in the Northeast and Midwest. SK Realty Management’s current portfolio consists of approximately 4.9 million square feet with a value of over $150 million.

Escrows. The loan documents do not require monthly escrows of real estate taxes and insurance. A springing tax and insurance escrow will occur (i) in the event of a default or (ii) in the event that the borrower does not provide lender with evidence that all taxes/insurance has been paid prior to delinquency/expiry. The loan documents provide no requirements for a replacement reserve or a leasing reserve. A Springing reserve must be established in the event that (i) Cornerstone Brands, Inc. lease is not in effect or (ii) Cornerstone Brands, Inc. is in default. On and after (i) October 30, 2018 if, by such date the Cornerstone Brands, Inc. lease has not been extended by at least an additional five (5) years; (ii) notice from the tenant of the Cornerstone Brands, Inc. lease that the tenant does not intend to extend the expiration date of such lease; (iii) the occurrence of an insolvency event with respect to the tenant of the Cornerstone Brands, Inc. lease, any replacement tenant thereof or guarantor of such tenant; and/or (iv) the tenant of the Cornerstone Brands, Inc. lease or any replacement tenant thereof vacating all or any portion of the HSN Cornerstone Property, the lender may direct the deposit of amounts available after payments of principal and interest and payments into the other loan reserves into a leasing reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HSN CORNERSTONE

Deposits into the leasing reserve will no longer be required and amounts therein will be required to be disbursed to the borrower in accordance with the loan documents upon the date on which (i) the HSN Cornerstone lease is extended for a period of at least five years and the extended term has begun or (ii) the HSN Cornerstone lease is replaced with a lease containing a term of at least five years from the expiration of the HSN Cornerstone lease and the replacement tenant has taken possession and paid rent for the first month, and any and all free rent, credit and similar periods thereunder have expired. Funds may be released to the borrower upon (i) the current tenant exercising its renewal option or (ii) a replacement tenant deemed suitable by the lender executing a lease and occupying the property.

Lockbox and Cash Management. The HSN Cornerstone Mortgage Loan requires a lender-controlled lockbox account, which was established at closing, and Cornerstone (tenant) has been directed to pay its rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the HSN Cornerstone Property be deposited into the lockbox account within two business days after receipt. Upon the occurrence of an event of default, or if the borrower fails to remit the leasing reserve escrow 18 months prior to loan maturity, lender has the right to full access and application of the HSN Cornerstone Property’s revenue at such time, and in such manner, order and priority, as lender determines and all funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender has the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as lender may determine in its sole discretion.

Property Management. The HSN Cornerstone Property is managed by SK Realty Management LLP, an affiliate of the HSN Cornerstone borrower. The property manager is currently entitled to a base management fee in an amount equal to 3.0% of the gross receipts collected from the HSN Cornerstone Property. The borrower may terminate the management agreement for cause in an event of a default by the property manager, if property manager acts fraudulently or without appropriate approval, or if property manager files for bankruptcy. The HSN Cornerstone borrower may terminate the management agreement without cause commencing on the fourth anniversary upon 365-day notice. Upon an event of default by the property manager, the lender may terminate the agreement with 30-day notice.

Assumption. The HSN Cornerstone Mortgage Loan has a two-time right to transfer the HSN Cornerstone Property with the consent of the lender, provided that no event of default has occurred and is continuing under the HSN Cornerstone Mortgage Loan and certain other conditions are satisfied, including lender’s reasonable determination that the proposed transferee and guarantor satisfy lender’s credit review and underwriting standards taking into consideration, (i) experience and financial strength and credit quality; (ii) requirements that the transferee will execute a recourse guaranty and an environmental indemnity; (iii) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, KBRA and Moody’s assigned to the Series 2012-C7 Certificates; (iv) other factors relied upon by lender in the original underwriting of the HSN Cornerstone Mortgage Loan; and (v) the borrower pays an assumption fee in an amount equal to 0.5% of the then outstanding principal balance of the loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease: None.

Terrorism Insurance. The loan documents require that the insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount, coverage, and form that is acceptable to the lender, as well as business interruption insurance in amounts sufficient to compensate borrower for all rents and profits or income covering no less than the 12 month period following the occurrence of a casualty event, together with a 180-day extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

270 Peachtree Street

Loan Information

Mortgage Loan Seller:	Basis Real Estate Capital II, LLC
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$27,250,000
Cut-off Date Principal Balance:	$27,250,000
% of Initial Pool Balance:	2.5%
Loan Purpose:	Refinance
Borrower Name:	270, L.P.
Sponsor:	Richard Bowers
Mortgage Rate:	4.900%
Note Date:	May 17, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	June 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(93),O(3)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$444,795	$42,109	NAP
Insurance	$44,524	$4,947	NAP
Capital Expenditures	$0	$5,309	NAP
Deferred Maintenance	$75,038	$0	NAP
TI/LC	$250,000	$21,775(1)	NAP
Rent Abatement(2)	$922,857	$0	NAP
Chamber of Comm. Reserve (3)	$1,821,151	$0	NAP

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Specific Property Type:	CBD
Location:	Atlanta, GA
Size:	318,566 SF
Cut-off Date Principal Balance Per Unit/SF:	$85.54
Year Built/Renovated:	1961/2005
Occupancy %(4):	84.5%
Occupancy % Source Date:	May 1, 2012
Title Vesting:	Fee
Property Manager:	RB Management Services, Inc.

3rd Most Recent NOI (As of):	$1,556,732 (12/31/2009)
2nd Most Recent NOI (As of):	$1,560,935(12/31/2010)
Most Recent NOI (As of):	$1,401,743(12/31/2011)

U/W Revenues(5):	$5,307,586
U/W Expenses(5):	$2,392,996
U/W NOI(5):	$2,914,591
U/W NCF(5):	$2,589,582
U/W NOI DSCR:	1.68x
U/W NCF DSCR:	1.49x
U/W NOI Debt Yield:	10.7%
U/W NCF Debt Yield:	9.5%
As-Is Appraised Value:	$40,000,000
As-Is Appraisal Valuation Date:	April 13, 2012
Cut-off Date LTV Ratio:	68.1%
LTV Ratio at Maturity or ARD:	55.8%

(1)

In addition to fixed monthly reserve payments of $21,775, provided there is sufficient excess cash flow, borrower is obligated to make additional monthly payments into the TI/LC Reserve as follows: (i) commencing on the first payment date and through and including the twelfth payment date, an additional monthly amount equal to $21,000 and (ii) commencing on the thirteenth (13th) payment date and for each payment date thereafter throughout the term of the loan, an additional monthly amount of $2,900.

(2)

The Rent Abatement Reserve covers the scheduled rent abatements of three tenants as follows: $524,453 for tenant CredAbility, which has a partial abatement through February 2015; $229,369 for Habitat for Humanity, which has a full abatement through August 2011 and partial abatement through August 2014; and $169,035 for White Oak Kitchen, which has a full abatement that runs through August 2012.

(3)	The Chamber of Commerce Reserve includes monies set aside for tenant improvements ($556,960), leasing commissions ($331,283), and a move-in allowance ($932,908).
(4)

As of the Cut-off Date, 270 Peachtree Street Property is 84.5% leased. Bearing Point, which currently occupies 13,924 square feet on a month-to-month basis, is in bankruptcy, and notified the sponsor that it will be vacating its space. Bearing Point’s rent was not underwritten.

(5)	The UW NOI is higher than historical NOI as a result of the lease-up that has occurred at the 270 Peachtree Street Property.

The 270 Peachtree Street mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 22-story office building located at 270 Peachtree Street, in Atlanta, Georgia (the “270 Peachtree Street Property”). The 270 Peachtree Street Property contains approximately 318,566 rentable square feet situated on 1.8 acres of land. The 270 Peachtree Street Property was built in 1961 and last renovated in 2005. It is located in the Central Business District of Atlanta, Georgia. Parking is available within two attached parking garage structures (part of the mortgage loan collateral) that have direct access to the office building and provide 478 parking spaces. As of May 1, 2012, the 270 Peachtree Street Property was 84.5% leased to approximately 22 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

270 PEACHTREE STREET

The following table presents certain information relating to the tenancies at the 270 Peachtree Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
State Board of Workers Compensation	AAA/Aaa/AAA	71,020	22.3%	$17.13	$1,216,715	27.2%	Various(2)
Habitat for Humanity	NR/NR/NR	55,264	17.3%	$15.48	$855,350	19.1%	4/1/2018
CredAbility	NR/NR/NR	41,772	13.1%	$18.99	$793,260	17.7%	12/1/2020
Chamber of Commerce(3)	NR/NR/NR	27,848	8.7%	$15.00	$417,720	9.3%	4/1/2024
Peachtree Baker, LLC dba White Oak Kitchen(4)	NR/NR/NR	15,847	5.0%	$14.00	$221,858	5.0%	2/1/2031

Total Major Tenants		211,751	66.5%	$16.55	$3,504,903	78.4%

Non-Major Tenants(5)		57,335	18.0%	$16.82	$964,560	21.6%

Occupied Collateral		269,086	84.5%	$16.61	$4,469,463	100.0%

Vacant Space(6)		49,480	15.5%

Collateral Total		318,566	100.0%

(1)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	69,080 square feet of the State Board of Workers Compensation space expires on June 1, 2016 and 1,940 square feet (basement storage) expires on June 1, 2012.
(3)

The Georgia Chamber of Commerce signed its lease, but is not yet in occupancy nor paying rent. The Georgia Chamber of Commerce expects to take occupancy in July 2012. The Chamber of Commerce Reserve includes monies set aside for tenant improvements ($556,960), leasing commissions, ($331,283), and a move-in allowance ($932,908).

(4)

Peachtree Baker, LLC dba White Oak Kitchen has signed its lease, is in possession of its space, and is completing the build-out of its space. White Oak Kitchen expects to open for business in June 2012 and commenced its 18-month rent abatement period on March 1, 2011.

(5)

There are three small retail tenants that together represent 0.49% of the net rentable area and 0.34% of the in-place rental income that are currently in occupancy on a month-to-month basis. Those tenants are: (1) Gresham Florist, 869 square feet, in occupancy since 1998; (2) Best Jewelery & Watch, 398 square feet, in occupancy since 2001; and (3) Project Grad, 283 square feet, in occupancy since 2006.

(6)

13,924 square feet of Vacant Space is currently occupied by Bearing Point, which is in bankruptcy and is holding over temporarily on a month-to-month basis. Bearing Point is paying rent, but was underwritten as vacant at the market rent of $17.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

270 PEACHTREE STREET

The following table presents certain information relating to the lease rollover schedule at the 270 Peachtree Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)(4)
MTM	3	1,550	0.5%	1,550	0.5%	$15,245	$9.84
2012	2	2,340	0.7%	3,890	1.2%	$25,231	$10.78
2013	4	19,526	6.1%	23,416	7.4%	$398,234	$20.40
2014	2	4,841	1.5%	28,257	8.9%	$80,719	$16.67
2015	0	0	0.0%	28,257	8.9%	$0	$0.00
2016	3	91,222	28.6%	119,479	37.5%	$1,573,340	$17.25
2017	1	0	0.0%	119,479	37.5%	$2,700	$0.00
2018	1	55,264	17.3%	174,743	54.9%	$855,350	$15.48
2019	0	0	0.0%	174,743	54.9%	$0	$0.00
2020	4	48,134	15.1%	222,877	70.0%	$879,067	$18.26
2021	0	0	0.0%	222,877	70.0%	$0	$0.00
2022	0	0	0.0%	222,877	70.0%	$0	$0.00
Thereafter	3	46,209	14.5%	296,086	84.5%	$639,578	$13.84
Vacant	0	49,480	15.5%	318,566	100.0%	$0	$0.00
Total/Weighted Average:	23	318,566	100.0%			$4,469,463	$16.61

(1)	Information obtained from the underwritten rent roll as of May 1, 2012.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)

Annual U/W Base Rent and Annual U/W Base Rent PSF include Conference Room space, which generates income paid through an additional charge to each tenant, and storage space income for two tenants, whose NRSF is presented on the rent roll as one square foot each.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 270 Peachtree Street Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
60%	61%	78%

(1)      Information obtained from borrower rent rolls. During 2005, a major tenant occupying more than half of the 270 Peachtree Street Property vacated its space. Occupancy dropped from 95% to 39%. From 2005 through 2010, sponsor made additional cash contributions to cover, among other things, operating expenses (and implemented a $1 million lobby renovation in 2005), and gradually leased up the property to its May 1, 2012 occupancy of 84.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

270 PEACHTREE STREET

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 270 Peachtree Street Property:

Cash Flow Analysis

	2009	2010	2011	U/W(1)	U/W $ per SF
Base Rent	$3,306,420	$3,024,448	$3,597,693	$4,469,463	$14.03
Gross Up Vacant Space	0	0	0	842,835	2.65
Total Reimbursables	338,174	348,485	303,093	350,372	1.10
Other Income	440,105	34,753	8,261	487,751	1.53
Less Vacancy & Credit Loss	(167,252)	(156,067)	(581,682)	(842,835)	(2.65)

Effective Gross Income	$3,917,447	$3,666,257	$3,768,913	$5,307,586	$16.66
Total Operating Expenses	$2,360,715	$2,105,320	$2,367,170	$2,392,996	$7.51

Net Operating Income	$1,556,732	$1,560,935	$1,401,743	$2,914,591	$9.15
TI/LC	0	0	0	261,296	0.82
Capital Expenditures	0	0	0	63,713	0.20

Net Cash Flow	$1,556,732	$1,560,935	$1,401,743	$2,589,582	$8.13
NOI DSCR	0.90x	0.90x	0.81x	1.68x
NCF DSCR	0.90x	0.90x	0.81x	1.49x
NOI DY	5.7%	5.7%	5.1%	10.7%
NCF DY	5.7%	5.7%	5.1%	9.5%

(1)

The U/W NOI is higher than the historical NOIs due to several factors including but not limited to free rent afforded to some tenants. Free rent concessions totaled $167,252 in 2009, $156,067 in 2010, and $581,682 in 2011. In addition, the 270 Peachtree Street Property lost a major tenant in 2005 which moved into its own newly built building several blocks away. Occupancy fell below 40% at that time, and was 60.3% for 2009, 60.8% for 2010, 78.3% for 2011, and is currently 84.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hotel Erwin

Loan Information
Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$23,800,000
Cut-off Date Principal Balance:	$23,800,000
% of Initial Pool Balance:	2.2%
Loan Purpose:	Refinance
Borrower Name:	Marina Pacific Hotel and Suites, LLC
Sponsors:	Erwin H. Sokol and the Sokol Trust
Mortgage Rate:	5.310%
Note Date:	May 8, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	June 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(91),O(5)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$17,522	$5,841	NAP
Insurance	$97,953	$6,997	NAP
FF&E Reserve(2)	$31,893	$31,893	NAP

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Specific Property Type:	Full Service
Location:	Los Angeles, CA
Size:	119 rooms
Cut-off Date Principal
Balance Per Unit/Room:	$200,000
Year Built/Year Renovated:	1975/2009
Occupancy %:	78.5%
Occupancy % Source Date:	January 31, 2012
Title Vesting:	Fee
Property Manager:	Joie de Vivre Hospitality, Inc.

3rd Most Recent NOI (As of):	$2,597,181(12/31/2010)
2nd Most Recent NOI (As of):	$3,318,102(12/31/2011)
Most Recent NOI (As of):	$3,289,747 (TTM 1/31/2012)

U/W Revenues:	$9,383,897
U/W Expenses:	$6,422,824
U/W NOI:	$2,961,073
U/W NCF:	$2,585,717
U/W NOI DSCR:	1.86x
U/W NCF DSCR:	1.63x
U/W NOI Debt Yield:	12.4%
U/W NCF Debt Yield:	10.9%
As-Is Appraised Value:	$43,700,000
As-Is Appraisal Valuation Date:	March 23, 2012
Cut-off Date LTV Ratio:	54.5%
LTV Ratio at Maturity or ARD:	45.2%

(1)

The borrower is permitted to incur future mezzanine financing provided that certain conditions are satisfied, including but not limited to: (i) no event of default has occurred or is continuing; (ii) the combined LTV may not be in excess of 70.0%; and (iii) the combined DSCR must be at least 1.30x.

(2)	Monthly payments of one-twelfth of 4% of the prior year annual gross revenue.

The Hotel Erwin mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering a six-story, full-service hotel containing a total of 119 rooms (the “Hotel Erwin Property”). The Hotel Erwin Property is located on Pacific Avenue in Los Angeles, California, approximately half of a city block away from the Pacific Ocean at Venice Beach. Beginning in 2007 and ending in 2009, the Hotel Erwin Property underwent a substantial renovation program which included the addition of a sixth floor, thirty new guestrooms, a rooftop bar and a hospitality suite. Parking is provided via a subterranean parking garage which contains 80 parking spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOTEL ERWIN

The following table presents certain information relating the historical performance of the Hotel Erwin Property with the performance of a competitive set of properties as provided in a third party hospitality report dated February 17, 2012.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hotel Erwin Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR

1/31/2012 TTM	79.5%	$238.32	$189.55	79.2%	$196.60	$155.74	99.6%	82.5%	82.2%
12/31/2011 TTM	77.9%	$224.62	$174.91	72.9%	$182.60	$133.11	93.6%	81.3%	76.1%
12/31/2010 TTM	73.2%	$215.30	$157.66	55.8%	$159.46	$88.91	76.1%	74.1%	56.4%

(1)	Data provided by a February 17, 2012 hospitality report.

According to the above-referenced third party hospitality report, the Hotel Erwin Property is located within the Los Angeles – Long Beach, California lodging market. As of January 2012, the Los Angeles – Long Beach, California lodging market contained a total of 983 hotels with an inventory of 97,018 rooms. The Los Angeles – Long Beach, California lodging market’s trailing twelve-month period ended January 2012 had an aggregate occupancy level of 71.9% with an ADR of $123.53, reflecting a RevPAR of $88.88, up 11.9% over the previous corresponding trailing twelve-month period. Over the same period, an increase in occupancy of 5.8% was coupled with an increase of 5.8% in ADR.

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hotel Erwin Property:

Cash Flow Analysis

	2010	2011	TTM 1/31/2012	U/W	U/W $ per Room
Occupancy	72.6%	79.2%	78.5%	77.0%
ADR	$182.45	$195.90	$198.43	$198.43
RevPAR	$132.44	$155.19	$155.79	$152.79
Total Revenue	7,954,017	9,535,612	9,567,863	9,383,897	78,856
Total Department Expenses	3,294,325	3,793,209	3,828,904	3,755,263	31,557

Gross Operating Profit	$4,659,692	$5,742,403	$5,738,959	$5,628,635	$47,299
Total Undistributed Expenses	1,846,952	2,219,960	2,242,462	2,515,619	21,140

Profit Before Fixed Charges	$2,812,740	$3,522,443	$3,496,497	$3,113,016	$26,160
Total Fixed Charges	215,559	204,341	206,750	151,943	1,277

Net Operating Income	$2,597,181	$3,318,102	$3,289,747	$2,961,073	$24,883
FF&E	0	0	0	375,356	3,154

Net Cash Flow	$2,597,181	$3,318,102	$3,289,747	$2,585,717	$21,729
NOI DSCR	1.64x	2.09x	2.07x	1.86x
NCF DSCR	1.64x	2.09x	2.07x	1.63x
NOI DY	10.9%	13.9%	13.8%	12.4%
NCF DY	10.9%	13.9%	13.8%	10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Chippewa & Greene Portfolio

Loan Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$19,150,000
Cut-off Date Principal Balance:	$19,150,000
% of Initial Pool Balance:	1.7%
Loan Purpose:	Refinance
Borrower Names(1):	Chippewa Associates, LP, Chippewa Beaver Falls, L.P., Waynesburg Associates, L.P., Monroe Leasehold, LLC
Sponsor:	Donald F. Cafiero
Mortgage Rate:	4.750%
Note Date:	May 18, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	June 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(94),O(2)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$263,718	$27,825	NAP
Insurance	$35,501	$4,437	NAP
Replacement Reserves	$0	$3,672	NAP
TI/LC	$400,000	$12,106	$700,000
Deferred Maintenance	$32,031	NAP	NAP

Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Retail
Specific Property Type:	Anchored
Location:	Various
Size:	293,493 SF
Cut-off Date Principal
Balance Per Unit/SF:	$65.25

Year Built/Renovated:	Various/2008
Occupancy %:	95.4%
Occupancy % Source Date:	April 10, 2012
Title Vesting:	Fee
Property Manager:	Pennmark Management Company, Inc.

3rd Most Recent NOI (As of):	$1,135,646(12/31/2009)
2nd Most Recent NOI (As of):	$1,402,933(12/31/2010)
Most Recent NOI (As of):	$1,665,343(12/31/2011)

U/W Revenues:	$3,069,614
U/W Expenses:	$889,564
U/W NOI:	$2,180,050
U/W NCF:	$1,990,722
U/W NOI DSCR:	1.82x
U/W NCF DSCR:	1.66x
U/W NOI Debt Yield:	11.4%
U/W NCF Debt Yield:	10.4%
As-Is Appraised Value:	$26,800,000
As-Is Appraisal Valuation Date:	April 20, 2012
Cut-off Date LTV Ratio:	71.5%
LTV Ratio at Maturity or ARD:	58.3%

(1)	The borrowing entity is comprised of a group of entities affiliated with the sponsor.

The Chippewa & Greene Portfolio mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering two retail centers (Chippewa Plaza and Greene Plaza) that are located in Beaver Falls and Waynesburg, Pennsylvania, respectively (collectively, the “Chippewa & Greene Portfolio Properties”). The Chippewa & Greene Portfolio Properties are comprised of two separate retail centers with a total of 293,493 square feet located in Beaver Falls and Waynesburg, Pennsylvania, respectively. Chippewa Plaza was developed in 1979 and last renovated in 2008. Greene Plaza was developed in 1980 and last renovated in 2008. The Chippewa Plaza is anchored by Dunham’s Athleisure, and as of April 10, 2012, was 94.2% occupied. Greene Plaza is anchored by Big Lots, and as of April 10, 2012, was 96.5% occupied. The Chippewa & Greene Portfolio Properties are 95.4% occupied overall as of April 10, 2012. Chippewa Plaza contains 23 suites in two buildings totaling 167,807 square feet, and Greene Plaza contains 17 suites in two buildings totaling 125,686 square feet. Chippewa Plaza is located approximately 30 miles northwest of Pittsburgh, Pennsylvania and Greene Plaza is located approximately 50 miles southwest of Pittsburgh, Pennsylvania.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHIPPEWA AND GREENE PORTFOLIO

The following table presents certain information relating to the tenancies at the Chippewa & Greene Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
Dunham’s Athleisure	NR/NR/NR	42,866	14.6%	$7.11	$304,919	11.9%	$73	9.8%	1/31/2018
Heritage Valley Health System	NR/NR/NR	29,569	10.1%	$10.00	$295,690	11.5%	NAV	NAV	2/28/2022
Big Lots Stores Inc.	BBB/NR/NR	30,080	10.2%	$3.50	$105,280	4.1%	$96	3.7%	1/31/2014
Aldi’s	NR/NR/NR	17,881	6.1%	$4.75	$84,935	3.3%	NAV	NAV	7/31/2018

Total Major Tenants		120,416	41.0%	$6.57	$790,824	30.8%

Total Non-Major Tenants		161,585	55.0%	$11.01	$1,779,164	69.2%

Occupied Collateral Total		282,001	96.0%	$9.11	$2,569,988	100.0%

Vacant Space(4)		11,783	4.0%

Collateral Total		293,784	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot are for the twelve months ended on December 31, 2011.
(3)	Occupancy costs are based on sales for the twelve months ended on December 31, 2011 and rent due as of April 10, 2012.
(4)	A 200 square foot lease with Georges’ Lottery Store is month-to-month but the tenant has been in occupancy since July 1, 1986 and the space is underwritten as occupied.

The following table presents certain information relating to the lease rollover schedule at the Chippewa & Greene Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	1	200	0.1%	200	0.1%	$2,400	$12.00
2012	4	18,000	6.1%	18,200	6.2%	$170,396	$9.47
2013	8	29,615	10.1%	47,815	16.3%	$277,171	$9.36
2014	5	45,940	15.6%	93,755	31.9%	$241,875	$5.27
2015	1	10,314	3.5%	104,069	35.4%	$186,598	$18.09
2016	4	25,630	8.7%	129,699	44.1%	$224,987	$8.74
2017	5	17,275	5.9%	146,974	50.0%	$195,287	$11.30
2018	3	79,409	27.0%	226,383	77.1%	$485,855	$6.12
2019	0	0	0.0%	226,383	77.1%	$0	$0.00
2020	0	0	0.0%	226,383	77.1%	$0	$0.00
2021	1	14,104	4.8%	240,487	81.9%	$209,021	$14.82
2022	1	29,569	10.1%	270,056	91.9%	$295,690	$10.00
Thereafter	1	11,945	4.1%	282,001	96.0%	$280,708	$23.50
Vacant	0	11,783	4.0%	293,784	100.0%	$0	$0.00
Total/Weighted Average	34	293,784	100.0%			$2,569,988	$9.11

(1)	Information obtained from underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	There is one month-to-month tenant, which has been at the property for over 25 years.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Chippewa & Greene Portfolio Properties:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
70%	67%	80%
(1) Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHIPPEWA AND GREENE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chippewa & Greene Portfolio Properties:

Cash Flow Analysis(1)

	2009	2010	2011	U/W	U/W $ per SF
Base Rent	$1,700,718	$1,895,634	$2,049,624	$2,569,846	$8.75
Grossed Up Vacant Space	0	0	0	141,396	0.48
Total Reimbursables	323,682	320,003	393,477	555,353	1.89
Other Income	71,082	2,136	12,434	11,000	0.04
Less Vacancy & Credit Loss	0	0	0	(207,981)	(0.71)

Effective Gross Income	$2,095,482	$2,217,773	$2,455,535	$3,069,614	$10.45

Total Operating Expenses	$959,836	$814,840	$790,192	$889,564	$3.03

Net Operating Income	$1,135,646	$1,402,933	$1,665,343	$2,180,050	$7.42
TI/LC	0	0	0	145,263	0.50
Capital Expenditures	0	0	0	44,065	0.15

Net Cash Flow	$1,135,646	$1,402,933	$1,665,343	$1,990,722	$6.78

NOI DSCR	0.95x	1.17x	1.39x	1.82x
NCF DSCR	0.95x	1.17x	1.39x	1.66x
NOI DY	5.9%	7.3%	8.7%	11.4%
NCF DY	5.9%	7.3%	8.7%	10.4%

(1)	The historical cash flows reflect a lower historical occupancy and the underwritten cash flow reflects the current occupancy level at the Chippewa & Greene Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Parkway Irvine

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$18,500,000
Cut-off Date Principal Balance:	$18,500,000
% of Initial Pool Balance:	1.7%
Loan Purpose:	Refinance
Borrower Name:	Parkway Financial Group LLC
Sponsor:	Paul Francis Queyrel
Mortgage Rate:	4.626%
Note Date:	May 4, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	June 1, 2022
IO Period:	24 months
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-Only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(92),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$65,878	$21,959	NAP
Insurance	$42,099	$3,007	NAP
Capital Expenditures	$200,000	$4,901	$176,435
TI/LC Reserve	$200,000	$10,542	$200,000

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	Suburban
Location:	Irvine, CA
Size:	209,951 SF
Cut-off Date Principal Balance Per Unit/SF:	$88.12
Year Built/Year Renovated:	1989/NAP
Occupancy%:	81.6%
Occupancy % Source Date:	May 3, 2012
Title Vesting:	Fee
Property Manager:	TriQuest Development Company

3rd Most Recent NOI (As of):	$1,926,711(12/31/2010)
2nd Most Recent NOI (As of):	$1,912,694(12/31/2011)
Most Recent NOI (As of):	$1,876,693 (TTM 2/29/2012)

U/W Revenues:	$2,838,687
U/W Expenses:	$995,443
U/W NOI:	$1,843,244
U/W NCF:	$1,643,022
U/W NOI DSCR:	1.61x
U/W NCF DSCR:	1.44x
U/W NOI Debt Yield:	10.0%
U/W NCF Debt Yield:	8.9%
As-Is Appraised Value:	$30,000,000
As-Is Appraisal Valuation Date:	April 16, 2012
Cut-off Date LTV Ratio:	61.7%
LTV Ratio at Maturity or ARD:	52.8%

The Parkway Irvine mortgage loan is secured by a first mortgage encumbering twelve Class A office buildings that contain a total of 209,951 square feet (the “Parkway Irvine Property”). The Parkway Irvine Property is located on Barranca Parkway approximately one-mile east of Interstate Highway I-5 and approximately 5.1 miles southeast of Downtown Irvine, California. As of May 3, 2012, Parkway Irvine was 81.6% leased to 59 tenants. The Parkway Irvine Property contains 681 surface parking spaces, resulting in a parking ratio of 3.24 spaces per 1,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PARKWAY IRVINE

The following table presents certain information relating to the tenancies at the Parkway Irvine Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Glumetrics Inc.	NR/NR/NR	18,531	8.8%	$11.40	$211,253	10.3%	9/30/2012

Total Major Tenants		18,531	8.8%	$11.40	$211,253	10.3%

Non-Major Tenants		152,734	72.7%	$12.10	1,847,434	89.7%

Occupied Collateral		171,265	81.6%	$12.02	2,058,687	100.0%

Vacant Space		38,686	18.4%

Collateral Total		209,951	100.0%

The following table presents certain information relating to the lease rollover schedule at the Parkway Irvine Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	10	6,477	3.1%	6,477	3.1%	$89,771	$13.86
2012	25	81,192	38.7%	87,669	41.8%	$1,032,989	$12.72
2013	15	52,399	25.0%	140,068	66.7%	$613,609	$11.71
2014	4	11,566	5.5%	151,634	72.2%	$136,516	$11.80
2015	2	6,797	3.2%	158,431	75.5%	$84,505	$12.43
2016	1	5,402	2.6%	163,833	78.0%	$58,342	$10.80
2017	1	3,768	1.8%	167,601	79.8%	$42,955	$11.40
2018	0	0	0.0%	167,601	79.8%	$0	$0.00
2019	0	0	0.0%	167,601	79.8%	$0	$0.00
2020	0	0	0.0%	167,601	79.8%	$0	$0.00
2021	0	0	0.0%	167,601	79.8%	$0	$0.00
2022	0	0	0.0%	167,601	79.8%	$0	$0.00
Thereafter	1	3,664	1.7%	171,265	81.6%	$0	$0.00
Vacant	0	38,686	18.4%	209,951	100.0%	$0	$0.00
Total / Weighted Average	59	209,951	100.0%			$2,058,687	$12.02

(1)	Information obtained from underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Parkway Irvine Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
90%	86%	87%

(1) Information obtained from the borrower-rent rolls.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PARKWAY IRVINE

Operating History and Underwritten Net Cash Flow: The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Parkway Irvine Property:

Cash Flow Analysis

	2010	2011	TTM 2/29/2012	U/W	U/W $ per SF
Base Rent	$2,253,920	$2,129,019	$2,105,679	$2,058,687	$9.81
Grossed Up Vacant Space	0	0	0	632,688	3.01
Total Reimbursables	769,761	795,645	768,756	780,000	3.72
Other Income	125	180	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(632,688)	(3.01)
Effective Gross Income	$3,023,806	$2,924,844	$2,874,435	$2,838,687	$13.52

Total Operating Expenses	$1,097,095	$1,012,150	$997,742	$995,443	$4.74

Net Operating Income	$1,926,711	$1,912,694	$1,876,693	$1,843,244	$8.78
TI/LC	0	0	0	147,734	0.70
Capital Expenditures	0	0	0	52,488	0.25

Net Cash Flow	$1,926,711	$1,912,694	$1,876,693	$1,643,022	$7.83

NOI DSCR	1.69x	1.68x	1.64x	1.61x
NCF DSCR	1.69x	1.68x	1.64x	1.44x
NOI DY	10.4%	10.3%	10.1%	10.0%
NCF DY	10.4%	10.3%	10.1%	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Bear Creek Portfolio

Loan Information

Mortgage Loan Seller:	Basis Real Estate Capital II, LLC
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$18,400,000
Cut-off Date Principal Balance:	$18,400,000
% of Initial Pool Balance:	1.7%
Loan Purpose:	Refinance and Acquisition(1)
Borrower Names:	Bear Creek Retail Partners II, LLC; Bear Creek Partners II, L.L.C.
Sponsor:	Scott Chappelle
Mortgage Rate:	5.250%
Note Date:	May 17, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	June 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(94),O(2)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$78,460	$19,615	NAP
Insurance	$10,808	$3,602	NAP
Replacement Reserves	$0	$5,573	NAP
TI/LC(2)	$0	$13,334	$160,000
Deferred Maintenance	$0	$0	NAP
Glik’s Rent Reserve(3)	$10,500	$0	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Various

Specific Property Type:	Various
Location:	Petoskey, MI
Size:	45,857 SF retail 240 multifamily units
Cut-off Date Principal:	$130.84 per SF
Balance Per Unit/SF:	$51,667 per Unit

Year Built/Renovated(4):	Various/Various
Occupancy %:	95.7%
Occupancy % Source Date:	February 29, 2012
Title Vesting:	Fee
Property Manager:	Strathmore Development Company Michigan LLC

3rd Most Recent NOI (As of)(4):	NAV
2nd Most Recent NOI (As of):	$2,238,682(12/31/2011)
Most Recent NOI (As of):	$2,242,325 (TTM 2/29/2012)

U/W Revenues:	$3,007,882
U/W Expenses:	$940,956
U/W NOI:	$2,066,926
U/W NCF:	$1,963,297
U/W NOI DSCR:	1.56x
U/W NCF DSCR:	1.48x
U/W NOI Debt Yield:	11.2%
U/W NCF Debt Yield:	10.7%
As-Is Appraised Value:	$26,350,000
As-Is Appraisal Valuation Date:	April 9, 2012
Cut-off Date LTV Ratio:	69.8%
LTV Ratio at Maturity or ARD:	52.7%

(1)

Bear Creek Meadows Phase I was an acquisition as the borrower re-acquired the property by exercising its right of redemption after such mortgaged property had been foreclosed upon. Bear Creek Meadows Phase II and Bear Creek Crossings were each a refinance.

(2)

Beginning on payment date on July 1, 2012 and continuing through and including the payment date on June 1, 2013, a monthly amount equal to $13,334 and thereafter a monthly amount equal to $3,063, subject to a cap of $160,000.

(3)

Funds in the Glik’s Rent Reserve will be released to borrower once borrower has provided to lender an acceptable estoppel certificate evidencing that Glik is in occupancy and paying rent. Glik’s is completing the build-out of its space and is expected to take occupancy in June 2012.

(4)	The Bear Creek Portfolio Properties were built from 2006 through 2010. Full year NOI for all three Bear Creek Portfolio Mortgage Properties is not available prior to 2011.

The Bear Creek Portfolio mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering one retail center (“Bear Creek Crossing”) and one two-phased multifamily property (“Bear Creek Meadows Phase I” and “Bear Creek Meadows Phase II”, collectively “Bear Creek Meadows Apartments”) that are located in Petoskey, Michigan (collectively, the “Bear Creek Portfolio Properties”). Bear Creek Crossing is a 45,857 square foot, single story three-building retail center. Bear Creek Meadows Apartments is a two phase, 240-unit garden apartment complex. Bear Creek Crossing was constructed from 2006 through 2010 and was 88.6% occupied by 13 tenants as of February 29, 2012. Bear Creek Meadows Phase I was completed in 2006 and Bear Creek Meadows Phase II work began in 2008 and was completed in 2010. Bear Creek Meadows Apartments was 99.2% occupied as of February 29, 2012. Each phase of Bear Creek Meadows Apartments contains 120 one, two and three bedroom apartments. Unit amenities include washer/dryer, private balcony or patio, and vaulted ceilings. Property amenities, which are shared by both Phase I and Phase II, include a community building, fitness center, computer lab, indoor/outdoor pool with Jacuzzi, and resident tanning bed. The tenant profile for both phases consists of young professionals, families and retirees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEAR CREEK PORTFOLIO

The following table presents certain information relating to the tenancies at Bear Creek Crossing:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(1)	Occupancy Cost(1)	Lease Expiration Date
Major Tenants
Pet Supplies Plus(2)	NR/NR/NR	8,000	17.4%	$14.50	$116,000	16.0%	NAV	NAV	12/31/2018
Buffalo Wild Wings	NR/NR/NR	6,200	13.5%	$18.50	$114,700	15.8%	NAV	NAV	6/30/2018
Maurice’s	NR/NR/NR	5,000	10.9%	$16.00	$80,000	11.0%	NAV	NAV	1/31/2013

Total Major Tenants		19,200	41.9%	$16.18	$310,700	42.7%

Total Non-Major Tenants		21,408	46.7%	$19.45	$416,421	57.3%

Occupied Collateral Total(3)(4)		40,608	88.6%	$17.91	$727,121	100.0%
Vacant Space		5,249	11.4%

Collateral Total		45,857	100.0%

(1)	Tenants do not report sales.
(2)	Pet Supplies Plus recently exercised a 5-year renewal option, which will go into effect on January 1, 2013. At that time, rent will increase to $15.27 per square foot.
(3)

A 2,590 square foot space (5.6% of total net leasable area) is leased by Glik’s, which is completing the build-out of its space and is expected to take occupancy in June 2012. An upfront reserve of $10,500 was taken at closing and will be released to the borrower upon delivery of evidence that Glik’s is in occupancy and paying rent.

(4)

A 1,499 square foot lease (3.3% of total net leasable area) with Buy Gold Center LLC is out for signature. If this lease is signed, leased collateral would increase to 42,107 square feet or 91.9% of total net leasable area.

The following table presents certain information relating to the unit mix at Bear Creek Meadows Apartments:

Bear Creek Meadows Phase I
Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
1 BR	12	10%	810	$660
2 BR	83	69%	1,051	$763
3 BR	24	20%	1,200	$933
Model	1	1%	1,100	$0
Total Units	120	100%	1,057	$772

Bear Creek Meadows Phase II
Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
1 BR	16	13%	810	$689
2 BR	79	66%	1,025	$752
3 BR	24	20%	1,246	$987
Model	1	1%	1,000	$0
Total Units	120	100%	1,048	$761

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEAR CREEK PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Bear Creek Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending, December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM 2012	0 0	0 0	0.0% 0.0%	0 0	0.0% 0.0%	$0 $0	$0.00 $0.00
2013	3	7,800	17.0%	7,800	17.0%	$142,000	$18.21
2014	2	2,971	6.5%	10,771	23.5%	$70,055	$23.58
2015	3	9,147	19.9%	19,918	43.4%	$171,141	$18.71
2016	2	3,900	8.5%	23,818	51.9%	$71,500	$18.33
2017	1	2,590	5.6%	26,408	57.6%	$41,725	$16.11
2018	2	14,200	31.0%	40,608	88.6%	$230,700	$16.25
2019	0	0	0.0%	40,608	88.6%	$0	$0.00
2020	0	0	0.0%	40,608	88.6%	$0	$0.00
2021	0	0	0.0%	40,608	88.6%	$0	$0.00
2022	0	0	0.0%	40,608	88.6%	$0	$0.00
Vacant	0	5,249	11.4%	45,857	100.0%	$0	$0.00
Total/Weighted Average	13	45,857	100.0%			$727,121	$17.91

(1)	Information obtained from underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bear Creek Portfolio Properties:

Cash Flow Analysis

	2011	TTM 2/29/2012	U/W	U/W $ per SF
Commercial Income	$683,993	$691,342	$821,603	$2.75
Residential Income	2,427,620	2,430,240	2,389,824	7.98
Total Reimbursables	133,935	140,084	137,647	0.46
Other Income	153,666	159,310	150,643	0.50
Less Vacancy & Credit Loss	(325,257)	(316,100)	(491,835)	(1.64)

Effective Gross Income	$3,073,957	$3,104,877	$3,007,882	$10.05
Total Operating Expenses	$835,275	$862,552	$940,956	$3.14

Net Operating Income	$2,238,682	$2,242,325	$2,066,926	$6.91
Reserves for Replacements	0	0	66,879	0.22
Tenant Improvements	0	0	15,665	0.05
Leasing Commissions	0	0	21,086	0.07

Net Cash Flow	$2,238,682	$2,242,325	$1,963,297	$6.56
NOI DSCR	1.69x	1.69x	1.56x
NCF DSCR	1.69x	1.69x	1.48x
NOI DY	12.2%	12.2%	11.2%
NCF DY	12.2%	12.2%	10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C7	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

RBS Securities Inc.		Wells Fargo Securities, LLC

Jeff Wilson	Tel. (203) 897-2900	Kara McShane	Tel. (212) 214-5617
Fax (212) 214-8970

Adam Ansaldi	Tel. (203) 897-0881	Brigid Mattingly	Tel. (312) 269-3062
	Fax (203) 873-3542		Fax (312) 658-0140

Jim Barnard	Tel. (203) 897-4417	Matthew Orrino	Tel. (212) 214-5608
	Fax (203) 873-4310		Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.